Exhibit 99.1


                                                                EXECUTION COPY

===============================================================================




                                CREDIT AGREEMENT

                         Dated as of December 23, 2005

                                     among

                             LONGVIEW FIBRE COMPANY
                                      and
                    LONGVIEW FIBRE PAPER AND PACKAGING, INC.
                                  as Borrowers

 Certain Subsidiaries of Longview Fibre Company from time to time party hereto as Guarantors

                            THE LENDERS PARTY HERETO

                                      and

                             BANK OF AMERICA, N.A.
           as Administrative Agent, Swing Line Lender and L/C Issuer


                         BANC OF AMERICA SECURITIES LLC
                 as Joint Lead Arranger and Joint Book Manager

                             WELLS FARGO BANK, N.A.
      as Joint Lead Arranger, Joint Book Manager, and Co-Syndication Agent

                       GOLDMAN SACHS CREDIT PARTNERS L.P.
      as Joint Lead Arranger, Joint Book Manager, and Co-Syndication Agent

                            THE BANK OF NOVA SCOTIA
                           as Co-Documentation Agent

                         U.S. BANK NATIONAL ASSOCIATION
                           as Co-Documentation Agent


===============================================================================



                               TABLE OF CONTENTS

         Section                                                                                               Page
         -------                                                                                               ----

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS........................................................................1
         1.01         Defined Terms...............................................................................1
                      -------------
         1.02         Other Interpretive Provisions..............................................................29
                      -----------------------------
         1.03         Accounting Terms...........................................................................30
                      ----------------
         1.04         Rounding...................................................................................31
                      --------
         1.05         References to Agreements and Laws..........................................................31
                      ---------------------------------
         1.06         Times of Day...............................................................................31
                      ------------
         1.07         Letter of Credit Amounts...................................................................31
                      ------------------------

ARTICLE II  COMMITMENTS AND CREDIT EXTENSIONS....................................................................32
         2.01         Committed Loans............................................................................32
                      ---------------
         2.02         Borrowings, Conversions and Continuations of Committed Loans...............................32
                      ------------------------------------------------------------
         2.03         Letters of Credit..........................................................................34
                      -----------------
         2.04         Swing Line Loans...........................................................................43
                      ----------------
         2.05         Prepayments................................................................................46
                      -----------
         2.06         Termination or Reduction of Commitments....................................................48
                      ---------------------------------------
         2.07         Repayment of Loans.........................................................................49
                      ------------------
         2.08         Interest...................................................................................49
                      --------
         2.09         Fees.......................................................................................50
                      ----
         2.10         Computation of Interest and Fees...........................................................50
                      --------------------------------
         2.11         Evidence of Debt...........................................................................50
                      ----------------
         2.12         Payments Generally.........................................................................51
                      ------------------
         2.13         Sharing of Payments........................................................................53
                      -------------------
         2.14         Joint and Several Liability of Borrowers...................................................54
                      ----------------------------------------
         2.15         Appointment of the Company.................................................................55
                      --------------------------
         2.16         Increase in Commitments....................................................................56
                      -----------------------

ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY...............................................................57
         3.01         Taxes......................................................................................57
                      -----
         3.02         Illegality.................................................................................58
                      ----------
         3.03         Inability to Determine Rates...............................................................58
                      ----------------------------
         3.04         Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans.....59
                      ---------------------------------------------------------------------------------------
         3.05         Funding Losses.............................................................................60
                      --------------
         3.06         Mitigation Obligations; Replacement of Lenders.............................................60
                      ----------------------------------------------
         3.07         Matters Applicable to all Requests for Compensation........................................61
                      ---------------------------------------------------
         3.08         Survival...................................................................................61
                      --------

ARTICLE IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS.............................................................61
         4.01         Conditions of Initial Credit Extension.....................................................61
                      --------------------------------------
         4.02         Conditions to all Credit Extensions........................................................64
                      -----------------------------------

ARTICLE V REPRESENTATIONS AND WARRANTIES.........................................................................64
         5.01         Existence, Qualification and Power; Compliance with Laws...................................65
                      --------------------------------------------------------
         5.02         Authorization; No Contravention............................................................65
                      -------------------------------
         5.03         Governmental Authorization; Other Consents.................................................65
                      ------------------------------------------
         5.04         Binding Effect.............................................................................65
                      --------------

         5.05         Financial Statements; No Material Adverse Effect; No Internal Control Event................66
                      ---------------------------------------------------------------------------
         5.06         Litigation.................................................................................66
                      ----------
         5.07         No Default.................................................................................66
                      ----------
         5.08         Ownership of Property; Liens...............................................................67
                      ----------------------------
         5.09         Environmental Compliance...................................................................67
                      ------------------------
         5.10         Insurance..................................................................................68
                      ---------
         5.11         Taxes......................................................................................68
                      -----
         5.12         ERISA Compliance...........................................................................68
                      ----------------
         5.13         Subsidiaries...............................................................................69
                      ------------
         5.14         Margin Regulations; Investment Company Act; Public Utility Holding Company Act.............69
                      ------------------------------------------------------------------------------
         5.15         Disclosure.................................................................................69
                      ----------
         5.16         Compliance with Laws.......................................................................69
                      --------------------
         5.17         Intellectual Property; Licenses, Etc.......................................................70
                      ------------------------------------
         5.18         Indebtedness...............................................................................70
                      ------------
         5.19         Purpose of Loans...........................................................................70
                      ----------------
         5.20         Solvency...................................................................................70
                      --------
         5.21         Investments................................................................................70
                      -----------
         5.22         No Burdensome Restrictions.................................................................70
                      --------------------------
         5.23         Brokers' Fees..............................................................................71
                      -------------
         5.24         Labor Matters..............................................................................71
                      -------------
         5.25         Collateral Documents.......................................................................71
                      --------------------
         5.26         REIT Status................................................................................71
                      -----------

ARTICLE VI AFFIRMATIVE COVENANTS.................................................................................71
         6.01         Financial Statements.......................................................................71
                      --------------------
         6.02         Certificates; Other Information............................................................72
                      -------------------------------
         6.03         Notices....................................................................................74
                      -------
         6.04         Payment of Obligations.....................................................................75
                      ----------------------
         6.05         Preservation of Existence,  REIT Status, Etc...............................................75
                      --------------------------------------------
         6.06         Maintenance of Properties; Management of Timberlands.......................................75
                      ----------------------------------------------------
         6.07         Maintenance of Insurance...................................................................76
                      ------------------------
         6.08         Compliance with Laws.......................................................................76
                      --------------------
         6.09         Books and Records..........................................................................76
                      -----------------
         6.10         Inspection Rights..........................................................................77
                      -----------------
         6.11         Use of Proceeds............................................................................77
                      ---------------
         6.12         Performance of Obligations.................................................................77
                      ---------------------------
         6.13         Guarantors.................................................................................77
                      -----------
         6.14         Pledged Collateral.........................................................................77
                      ------------------
         6.15         Further Assurances.........................................................................78
                      ------------------

ARTICLE VII NEGATIVE COVENANTS...................................................................................79
         7.01         Liens......................................................................................79
                      -----
         7.02         Investments................................................................................81
                      -----------
         7.03         Subsidiary Indebtedness....................................................................83
                      -----------------------
         7.04         Fundamental Changes........................................................................84
                      -------------------
         7.05         Dispositions...............................................................................84
                      ------------
         7.06         Restricted Payments........................................................................85
                      -------------------
         7.07         Change in Nature of Business...............................................................85
                      ----------------------------
         7.08         Transactions with Affiliates...............................................................85
                      ----------------------------
         7.09         Burdensome Agreements......................................................................86
                      ---------------------
         7.10         Use of Proceeds............................................................................86
                      ---------------

                                      ii

         7.11         Financial Covenants........................................................................87
                      -------------------
         7.12         Fiscal Year; Organizational Documents......................................................88
                      -------------------------------------
         7.13         Ownership of Subsidiaries..................................................................88
                      -------------------------
         7.14         Sale Leasebacks............................................................................88
                      ---------------
         7.15         No Further Negative Pledges................................................................88
                      ---------------------------
         7.16         Operating Lease Obligations................................................................89
                      ---------------------------
         7.17         Subsidiaries...............................................................................89
                      -------------
         7.18         Limitation on Actions with Respect to Other Indebtedness...................................89
                      --------------------------------------------------------
         7.19         Certain Timberland Agreements..............................................................90
                      -----------------------------

ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES......................................................................90
         8.01         Events of Default..........................................................................90
                      -----------------
         8.02         Remedies Upon Event of Default.............................................................93
                      ------------------------------
         8.03         Application of Funds.......................................................................93
                      --------------------

ARTICLE IX ADMINISTRATIVE AGENT..................................................................................94
         9.01         Appointment and Authority..................................................................94
                      -------------------------
         9.02         Rights as a Lender.........................................................................94
                      ------------------
         9.03         Exculpatory Provisions.....................................................................95
                      ----------------------
         9.04         Reliance by Administrative Agent...........................................................95
                      --------------------------------
         9.05         Delegation of Duties.......................................................................96
                      --------------------
         9.06         Resignation of Administrative Agent........................................................96
                      -----------------------------------
         9.07         Non-Reliance on Administrative Agent and Other Lenders.....................................97
                      ------------------------------------------------------
         9.08         No Other Duties, Etc.......................................................................97
                      --------------------
         9.09          Administrative Agent May File Proofs of Claim.............................................97
                       ---------------------------------------------
         9.10          Collateral and Guaranty Matters...........................................................98
                       -------------------------------
         9.11         Fiduciary Duty.............................................................................99
                      --------------

ARTICLE X MISCELLANEOUS..........................................................................................99
         10.01        Amendments, Etc............................................................................99
                      ---------------
         10.02        Notices; Effectiveness; Electronic Communication..........................................100
                      ------------------------------------------------
         10.03        No Waiver; Cumulative Remedies............................................................102
                      ------------------------------
         10.04        Attorney Costs, Expenses and Taxes........................................................102
                      ----------------------------------
         10.05        Expenses; Indemnity; Damage Waiver........................................................103
                      ----------------------------------
         10.06        Payments Set Aside........................................................................105
                      ------------------
         10.07        Successors and Assigns....................................................................105
                      ----------------------
         10.08        Confidentiality...........................................................................109
                      ---------------
         10.09        Set-off...................................................................................110
                      -------
         10.10        Interest Rate Limitation..................................................................111
                      ------------------------
         10.11        Counterparts; Integration; Effectiveness..................................................111
                      ----------------------------------------
         10.12        Survival of Representations and Warranties................................................111
                      ------------------------------------------
         10.13        Severability..............................................................................111
                      ------------
         10.14        Tax Forms.................................................................................112
                      ---------
         10.15        Replacement of Lenders....................................................................113
                      ----------------------
         10.16        Governing Law; Jurisdiction; Etc..........................................................114
                      ---------------------------------
         10.17        Waiver of Right to Trial by Jury..........................................................115
                      --------------------------------
         10.18        USA Patriot Act Notice....................................................................115
                      ----------------------

ARTICLE XI. GUARANTY............................................................................................115
         11.01        The Guaranty..............................................................................115
                      ------------
         11.02        Obligations Unconditional.................................................................116
                      -------------------------
         11.03        Reinstatement.............................................................................117
                      -------------


         11.04        Certain Additional Waivers................................................................117
                      --------------------------
         11.05        Remedies..................................................................................117
                      --------
         11.06        Rights of Contribution....................................................................117
                      ----------------------
         11.07        Guarantee of Payment; Continuing Guarantee................................................118
                      ------------------------------------------

                                      iv

         SCHEDULES

         1.01     Existing Letters of Credit
         2.01     Commitments and Applicable Percentages
         5.03     Governmental Authorization; Other Consents
         5.13     Subsidiaries and Other Equity Investments
         7.01     Existing Liens
         7.02     Existing Investments
         7.03     Existing Indebtedness
         7.08     Employee Termination Agreements
         10.02    Administrative Agent's Office; Certain Addresses for Notices
         10.07    Processing and Recordation Fees


EXHIBITS
                  Form of

         A        Committed Loan Notice
         B        Swing Line Loan Notice
         C-1      Revolving Note
         C-2      Term Note
         D        Compliance Certificate
         E        Assignment and Assumption
         F        Joinder Agreement
         G        Collateral Value Report
         H        Timberland Mortgage

                                CREDIT AGREEMENT

         This CREDIT AGREEMENT (as amended, modified, restated or supplemented from time to time, the "Agreement") is entered into as of December 23, 2005 among LONGVIEW FIBRE COMPANY, a Washington corporation (the "Company"), LONGVIEW FIBRE PAPER AND PACKAGING, INC., a Washington corporation ("TRS" and, together with the Company, the "Borrowers"), certain Subsidiaries of the Company from time to time party hereto, as Guarantors, each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender") and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

         The Borrowers have requested that the Lenders provide senior credit facilities in an aggregate principal amount of $400,000,000 for the purposes hereinafter set forth, and the Lenders are willing to do so on the terms and conditions set forth herein.

         In consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

         1.01     Defined Terms.

         As used in this Agreement, the following terms shall have the meanings set forth below:

         "Acquisition", by any Person, means the acquisition by such Person of all of the Capital Stock or all or substantially all of the Property of another Person or a division or business unit thereof, whether or not involving a merger or consolidation with such other Person.

         "Administrative Agent" means Bank of America in its capacity as administrative agent and/or collateral agent under any of the Loan Documents, or any successor administrative agent.

         "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrowers and the Lenders.

         "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

         "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 20% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

         "Aggregate Commitments" means the Commitments of all the Lenders.

          "Aggregate Revolving Commitments" means, from time to time, the Revolving Commitments of all the Lenders. The initial amount of the Aggregate Revolving Commitments of all of the Lenders as in effect on the Closing Date is TWO HUNDRED MILLION DOLLARS ($200,000,000).

         "Aggregate Term Loan Commitments" means, from time to time, the Term Loan Commitments of all the Lenders. The aggregate principal amount of the Term Loan Commitments of all of the Lenders as in effect on the Closing Date is TWO HUNDRED MILLION DOLLARS ($200,000,000).

         "Agreement" has the meaning set forth in the preamble hereto.

         "Applicable Percentage" means with respect to any Lender at any time,
(a) with respect to such Lender's Revolving Commitment at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Revolving Commitments represented by such Lender's Revolving Commitment at such time; provided that if the commitment of each Lender to make Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Revolving Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments and (b) with respect to such Lender's portion of the outstanding Term Loan at any time, the percentage (carried out to the ninth decimal place) of the outstanding principal amount of the Term Loan held by such Lender at such time. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on
Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

         "Applicable Rate" means, from time to time, for the purposes of calculating (a) the Commitment Fee for the purposes of Section 2.09(a), (b) the Term Loan Ticking Fee for the purposes of Section 2.09(b), (c) the interest rate applicable to Eurodollar Rate Loans for the purposes of Section 2.08, (d) the interest rate applicable to Base Rate Loans for the purposes of Section
2.08 or (e) the Letter of Credit Fee for the purposes of Section 2.03(i), the following percentages per annum, based upon the Funded Indebtedness to Capitalization Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):


-------------------------------------------------------------------------------------------------------------------
                                                   Applicable Rate
-------------------------------------------------------------------------------------------------------------------
Pricing                Funded                                  Applicable
 Level            Indebtedness to           Commitment          Rate for           Letter of      Applicable
                 Capitalization Ratio       Fee/Ticking        Eurodollar           Credit      Rate for Base
                                                Fee            Rate Loans             Fee         Rate Loans
----------- -------------------------- ------------------- ---------------------- ------------- -------------------
   I                 <27.50%                 0.150%               0.625%             0.625%           0.000%
----------- -------------------------- ------------------- ---------------------- ------------- -------------------
  II            =27.50% < 37.50%             0.200%               0.875%             0.875%           0.000%
----------- -------------------------- ------------------- ---------------------- ------------- -------------------

-------------------------------------------------------------------------------------------------------------------
  III           =37.50% < 47.50%             0.250%               1.000%             1.000%           0.000%
----------- -------------------------- ------------------- ---------------------- ------------- -------------------
  IV            =47.50% < 55.00%             0.300%               1.250%             1.250%           0.250%
----------- -------------------------- ------------------- ---------------------- ------------- -------------------
   V                 =55.00%                 0.350%               1.500%             1.500%           0.500%
-------------------------------------------------------------------------------------------------------------------

         Any increase or decrease in the Applicable Rate resulting from a change in the Funded Indebtedness to Capitalization Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level V shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until such Compliance Certificate is actually delivered. Notwithstanding the foregoing, with respect to each of the foregoing fees and interest rates the Applicable Rate in effect from the Closing Date through the first Business Day after the date on which the Borrowers deliver the required financial statements and Compliance Certificate for the fiscal quarter ending June 30, 2006 shall be no lower than the Applicable Rate determined based upon Pricing Level IV.

         "Application Period" means, in respect of any Asset Disposition, the period of 360 days (or such earlier date on which an Event of Default shall have occurred or as provided for reinvestment of the proceeds thereof under the Senior Unsecured Note Indenture), following the consummation of such Asset Disposition.

         "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         "Arrangers" means a collective reference to each of Banc of America Securities LLC, Wells Fargo Bank, N.A., and Goldman Sachs Credit Partners L.P. each in its capacity as joint lead arranger and joint book manager.

         "Asset Disposition" means any disposition (including pursuant to a Sale and Leaseback Transaction) of any or all of the Property (including without limitation the Capital Stock of a Subsidiary) of any Consolidated Party whether by sale, lease, licensing, transfer or otherwise, but other than pursuant to any casualty or condemnation event; provided, however, the term "Asset Disposition" shall be deemed to include any "Asset Sale" (or any comparable term) under, and as defined in, the Senior Unsecured Note Indenture or the documents evidencing or governing any Subordinated Indebtedness; and provided, further, the term "Asset Disposition" shall not be deemed to include
(a) Equity Issuances, (b) a sale of inventory, electricity, timber or other assets in the ordinary course of business or (c) a Section 1031 "like kind" exchange.

         "Asset Disposition Prepayment Event" means, with respect to any Asset Disposition, the failure of the Borrowers to apply (or cause to be applied) the Net Cash Proceeds of such Asset Disposition to Eligible Reinvestments during the Application Period for such Asset Disposition to the extent such Net Cash Proceeds exceed $15,000,000.

         "Assignee Group" means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

         "Assignment and Assumption" means an Assignment and Assumption substantially in the form of Exhibit E.

         "Attorney Costs" means and includes all fees, expenses and disbursements of any law firm or other external counsel and, without duplication, the allocated cost of internal legal services and all out-of-pocket expenses and disbursements of internal counsel.

         "Attributable Indebtedness" means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

         "Audited Financial Statements" means the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended October 31, 2004, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of the Borrowers and their Subsidiaries, including the notes thereto.

         "Availability Period" means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Revolving Commitments pursuant to Section 2.06(a), and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

         "Bank of America" means Bank of America, N.A. and its successors.

         "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

         "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the sum of (i) Federal Funds Rate and (ii) one half of one percent (0.50%) per annum and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Base Rate Committed Loan" means a Committed Loan that is a Base Rate Loan.

         "Base Rate Loan" means a Loan that bears interest determined by reference to the Base Rate.

         "Borrower Materials" has the meaning specified in Section 6.02.

         "Borrowers" has the meaning specified in the introductory paragraph hereto.

         "Borrowing" means a Committed Borrowing or a Swing Line Borrowing, as the context may require.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

         "Capital Lease" means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

         "Capital Stock" means (a) in the case of a corporation, capital stock,
(b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Collateralize" has the meaning specified in Section 2.03(g).

         "Cash Equivalents" means, as at any date, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve
(12) months from the date of acquisition, (b) Dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 270 days from the date of acquisition,
(c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six (6) months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d).

         "Change of Control" means, with respect to any Person, an event or series of events by which:

                  (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire conditioned, if at all, only on the delivery of the funds and documents necessary to exercise such right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

                  (b) during any period of twenty-four (24) consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors);

                  (c) such Person shall merge or consolidate with any Person other than in a transaction permitted under Section 7.04;

                  (d) any Asset Disposition shall be made that (of itself or when combined with any or all other Asset Dispositions) constitutes a sale of all or substantially all of the assets of the Borrowers and their Subsidiaries, taken as a whole;

                  (e) any event shall occur that constitutes a "Change of Control" (or any comparable term) under, and as defined in, the documents evidencing or governing the Senior Unsecured Notes or any Subordinated Indebtedness; or

                  (f) any event shall occur that requires the Borrowers or any Subsidiary to repay, redeem, or repurchase (or to offer to repay, redeem or repurchase) any Indebtedness outstanding in a principal amount in excess of $20,000,000 by reason of any change of ownership or control affecting the Borrowers or such Subsidiary.

          "Closing Date" means the first date all the conditions precedent in
Section 4.01 are satisfied in accordance with Section 4.01 (or, in the case of Section 4.01(d), satisfied or waived by the Person entitled to receive the applicable payment).

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral" means those certain Timberlands upon which the Loan Parties have granted Liens in favor of the Administrative Agent pursuant to and in accordance with the terms of the Collateral Documents.

          "Collateral Documents" means a collective reference to the Timberland Mortgages, and such other security documents as may be executed and delivered by the Borrowers and their Subsidiaries.

         "Collateral Value" means, as of any date of determination with respect to any Timberlands then constituting Collateral, the total aggregate value of such Timberlands as set forth in and calculated in accordance with the Collateral Value Report most recently delivered to the Administrative Agent.

          "Collateral Value Report" means, for each quarterly period, a report delivered to the Administrative Agent pursuant to Section 6.02(d), detailing the Collateral Value for such period, substantially in the form attached hereto as Exhibit G.

         "Commitment" means, as to each Lender, the Revolving Commitment of such Lender and/or the Term Loan Commitment of such Lender.

         "Commitment Fee" has the meaning set forth in Section 2.09(a).

         "Committed Borrowing" means a borrowing consisting of simultaneous Committed Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

         "Committed Loan" means the Revolving Loans and the Term Loan, or any portion of either thereof.

         "Committed Loan Notice" means a notice of (a) a Committed Borrowing,
(b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

         "Company" has the meaning set forth in the first paragraph of this Agreement.

         "Compliance Certificate" means a certificate substantially in the form of Exhibit D delivered in accordance with Section 6.02(b).

         "Consolidated Capital Expenditures" means, as of any date for the four
(4) fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, all capital expenditures, as determined in accordance with GAAP, including, without limitation, those capital expenditures related to timberland operations; provided, however, that Consolidated Capital Expenditures shall not include Eligible Reinvestments made with proceeds of any Involuntary Disposition.

         "Consolidated Cash Taxes" means, as of any date for the four (4) fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, the aggregate of all income taxes paid in cash during such period (irrespective of when such taxes were accrued), as determined in accordance with GAAP.

         "Consolidated EBITDDA" means, as of any date for the four (4) fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, the sum of (i) Consolidated Net Income, plus (ii) an amount which, in the determination of Consolidated Net Income, has been deducted for (A) Consolidated Interest Expense, (B) income taxes and (C) depreciation, depletion and amortization expense, all as determined in accordance with GAAP.

         "Consolidated Interest Expense" means, as of any date for the four (4) fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, interest expense (including the amortization of debt discount and premium, the interest component under Capital Leases, the implied interest component under Synthetic Lease Obligations and capitalized interest), as determined in accordance with GAAP.

         "Consolidated Net Income" means, as of any date for the applicable period ending on such date with respect to the Consolidated Parties on a consolidated basis, net income (excluding extraordinary items) after interest expense, income taxes and depreciation and amortization, all as determined in accordance with GAAP (it being understood that extraordinary items, if any, shall be excluded only to the extent the Borrowers' accountants have concurred with the treatment of such items as "extraordinary" in accordance with GAAP and such items have been disclosed in the Company's financial statements filed with the SEC).

         "Consolidated Net Worth" means, as of any date with respect to the Consolidated Parties on a consolidated basis, shareholders' equity or net worth, as determined in accordance with GAAP; provided, however, that such calculation shall exclude (i.e., there will be added back to Consolidated Net Worth) (a) any non-cash, after-tax asset impairment charges taken by the Company during the fiscal year ending October 31, 2005 and thereafter in an aggregate amount for all such charges not to exceed $30,000,000 and (b) any year-end, non-cash adjustments (on an after-tax basis) to other comprehensive income to reflect any Additional Minimum Liability (as defined below). For purposes hereof, "Additional Minimum Liability" means, as of any date, with respect to any Pension Plan, the sum of the absolute values of (i) the unfunded accumulated benefit obligation existing as of the end of the fiscal year then ending or the most recently ended fiscal year, as applicable, plus (ii) the Company's prepaid pension asset position existing as of the end of the fiscal year then ending or the most recently ended fiscal year, as applicable.

         "Consolidated Parties" means a collective reference to the Company and its Subsidiaries, and "Consolidated Party" means any one of them.

         "Consolidated Tangible Net Worth" means, as of any date, with respect to the Consolidated Parties on a consolidated basis, (a) the total assets of the Consolidated Parties at such date as set forth on a consolidated balance sheet of the Consolidated Parties prepared in accordance with GAAP (but excluding therefrom for the purposes hereof, capitalized interest, debt discount and expense, goodwill, patents, trademarks, copyrights, franchises, licenses, amounts due from officers and directors, shareholders and Affiliates of the Borrowers and any other items which would be treated as intangibles under GAAP) less (b) the total liabilities of the Consolidated Parties at such date as set forth on a consolidated balance sheet of the Consolidated Parties prepared in accordance with GAAP.

         "Consolidated Total Capitalization" means, as of any date of determination with respect to the Consolidated Parties on a consolidated basis,
(a) Funded Indebtedness of the Consolidated Parties on a consolidated basis as of such date plus (b) Consolidated Net Worth of the Consolidated Parties on a consolidated basis as of such date.

         "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

         "Credit Extension" means each of the following: (a) a Borrowing and
(b) an L/C Credit Extension.

         "Debt Issuance" means the issuance by any Consolidated Party of any Indebtedness of the type referred to in clause (a) or (b) of the definition thereof set forth in this Section 1.01, other than any Indebtedness issued (a) under this Agreement, (b) under the Senior Unsecured Note Indenture in an amount not to exceed $250,000,000, or (c) to fund Permitted Acquisitions, which would result, upon giving effect on a Pro Forma Basis to the incurrence of such Indebtedness and to the concurrent retirement of any other Indebtedness of any Consolidated Party, in the Borrowers being out of compliance with the financial covenants set forth in Section 7.11(a)-(d).

         "Debt Issuance Prepayment Event" means the receipt by any Consolidated Party of proceeds from any Debt Issuance.

         "Debt Rating" means, as of any date of determination, the rating as determined by either S&P or Moody's, as applicable, of the Borrowers' non-credit enhanced, senior secured long term debt evidenced by the Loan Documents.

         "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

         "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

         "Default Rate" means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus
(ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, and
(b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

         "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Committed Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

         "Discretionary L/C Issuer" has the meaning specified in Section 2.03(b)(v).

         "Dollar" and "$" mean lawful money of the United States.

         "Domestic Subsidiary" means any Subsidiary that is organized under the laws of any political subdivision of the United States.

         "E&P Declaration" means the declaration of the E&P Distribution.

         "E&P Declaration Date" means the date of the E&P Declaration.

         "E&P Distribution" means that certain earnings and profits distribution to be made by the Company prior to December 31, 2006 in connection with the REIT Conversion.

         "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender;
(c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, the L/C Issuer and the Swing Line Lender, and (ii) unless an Event of Default has occurred and is continuing, the Company (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include either Borrower or any of the Borrowers' Affiliates or Subsidiaries.

         "Eligible Reinvestment" means (a) any acquisition (whether or not constituting a capital expenditure, but not constituting an Acquisition) of assets or any business (or any substantial part thereof) used or useful in the same or a similar line of business as the Borrowers and their Subsidiaries were engaged in on the Closing Date (or any reasonable extensions or expansions thereof) and (b) any Permitted Acquisition. The term "Eligible Reinvestment" shall not include any item which is not a permitted application of proceeds of an "Asset Sale" (or any comparable term) under, and as defined in, the Senior Unsecured Note Indenture or the documents evidencing or governing any Subordinated Indebtedness.

         "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "Equity Issuance" means any issuance by any Consolidated Party to any Person of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants, (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity or (d) any options or warrants relating to its Capital Stock. The term "Equity Issuance" shall not be deemed to include (a) any Asset Disposition, (b) issuances of equity pursuant to (i) employee plans of a Borrower that are in place as of the Closing Date to the extent such issuances are permitted pursuant to the documentation governing those plans as in effect as of the Closing Date or (ii) new employee plans of a Borrower to the extent such issuances are consistent with past practices of the Borrowers, (c) issuances of equity after the Closing Date and prior to December 31, 2006 in connection with the REIT Conversion, (d) issuances of equity to the extent the proceeds thereof are utilized to fund Permitted Acquisitions or (e) issuances of equity in connection with the creation of long-term incentive plans for employees of the Borrowers during the term of this Loan Agreement to the extent such incentive plans are customary for companies similarly situated to the Borrowers.

         "Equity Issuance Prepayment Event" means the receipt by any Consolidated Party of proceeds from any Equity Issuance.

         "ERISA" means the Employee Retirement Income Security Act of 1974.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with a Borrower within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

         "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by either Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by either Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Sections 4041 or 4041A of ERISA with respect to, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon either Borrower or any ERISA Affiliate.

         "Eurodollar Rate" means, for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the "Eurodollar Rate" for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two (2) Business Days prior to the commencement of such Interest Period.

         "Eurodollar Rate Loan" means a Committed Loan that bears interest at a rate based on the Eurodollar Rate.

         "Event of Default" has the meaning specified in Section 8.01.

         "Excess Proceeds" has the meaning assigned to such term in Section 6.07(b).

          "Existing Credit Agreement" means that certain Credit Agreement dated as of December 15, 2003 (as amended or modified prior to the Closing Date) among the Company, certain subsidiaries of the Company from time to time party thereto, Bank of America, N.A., as administrative agent, and a syndicate of lenders.

         "Existing Letters of Credit" means the letters of credit outstanding on the Closing Date and identified on Schedule 1.01.

         "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal

Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

         "Fee Letters" means (a) the letter agreement, dated September 15, 2005, among the Company, the Administrative Agent, and the Arrangers and (b) the letter agreement, dated September 15, 2005, among the Company, the Administrative Agent and Banc of America Securities LLC.

         "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrowers are residents for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

         "Fully Satisfied" means, with respect to the Obligations as of any date, those Obligations, as of such date, for which (a) all principal of and interest accrued to such date which constitute Obligations shall have been irrevocably paid in full in cash, (b) all fees, expenses and other amounts then due and payable which constitute Obligations shall have been irrevocably paid in cash, and (c) the Commitments shall have been expired or terminated in full.

         "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

         "Funded Indebtedness" means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six (6) months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) the implied principal component of all obligations of such Person under Capital Leases, (f) the maximum amount of all performance and standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed),
(g) all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration (other than as a result of a Change of Control or an Asset Disposition that does not in fact result in a redemption of such preferred Capital Stock) at any time prior to the Maturity Date, (h) the principal portion of all obligations of such Person under Synthetic Lease Obligations and other Off-Balance Sheet Liabilities, (i) all obligations of such Person to repurchase any securities issued by such Person at any time prior to the Maturity Date which repurchase obligations are related to the issuance thereof, including, without limitation, obligations commonly known as residual equity appreciation potential shares, (j) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) to the extent such transaction is effected with recourse to such Person (whether or not such transaction would be reflected on the balance sheet of such Person in accordance with GAAP), (k) all Funded Indebtedness of others secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (l) all Guarantees of such Person with respect to Funded Indebtedness of another Person and (m) the Funded Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer to the extent such Indebtedness is recourse to such Person.

         "Funded Indebtedness to Capitalization Ratio" means, as of the end of any fiscal quarter of the Consolidated Parties with respect to the Consolidated Parties on a consolidated basis, the ratio of (a) Funded Indebtedness of the Consolidated Parties on a consolidated basis on the last day of such period to
(b) Consolidated Total Capitalization on the last day of such period.

         "FRB" means the Board of Governors of the Federal Reserve System of the United States.

         "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

         "Governmental Authority" means the government of the United States or any other nation, or any political subdivision thereof, whether state or local and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

         "Granting Lender" has the meaning specified in Section 10.07(h).

         "Guarantee" means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect,
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

         "Guarantors" means, collectively, each of those Persons identified as a "Guarantor" on the signature pages hereto, and each Person that subsequently becomes a Guarantor hereunder pursuant to Section 6.13 by executing a Joinder Agreement in substantially the form of Exhibit F, and "Guarantor" means any one of them.

         "Guaranty" means the Guaranty made by the Guarantors in favor of the Administrative Agent, on behalf of the Lenders, pursuant to Article XI hereof.

          "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "Indebtedness" means, with respect to any Person, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP: (a) all obligations of such Person for borrowed money,
(b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six (6) months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements under which such Person must make payments notwithstanding the failure of the counter-party to deliver the goods or services which such counter-party is required to deliver thereunder (and, for the avoidance of doubt shall not include arrangements under which such Person must pay for capacity or availability that must be delivered or made available to entitle the counter-party to payment, notwithstanding that such Person may not use such capacity or availability), (f) the implied principal component of all obligations of such Person under Capital Leases, (g) all net obligations of such Person under Swap Contracts, (h) the maximum amount of all performance and standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (i) all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration (other than as a result of a Change of Control or an Asset Disposition that does not in fact result in a redemption of such preferred Capital Stock) at any time prior to the Maturity Date, (j) the principal portion of all obligations of such Person under Synthetic Lease Obligations and other Off-Balance Sheet Liabilities (excluding Operating Leases to the extent they would otherwise be included), (k) all obligations of such Person to repurchase any securities issued by such Person at any time prior to the Maturity Date which repurchase obligations are related to the issuance thereof, including, without limitation, obligations commonly known as residual equity appreciation potential shares, (l) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) to the extent such transaction is effected with recourse to such Person (whether or not such transaction would be reflected on the balance sheet of such Person in accordance with GAAP), (m) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (n) all Guarantees of such Person with respect to Indebtedness of another Person and (o) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer to the extent such Indebtedness is recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capital Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

         "Indemnitees" has the meaning set forth in Section 10.05.

         "Information" has the meaning specified in Section 10.08.

         "Interest Coverage Ratio" means, as of the last day of any fiscal quarter of the Consolidated Parties, for the immediately preceding four (4) fiscal quarter period ending on such date, with respect to the Consolidated Parties on a consolidated basis, the ratio of (a) Consolidated EBITDDA for such period to (b) Consolidated Interest Expense.

         "Interest Payment Date" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three (3) months, the respective dates that fall every three
(3) months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each of March, June, September and December and the Maturity Date.

         "Interest Period" means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six (6) months thereafter, as selected by the Borrowers in the Committed Loan Notice; provided that:

                  (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such

         Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                  (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

                  (c) no Interest Period shall extend beyond the Maturity Date; and

                  (d) only Interest Periods of one month shall be available during the ninety (90) day period following the Closing Date.

         "Internal Control Event" means a material weakness in, or fraud that involves management or other employees who have a significant role in, each of the Borrower's internal controls over financial reporting, in each case as described in the Securities Laws.

         "Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person,
(b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or product line (other than equipment, timber, timberlands, inventory and supplies in the ordinary course of business and other than any acquisition of assets constituting a Consolidated Capital Expenditure). For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

         "Involuntary Disposition" means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any Property of any Consolidated Party.

         "Involuntary Disposition Prepayment Event" means, with respect to any Involuntary Disposition, the failure of the Borrowers to apply (or cause to be applied) an amount equal to the Excess Proceeds of such Involuntary Disposition, if any, either (a) to prepay the Loans (and cash collateralize the L/C Obligations) in accordance with the terms of Section 2.05(b)(ii)(B) or (b) to make Eligible Reinvestments (including but not limited to the repair or replacement of the Property affected by such Involuntary Disposition) within the period of 360 days following the date of receipt of such Excess Proceeds, subject to the terms and conditions of Section 6.07(b).

         "IRS" means the United States Internal Revenue Service.

         "ISP" means, with respect to any Letter of Credit, the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance.

         "Issuer Documents" means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrowers (or any Subsidiary) or in favor the L/C Issuer and relating to any such Letter of Credit.

         "Joinder Agreement" means a Joinder Agreement substantially in the form of Exhibit F hereto, executed and delivered by a new Guarantor in accordance with the provisions of Section 6.13.

         "Joint Venture" means a single-purpose corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by any Consolidated Party with another Person in order to conduct a common venture or enterprise with such Person.

         "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

         "L/C Advance" means, with respect to each Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

         "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing.

         "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

         "L/C Issuer" means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder, and any Discretionary L/C Issuer.

         "L/C Obligations" means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP (relating to closure of the place for presentation and the thirty day extension provided in such Rule for presentation after resumption of business) unless the Letter of Credit provides otherwise, such Letter of Credit shall be deemed to be "outstanding" in the amount so remaining available to be drawn.

         "Lender" has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the L/C Issuer and the Swing Line Lender.

         "Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrowers and the Administrative Agent.

         "Letter of Credit" means any standby letter of credit issued hereunder and shall include the Existing Letters of Credit.

         "Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

         "Letter of Credit Expiration Date" means the day that is thirty five
(35) days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

         "Letter of Credit Fee" has the meaning specified in Section 2.03(i).

         "Letter of Credit Sublimit" means an amount equal to $50,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

         "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), other security interest, charge, or as to the assets of a Person, any preference, priority or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing, but excluding operating leases).

         "Loan" means any extension of credit by a Lender to the Borrowers under Article II in the form of a Revolving Loan, a Term Loan and/or a Swing Line Loan, as the context may require. The term "Loan" also shall mean, as appropriate, (a) any portion of a Revolving Loan bearing interest at the same rate of interest and having an Interest Period which begins and ends on the same date and (b) any portion of a Term Loan bearing interest at the same rate of interest and having an Interest Period which begins and ends on the same date.

         "Loan Documents" means this Agreement, each Note, each Joinder Agreement, each Issuer Document, the Collateral Documents and each Fee Letter.

         "Loan Parties" means, collectively, the Borrowers and each Guarantor.

          "Material Adverse Effect" means (a) a material adverse effect upon, the operations, business, assets, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of a Borrower or the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Borrower or the Company and its Subsidiaries taken as a whole to perform its (their) obligations under any Loan Document to which it is (they are) a party; or (c) a material adverse effect upon the material rights and remedies of the Administrative Agent and/or the Lenders under the Loan Documents.

         "Material Domestic Subsidiary" means any Domestic Subsidiary that is a Material Subsidiary.

          "Material Subsidiary" means any Subsidiary of any Loan Party whose contribution to Consolidated Tangible Net Worth exceeds 5% or more of total Consolidated Tangible Net Worth as of the end of the most recently completed fiscal year of the Company for which audited financial statements are available; provided that, in the event the aggregate contribution to Consolidated Tangible Net Worth of all Subsidiaries that do not constitute Material Subsidiaries exceeds 5% of the Consolidated Tangible Net Worth as of any such fiscal year end, the Borrowers (or the Administrative Agent, in the event the Borrowers have failed to do so within ten (10) days of written request therefor by the Administrative Agent) shall designate sufficient Subsidiaries to be deemed to be "Material Subsidiaries" to the extent necessary to eliminate such excess, and such designated Subsidiaries shall thereafter constitute Material Subsidiaries.

         "Maturity Date" means December 23, 2010.

         "Maximum Senior Credit Facilities" means, as of any date of determination, the sum of (a) the Aggregate Revolving Commitments plus (b) the unfunded portion of the Aggregate Term Loan Commitments plus (c) the outstanding amount of the Term Loan, in each case as of such date.

         "Maximum Senior Credit Facilities to Collateral Value Ratio" means, as of any date, the ratio of the Maximum Senior Credit Facilities as of such date to (b) the Collateral Value as of such date.

         "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

         "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which either Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five (5) plan years, has made or been obligated to make contributions.

         "Net Cash Proceeds" means the aggregate cash proceeds received by any Consolidated Party in respect of any Asset Disposition, Equity Issuance, Debt Issuance or Involuntary Disposition, net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions) (b) taxes paid or payable as a result thereof and (c) in the case of any Asset Disposition, the amount necessary to prepay or retire any Indebtedness either secured by a Permitted Lien (ranking senior to any Lien of the Administrative Agent) on the related Property or incurred specifically in connection with the acquisition of the Property that is included in such Asset Disposition; it being understood that "Net Cash Proceeds" shall include, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by any such Consolidated Party in any Asset Disposition, Equity Issuance, Debt Issuance or Involuntary Disposition. In addition and without duplication, the "Net Cash Proceeds" of any Asset Disposition shall include any other amounts which constitute "Net Proceeds" (or any comparable term) of such transaction under, and as defined in, the Senior Unsecured Note Indenture or the documents evidencing or governing any Subordinated Indebtedness.

          "Note" or "Notes" means the Revolving Notes and/or the Term Notes, individually or collectively, as appropriate.

         "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including (a) interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding and (b) any Swap Contract of any Loan Party to which a Lender or any Affiliate of such Lender is a party (determined at the time such Swap Contract was entered into).

         "Off-Balance Sheet Liabilities" means, with respect to any Person as of any date of determination thereof, without duplication and to the extent not included as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP: (a) with respect to any asset securitization transaction (including any accounts receivable purchase facility) (i) the unrecovered investment of purchasers or transferees of assets so transferred and (ii) any other payment, recourse, repurchase, hold harmless, indemnity or similar obligation of such Person or any of its Subsidiaries in respect of assets transferred or payments made in respect thereof, other than limited recourse provisions that are customary for transactions of such type and that neither (x) have the effect of limiting the loss or credit risk of such purchasers or transferees with respect to payment or performance by the obligors of the assets so transferred nor (y) impair the characterization of the transaction as a true sale under applicable Laws (including Debtor Relief
Laws); (b) the monetary obligations under any financing lease (excluding any operating lease) or so-called "synthetic," tax retention or off-balance sheet lease transaction which, upon the application of any Debtor Relief Law to such Person or any of its Subsidiaries, would be characterized as indebtedness; or
(c) the monetary obligations under any sale and leaseback transaction which does not create a liability on the consolidated balance sheet of such Person and its Subsidiaries; or (d) any other monetary obligation arising with respect to any other transaction which (i) upon the application of any Debtor Relief Law to such Person or any of its Subsidiaries, would be characterized as indebtedness or (ii) is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person and its Subsidiaries (for purposes of this clause (d), any transaction structured to provide tax deductibility as interest expense of any dividend, coupon or other periodic payment will be deemed to be the functional equivalent of a borrowing).

         "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any Property (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor.

          "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

         "Other Taxes" has the meaning set forth in Section 3.01(b).

         "Outstanding Amount" means (a) with respect to Revolving Loans, the Term Loan and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Loans, the Term Loan and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrowers of Unreimbursed Amounts or any reductions in the maximum amount available under Letters of Credit taking effect on such date.

         "Participant" has the meaning specified in Section 10.07(d).

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by either Borrower or any ERISA Affiliate or to which either Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five (5) plan years.

         "Permitted Acquisition" means an Acquisition by the Company or any Subsidiary of the Company permitted pursuant to the terms of Section 7.02(i).

         "Permitted Asset Disposition" means any Asset Disposition permitted by
Section 7.05.

         "Permitted Investments" means, at any time, Investments by the Consolidated Parties permitted to exist at such time pursuant to the terms of
Section 7.02.

         "Permitted Liens" means, at any time, Liens in respect of Property of the Consolidated Parties permitted to exist at such time pursuant to the terms of Section 7.01.

         "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by either Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

         "Platform" has the meaning specified in Section 6.02.

         "Pro Forma Basis" means, for purposes of calculating (utilizing the principles set forth in the second paragraph of Section 1.03) compliance with each of the financial covenants set forth in Section 7.11(a)-(d) (including for purposes of determining the Applicable
Rate), that the relevant transaction shall be deemed to have occurred as of the first day of the four (4) fiscal-quarter period ending as of the most recent fiscal quarter end preceding the date of such transaction with respect to which the Administrative Agent has received the Required Financial Information. As used herein, "transaction" shall mean (a) any Asset Disposition or (b) any Acquisition. In connection with any calculation of the financial covenants set forth in Section 7.11(a)-(d) upon giving effect to a transaction on a Pro Forma
Basis:

                  (i) for purposes of any such calculation in respect of any Asset Disposition, (1) income statement items (whether positive or negative) attributable to the Property disposed of shall be excluded and (2) any Indebtedness which is retired in connection with such transaction shall be excluded and deemed to have been retired as of the first day of the applicable period; and

                  (ii) for purposes of any such calculation in respect of any Acquisition, (1) any Indebtedness incurred by any Consolidated Party in connection with such transaction (x) shall be deemed to have been incurred as of the first day of the applicable period and (y) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination, (2) income statement items (whether positive or negative) attributable to the Person or Property acquired shall be included beginning as of the first day of the applicable period and (3) pro forma adjustments may be included to the extent that such adjustments would be permitted under GAAP and give effect to events that are (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Consolidated Parties and (z) factually supportable.

         "Pro Forma Compliance Certificate" means a certificate of a Responsible Officer of the Borrowers delivered to the Administrative Agent, and containing reasonably detailed calculations, upon giving effect to the applicable transaction on a Pro Forma Basis, of the Funded Indebtedness to Capitalization Ratio, the Interest Coverage Ratio, Consolidated Net Worth and Maximum Senior Credit Facilities to Collateral Value Ratio as of the most recent fiscal quarter end preceding the date of the applicable transaction with respect to which the Administrative Agent shall have received the Required Financial Information.

                  "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  "Register" has the meaning set forth in Section 10.07(c).

                  "REIT" means a Real Estate Investment Trust within the meaning of Sections 856-860 of the Code.

                  "REIT Conversion" means the conversion of the Company into a REIT as described in the Company's filings with the SEC.

          "Related Parties" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

         "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.

         "Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and
(c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

         "Required Financial Information" means, with respect to each fiscal period or quarter of the Company, (a) the financial statements required to be delivered pursuant to Section 6.01(a) or (b) for such fiscal period or quarter, and (b) the certificate of a Responsible Officer of the Company required by
Section 6.02(b) to be delivered with the financial statements described in clause (a) above.

         "Required Lenders" means, at any time, Lenders holding in the aggregate more than 50% of (a) the unfunded Commitments and the outstanding Loans, L/C Obligations and participations therein or (b) if the Commitments have been terminated, the outstanding Loans, L/C Obligations and participations therein. The unfunded Commitments of, and the outstanding Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

         "Responsible Officer" means the chief executive officer, chief operating officer, president, chief financial officer, treasurer or assistant treasurer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

         "Restricted Payment" means (a) any dividend or other payment or distribution, direct or indirect, on account of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding (including without limitation any payment in connection with any dissolution, merger, consolidation or disposition involving any Consolidated Party), or to the holders, in their capacity as such, of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding (other than dividends or distributions payable in Capital Stock of the applicable Person and dividends or distributions payable (directly or indirectly through Subsidiaries) to the Company), (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding, and (d) any payment or prepayment of principal of, or premium, if any, on (including any redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to) the Senior Unsecured Notes or any Subordinated Indebtedness. Notwithstanding the foregoing, the term Restricted Payment shall not include any redemption of share purchase rights issued pursuant to the Company's shareholder rights plan existing on the Closing Date (as the same may be amended from time to time) or any similar successor or replacement shareholder rights plan, for a redemption price not to exceed $0.01 per share purchase right.

          "Revolving Commitment" means, as to each Lender, its obligation to
(a) make Revolving Loans to the Borrowers pursuant to Section 2.01(a) and the other terms and conditions of this Agreement, (b) purchase participations in L/C Obligations and (c) purchase participations in Swing Line Loans, in an aggregate maximum principal amount at any one time outstanding not to exceed such Lender's Applicable Percentage, as such amount may be adjusted from time to time in accordance with this Agreement.

         "Revolving Lender" shall mean, as of any date of determination, any Lender holding a Revolving Commitment.

         "Revolving Loan" has the meaning specified in Section 2.01(a).

         "Revolving Note" has the meaning specified in Section 2.11(a).

          "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

         "Sale and Leaseback Transaction" means any arrangement pursuant to which any Consolidated Party, directly or indirectly, becomes liable as lessee, guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (a) which such Consolidated Party has sold or transferred (or is to sell or transfer) to a Person which is not a Consolidated Party or (b) which such Consolidated Party intends to use for substantially the same purpose as any other Property which has been sold or transferred (or is to be sold or transferred) by such Consolidated Party to another Person which is not a Consolidated Party in connection with such lease, provided that any transaction that satisfies the conditions in preceding subsection (a) or (b) shall not constitute a "Sale and Leaseback Transaction" where lessor under such lease is organized under the laws of a jurisdiction outside of the United States, the Property is located in the United States and the obligations in respect of the lease or incurred in connection therewith for which the Consolidated Party is liable have been defeased.

         "Sarbanes-Oxley" means the Sarbanes-Oxley Act of 2002.

         "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

         "Securities Laws" means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder, or any successor statutes thereof.

         "Senior Subordinated Note" means any one of the 10.0% Senior Subordinated Notes due 2009, issued by the Company in favor of the Senior Subordinated Noteholders pursuant to the

Senior Subordinated Note Indenture, as such Senior Subordinated Notes may be amended, modified, restated or supplemented and in effect from time to time in accordance with the terms hereof.

         "Senior Subordinated Note Indenture" means the Indenture, dated as of January 25, 2002, by and among the Company and the Trustee (as defined therein) for the Senior Subordinated Noteholders, as the same may be amended, modified, restated or supplemented and in effect from time to time in accordance with the terms hereof.

         "Senior Subordinated Noteholder" means any one of the holders from time to time of the Senior Subordinated Notes.

         "Senior Unsecured Notes" means any senior unsecured notes, issued by the Company in favor of the noteholders pursuant to a Senior Unsecured Note Indenture, as such senior unsecured notes may be amended, modified, restated or supplemented and in effect from time to time in accordance with the terms hereof.

         "Senior Unsecured Note Indenture" means any indenture governing Senior Unsecured Notes, by and among the Company and the trustee for the holders of the Senior Unsecured Notes, in form and substance reasonably acceptable to the Administrative Agent, as the same may be amended, modified, restated or supplemented and in effect from time to time in accordance with the terms hereof.

          "Solvent" or "Solvency" means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course,
(c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's Property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "SPC" has the meaning specified in Section 10.07(h).

         "Subordinated Indebtedness" means Indebtedness outstanding under the Senior Subordinated Note Indenture and the Senior Subordinated Notes and any other Indebtedness of the Borrowers which by its terms is subordinated to the Obligations in a manner and to an extent acceptable to the Required Lenders.

         "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Company.

         "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

         "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

         "Swing Line" means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

         "Swing Line Borrowing" means a borrowing of a Swing Line Loan pursuant to Section 2.04.

         "Swing Line Lender" means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

         "Swing Line Loan" has the meaning specified in Section 2.04(a).

         "Swing Line Loan Notice" means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

         "Swing Line Sublimit" means an amount equal to the lesser of (a) $20,000,000 and (b) the Aggregate Revolving Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

         "Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment). In no event shall any Operating Lease be construed as a Synthetic Lease Obligation.

         "Taxes" has the meaning set forth in Section 3.01(a).

         "Term Loan" has the meaning specified in Section 2.01(b).

         "Term Loan Commitment" means, as to each Lender, its obligation to make its portion of the Term Loan to the Borrowers pursuant to Section 2.01(b) and the other terms and conditions of this Agreement, in the principal amount set forth opposite such Lender's name on Schedule 2.01, as such amounts may be adjusted from time to time in accordance with this Agreement. The Term Loan Commitment of each Lender shall automatically expire upon the earlier of (a) the expiration of the Term Loan Commitment Period and (b) the date upon which any remaining unfunded amount of the aggregate the Term Loan Commitments is voluntarily terminated in full by the Company pursuant to Section 2.06(c).

         "Term Loan Commitment Period" means, subject to Section 2.16, the period from the Closing Date to June 23, 2006.

         "Term Loan Funding Date" means any date upon which the Borrowers draw the full amount of the Aggregate Term Loan Commitments or any portion thereof, which date(s) shall occur during the Term Loan Commitment Period and shall be limited to a maximum of four (4) such dates.

         "Term Loan Lender" shall mean, as of any date of determination, any Lender holding a Term Loan Commitment.

         "Term Loan Ticking Fee" has the meaning set forth in Section 2.09(b).

         "Term Note" has the meaning specified in Section 2.11(a).

         "Threshold Amount" means $7,500,000.

         "Timberland Mortgages" means, collectively, the trust deed/deed of trust, security agreement, assignment of rents and leases and fixture filing documents dated as of the date hereof executed by and from the Company for the benefit of the Administrative Agent, as representative of the Lenders, substantially in the form of Exhibit H to this Agreement, as the same may be amended from time to time.

         "Timberlands" means all the timberlands owned by the Loan Parties.

         "Total Outstandings" means the sum of the Total Revolving Outstandings and the Total Term Outstandings.

         "Total Revolving Outstandings" means the aggregate Outstanding Amount of all Revolving Loans, all Swing Line Loans and all L/C Obligations.

         "Total Term Outstandings" means the Outstanding Amount under the Term Loan.

         "TRS" has the meaning set forth in the first paragraph of this Agreement.

         "Type" means, with respect to a Committed Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

         "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

         "United States" and "U.S." mean the United States of America.
          -------------       ----

         "Unreimbursed Amount" has the meaning set forth in Section 2.03(c)(i).

         1.02     Other Interpretive Provisions.

         With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

                  (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein," "hereof" and "hereunder," and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                  (b) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

                  (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

         1.03     Accounting Terms.

         (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

         (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrowers shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

         (c) Notwithstanding the above, the parties hereto acknowledge and agree that, for purposes of all calculations made under the financial covenants set forth in Section 7.11 (including without limitation for purposes of the definitions of "Applicable Percentage" and "Pro Forma Basis" set forth in
Section 1.01), (i) after consummation of any Asset Disposition for consideration (cash and non-cash) in excess of $15,000,000 (A) income statement items (whether positive or negative) and capital expenditures attributable to the Property disposed of shall be excluded to the extent relating to any period occurring prior to the date of such transaction and (B) Indebtedness which is retired shall be excluded and deemed to have been retired as of the first day of the applicable period and (ii) after consummation of any Acquisition for an Investment for consideration (cash and non-cash) in excess of $15,000,000 (A) income statement items (whether positive or negative) and capital expenditures attributable to the Person or Property acquired shall, to the extent not otherwise included in such income statement items for the Consolidated Parties in accordance with GAAP or in accordance with any defined terms set forth in
Section 1.01, be included to the extent relating to any period applicable in such calculations, (B) to the extent not retired in connection with such Acquisition, Indebtedness of the Person or Property acquired shall be deemed to have been incurred as of the first day of the applicable period and (C) pro forma adjustments may be included to the extent that such adjustments would be permitted under GAAP and give effect to items that are (x) directly attributable to such transaction,
(y) expected to have a continuing impact on the Consolidated Parties and (z) factually supportable.

         (d) Notwithstanding anything herein to the contrary: (i) the Company's fiscal year 2005 shall end on October 31, 2005; (ii) December 31, 2005 shall be deemed to be the end of a fiscal quarter period consisting of the months of November 2005 and December 2005; and (iii) with respect to calculations of the financial covenants set forth in Section 7.11 (including without limitation for purposes of the definitions of "Applicable Percentage" and "Pro Forma Basis" set forth in Section 1.01) to be made as of the last day of the fiscal quarter ending December 31, 2005, March 31, 2006, June 30, 2006 or September 30, 2006, any calculation that is to be made for the immediately preceding four fiscal quarter period then ending pursuant to the terms of this Agreement shall instead be made for the immediately preceding twelve month period then ending.

         1.04     Rounding.

         Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

         1.05     References to Agreements and Laws.

         Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

         1.06     Times of Day.

         Unless otherwise specified, all references herein to times of day shall be references to Pacific time (daylight or standard, as applicable).

         1.07     Letter of Credit Amounts.

         Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

                                   ARTICLE II
                       COMMITMENTS AND CREDIT EXTENSIONS

         2.01     Committed Loans.

         (a) Revolving Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a "Revolving Loan") to the Borrowers from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment; provided, however, that after giving effect to any Borrowing of Revolving Loans, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender's Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Revolving Commitment. Within the limits of each Lender's Revolving Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Revolving Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

         (b) Term Loan. Subject to the terms and conditions set forth herein, each Lender severally agrees to fund its Applicable Percentage of a term loan (the "Term Loan") to the Borrowers on the Term Loan Funding Date(s) in an aggregate amount not to exceed such Lender's Term Loan Commitment; provided, however, that after giving effect to any Borrowing under the Term Loan, the Total Term Outstandings of the Term Loan shall not exceed the Aggregate Term Loan Commitments. Amounts repaid on the Term Loan may not be reborrowed. The Term Loan may consist of Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

         2.02     Borrowings, Conversions and Continuations of Committed Loans.
                  ------------------------------------------------------------

         (a) Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Company's irrevocable notice to the Administrative Agent, which may be given by telephone (provided that such telephonic notice complies with the information requirements of the form of Committed Loan Notice attached hereto). Each such notice must be received by the Administrative Agent not later than 9:00 a.m. (i) three (3) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans, and
(ii) on the requested date of any Borrowing of Base Rate Committed Loans. Each telephonic notice by the Company pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of

$5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrowers are requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) whether the Borrowers are requesting a Revolving Loan or a Term Loan, (iii) the identity of the Borrower(s) with respect to the Borrowing, conversion or continuation, as the case may be, (iv) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (v) the principal amount of Committed Loans to be borrowed, converted or continued,
(vi) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, and (vii) if applicable, the duration of the Interest Period with respect thereto. If the Company fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Company fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Company requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding the foregoing, all Borrowings made on the Closing Date shall be made as Base Rate Loans unless the Administrative Agent shall have received an appropriate funding indemnity letter executed by the Borrowers and reasonably acceptable to the Administrative Agent at least three (3) Business Days prior to the Closing Date.

         (b) The Company, on behalf of the Borrowers, may request to draw all or any portion of the Aggregate Term Loan Commitments in a single Borrowing or a combination of no more than four (4) Borrowings, in accordance with Section 2.02(a) and the definition of Term Loan Funding Date, during the Term Loan Commitment Period.

         (c) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Company, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans as described in the preceding subsection. In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 11:00 a.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrowers in like funds as received by the Administrative Agent either by (i) crediting the account of the Company on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Company; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing consisting of Committed Loans is given by the Company, there are Swing Line Loans or L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, and second, to the Borrowers as provided above.

         (d) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

         (e) The Administrative Agent shall promptly notify the Company and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Company and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

         (f) After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than six (6) Interest Periods in effect with respect to Committed Loans.

         2.03     Letters of Credit.

         (a) The Letter of Credit Commitment.

                  (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of a Borrower or any Subsidiary, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and
         (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of a Borrower or any Subsidiary and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (w) the Total Outstandings shall not exceed the Aggregate Commitments, (x) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, (y) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender's Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Company for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrowers that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers' ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof. Each Letter of Credit Application shall be prepared and signed by the Company; provided, however, that the

         Company shall be permitted to designate any Subsidiary or other third party as the account party for the requested Letter of Credit, although, notwithstanding such designation, the Borrowers shall be the actual account parties for all purposes of this Agreement for such Letters of Credit and such designation shall not affect the Borrowers' reimbursement obligations hereunder with respect to such Letter of Credit.

                  (ii) The L/C Issuer shall not issue any Letter of Credit, if:

                           (A) subject to Section 2.03(b)(iii), the expiry date
                  of such requested Letter of Credit would occur more than twelve (12) months after the date of issuance, or last renewal (provided that any such Letter of Credit may have an expiration date more than one year from the date of issuance if required under related industrial revenue bond documents and agreed to by the L/C Issuer), unless the Required Lenders have approved such expiry date; or

                           (B) the expiry date of such requested Letter of
                  Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.

                  (iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

                           (A) any order, judgment or decree of any
                  Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

                           (B) the issuance of such Letter of Credit would
                  violate one or more policies of the L/C Issuer applicable to all applicants for Letters of Credit of the L/C Issuer generally;

                           (C) except as otherwise agreed by the Administrative
                  Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less $100,000;

                           (D) such Letter of Credit is to be denominated in a
                  currency other than Dollars; or

                           (E) a default of any Lender's obligations to fund
                  under Section 2.03(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the L/C

                  Issuer has entered into satisfactory arrangements with the Borrowers or such Lender to eliminate the L/C Issuer's risk with respect to such Lender.

                  (iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

                  (v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

                  (vi) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in
         Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

         (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

                           (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Company. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two (2) Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may reasonably require. Additionally, the Company shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

                  (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Company and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one
         (1) Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrowers or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of (x) such Lender's Applicable Percentage and
         (y) the amount of such Letter of Credit.

                  (iii) If the Company so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an "Auto-Extension Letter of Credit"); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Non-Extension Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, a Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five (5) Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Company that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

                  (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Company and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

                  (v) Any Lender with a Revolving Commitment (in such capacity, a "Discretionary L/C Issuer") may from time to time, at the written request of the Company (with a copy to the Administrative Agent) and with the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), and in such Lender's sole discretion, agree to issue one or more Letters of Credit for the account of the Borrowers on the same terms and conditions in all respects as are applicable to the Letters of Credit issued by the L/C Issuer hereunder by executing and delivering to the Administrative Agent a written agreement to such effect, among (and in form and substance satisfactory to) the Borrowers, the Administrative Agent and such Discretionary L/C Issuer; provided, however, there shall be no more than two (2) Discretionary L/C Issuers (in addition to Bank of America, as initial L/C Issuer) at any time. With respect to each of the Letters of Credit issued (or to be issued) thereby, each of the Discretionary L/C Issuers shall have all of the same rights and obligations under and in respect of this Agreement and the other Loan Documents, and shall be entitled to all of the same benefits (including, without limitation, the rights, obligations and benefits set forth in Sections 2.03, 9.07 and 10.01), as are afforded to the L/C Issuer hereunder and thereunder. The Administrative Agent shall promptly notify each of the Lenders with a Revolving Commitment of the appointment of any Discretionary L/C Issuer. Each Discretionary L/C Issuer shall provide to the Administrative Agent, on a monthly basis, a report that details the activity with respect to each Letter of Credit issued by such Discretionary L/C Issuer (including an indication of the maximum amount then in effect with respect to each such Letter of Credit).

                  (vi) The L/C Issuer may, in its sole discretion, issue one or more Letters of Credit hereunder, with expiry dates that would occur after the Letter of Credit Expiration Date (and after the Maturity
         Date), to the extent the Borrowers have agreed to fully Cash Collateralize the L/C Obligations relating to such Letters of Credit on the Letter of Credit Expiration Date in accordance with the terms of Section 2.03(g) (which cash collateral shall be released and returned to the Borrowers promptly upon the expiration or termination of such Letters of Credit to the extent there are no outstanding L/C Obligations, in accordance with the L/C Issuer's customary practices and procedures). In the event the Borrowers fail to Cash Collateralize the outstanding L/C Obligations on the Letter of Credit Expiration Date, each outstanding Letter of Credit shall automatically be deemed to be drawn in full and the Borrowers shall be deemed to have requested a Revolving Loan that is a Base Rate Committed Loan to be funded by the Lenders on the Letter of Credit Expiration Date to reimburse such drawing (with the proceeds of such Loan being used to Cash Collateralize outstanding L/C Obligations as set forth in Section 2.03(g)) in accordance with the provisions of Section 2.03(c). If a Base Rate Committed Loan cannot be made because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrowers shall be deemed to have incurred an L/C Borrowing from the L/C Issuer and each Lender shall be obligated to fund its Applicable Percentage of such L/C Borrowing in the form of an L/C Advance in accordance with the provisions of Section 2.03(c) (with the proceeds of such L/C Advance being used to Cash Collateralize outstanding L/C Obligations as set forth in Section 2.03(g)). The funding by a Lender of its Applicable Percentage of such Base Rate Committed Loan or such L/C Advance, as applicable, to Cash Collateralize the outstanding L/C Obligations on the

         Letter of Credit Expiration Date shall be deemed payment by such Lender in respect of its participation interest in such L/C Obligations.

         (c) Drawings and Reimbursements; Funding of Participations.

                  (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Company and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an "Honor Date"), the Borrowers shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrowers fail to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the amount of such Lender's Applicable Percentage thereof. In such event, the Borrowers shall be deemed to have requested a Committed Borrowing of Revolving Loans that are Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                  (ii) Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

                  (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrowers shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to
         Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

                  (iv) Until each Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

                  (v) Each Lender's obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrowers or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; or (D) with respect to the obligation of each Lender to fund and satisfy its participation in an L/C Borrowing in accordance with this Section, the occurrence of the Letter of Credit Expiration Date or the Maturity Date or the termination of the Commitments hereunder; provided, however, that each Lender's obligation to make Revolving Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrowers of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrowers to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

                  (vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

         (d) Repayment of Participations.

                  (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrowers or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

                  (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

         (e) Obligations Absolute. The obligation of the Borrowers to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following

                  (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

                  (ii) the existence of any claim, counterclaim, setoff, defense or other right that either Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

                  (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

                  (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

                  (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrowers or any Subsidiary.

         The Company, on behalf of the Borrowers, shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company's instructions or other irregularity, the Company will immediately notify the L/C Issuer. The Borrowers shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

         (f) Role of L/C Issuer. Each Lender and the Borrowers agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrowers' pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrowers may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrowers which the Borrowers prove were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

         (g) Cash Collateral. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrowers shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be, which cash collateral shall be released and returned to the Borrowers promptly upon the expiration or termination of such Letter of Credit to the extent there are no outstanding L/C Obligations, in accordance with the L/C Issuer's customary practices and procedures). For purposes hereof, "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). The Borrowers hereby grant to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

         (h) Applicability of ISP. Unless otherwise expressly agreed by the L/C Issuer and the Borrowers when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each Letter of Credit.

         (i) Letter of Credit Fees. The Borrowers shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage a Letter of Credit fee for each Letter of Credit equal to the Applicable Rate times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

         (j) Fronting Fee and Processing Charges Payable to L/C Issuer. The Borrowers shall pay directly to the L/C Issuer for its own account a fronting fee for each Letter of Credit equal to 0.125% times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). Such letter of credit fees shall be computed on a quarterly basis in arrears. Such fronting fee for each Letter of Credit shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the Borrowers shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

         (k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

         2.04     Swing Line Loans.

         (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, to make loans (each such loan, a "Swing Line Loan") to the Borrowers from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Revolving Loans, the Term Loan and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender's Commitment; provided, however, that after giving effect to any Swing Line Loan,
(i) the Total Outstandings shall not exceed the Aggregate Commitments, (ii) the Total Revolving Outstandings shall not exceed the Aggregate

Revolving Commitments, and (iii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender's Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of (x) such Lender's Applicable Percentage and (y) the amount of such Swing Line Loan.

         (b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrowers' irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone (provided that such telephonic notice complies with the informational requirements of the form of Swing Line Loan Notice attached hereto. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 3:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $500,000 (and in integral multiples of $100,000 in excess thereof), and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 3:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 4:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrowers.

         (c) Refinancing of Swing Line Loans.

                  (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrowers (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Committed Loan in an amount equal to such Lender's Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of
         Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Company with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the

         Administrative Agent. Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent's Office not later than 11:00 a.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

                  (ii) If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Committed Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender's payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

                  (iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

                  (iv) Each Lender's obligation to make Revolving Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Revolving Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrowers to repay Swing Line Loans, together with interest as provided herein.

         (d) Repayment of Participations.

                  (i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's risk participation was funded) in the same funds as those received by the Swing Line Lender.

                  (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

         (e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrowers for interest on the Swing Line Loans. Until each Lender funds its Base Rate Committed Loan or risk participation pursuant to this Section 2.04 to refinance such Lender's Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

         (f) Payments Directly to Swing Line Lender. The Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

         2.05     Prepayments.

         (a) Voluntary Prepayments. The Borrowers shall have the right to prepay Loans in whole or in part from time to time; provided, however, that (i) such notice must be received by the Administrative Agent not later than 9:00 a.m. (A) three (3) Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Committed Loans and
(ii) each partial prepayment of (A) Eurodollar Rate Loans shall be in a minimum principal amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof (or, the then remaining principal balance of the Committed Loans, if less) and (B) Base Rate Loans shall be in a minimum principal amount of $500,000 and integral multiples of $100,000 in excess thereof (or, the then remaining principal balance of the Committed Loans, if less) or, in the case of Swing Line Loans, in a minimum principal amount of $500,000 and multiples of $100,000 in excess thereof. Subject to the foregoing terms, amounts prepaid under this Section 2.05(a) shall be applied as the Company may elect; provided that if the Company shall fail to specify its elected application with respect to any voluntary prepayment, such voluntary prepayment shall be applied first to the Term Loan, then to Swing Line Loans and then to Revolving Loans, and with respect to Committed Loans first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. All prepayments under this
Section 2.05(a) shall be subject to Section 3.05, but otherwise without premium or penalty and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

         (b)      Mandatory Prepayments.

                  (i) Commitments. If for any reason the Total Revolving Outstandings at any time exceed the Aggregate Revolving Commitments then in effect, the Borrowers shall immediately prepay Revolving Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this
         Section 2.05(b)(i) unless after the prepayment in full of the Revolving Loans the Total Revolving Outstandings exceed the Aggregate Revolving Commitments then in effect. If for any reason the outstanding principal amount of the Term Loan at any time exceeds the Aggregate Term Loan Commitments then in effect, the Borrowers shall immediately prepay the Term Loan in the amount equal to such excess.

                  (ii) (A) Asset Dispositions. Immediately upon the occurrence of any Asset Disposition Prepayment Event the Borrowers shall prepay the Loans in an aggregate amount equal to 50% of the Net Cash Proceeds of the related Asset Disposition not applied (or caused to be applied) by the Borrowers during the related Application Period to make Eligible Reinvestments as contemplated by the terms of Section 7.05(g) (such prepayment to be applied as set forth in clause (v) below).

                           (B) Involuntary Dispositions. Immediately upon the occurrence of an Involuntary Disposition Prepayment Event, the Borrowers shall prepay the Loans in an aggregate amount equal to 50% of the Excess Proceeds not used to make Eligible Reinvestments (such prepayment to be applied as set forth in clause (v) below).

                  (iii) Debt Issuances. Immediately upon the occurrence of a Debt Issuance Prepayment Event, the Borrowers shall prepay the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of the related Debt Issuance not used to make Eligible Reinvestments within 360 days of such Debt Issuance (such prepayment to be applied as set forth in clause (v) below).

                  (iv) Equity Issuances. Immediately upon the occurrence of an Equity Issuance Prepayment Event, the Borrowers shall prepay the Loans in an aggregate amount equal to 50% of the Net Cash Proceeds of the related Equity Issuance not used to make Eligible Reinvestments within 360 days of such Equity Issuance (such prepayment to be applied as set forth in clause (v) below).

                  (v) Application of Mandatory Prepayments. Subject to the next succeeding paragraph, all amounts required to be paid pursuant to this
         Section 2.05(b) shall be applied to prepay the Term Loan.

                  Notwithstanding the foregoing, to the extent that any mandatory prepayment required under this Section 2.05 would have the effect of reducing the Aggregate Revolving Commitments below the amount necessary to support L/C Obligations, such portion of the prepayment shall be applied to a cash collateral account in respect of such L/C Obligations and the Aggregate Revolving Commitments shall not be reduced thereby.

                  (vi) Prepayment Account. If the Borrowers are required to make a mandatory prepayment of Eurodollar Loans under this Section 2.05(b), the Borrowers shall have the right, as long as no Default or Event of Default then exists, in lieu of making such prepayment in full, to deposit an amount equal to such mandatory prepayment with the Administrative Agent in a cash collateral account maintained (pursuant to documentation reasonably satisfactory to the Administrative Agent) by and in the sole dominion and control of the Administrative Agent. Any amounts so deposited shall be held by the Administrative Agent as collateral for the prepayment of such Eurodollar Loans and shall be applied to the prepayment of the applicable Eurodollar Loans at the end of the current Interest Periods applicable thereto. At the request of the Borrowers, amounts so deposited shall be invested by the Administrative Agent in cash maturing prior to the date or dates on which it is anticipated that such amounts will be applied to prepay such Eurodollar Loans; any interest earned on such cash will be for the account of the Borrowers and the Borrowers will deposit with the Administrative Agent the amount of any loss on any such cash to the extent necessary in order that the amount of the prepayment to be made with the deposited amounts may not be reduced.

         2.06     Termination or Reduction of Commitments.

         (a) Voluntary Termination or Reductions of the Aggregate Revolving Commitment. The Borrowers may, upon notice to the Administrative Agent, terminate the Aggregate Revolving Commitments, or from time to time permanently reduce the Aggregate Revolving Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 9:00 a.m. five (5) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrowers shall not terminate or reduce the Aggregate Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Outstandings would exceed the Aggregate Revolving Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Revolving Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Revolving Commitments, such Sublimit shall be automatically reduced by the amount of such excess.

         (b) Voluntary Termination or Reduction of the Aggregate Term Loan Commitments. At any time during the Term Loan Commitment Period, the Borrowers may, upon notice to the Administrative Agent, terminate the Aggregate Term Loan Commitments, or from time to time permanently reduce the aggregate undrawn Term Loan Commitments, if any; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five (5) Business Days prior to the date of termination or reduction and (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the aggregate undrawn Term Loan Commitments. Any reduction of the Aggregate Term Loan Commitments shall be applied to the Term Loan Commitment of each Lender according to its Applicable Percentage. Notwithstanding any thing to the contrary contained herein, the undrawn amount of the Term Loan Commitments, if any, remaining at the end of the Term Loan Commitment Period shall automatically be terminated in full.

         (c) General. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Commitments shall be applied to the Aggregate Commitment of each Lender according to its Applicable Percentage. All commitment fees (including ticking fees) accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

         2.07     Repayment of Loans.

         (a) Revolving Loans. The Borrowers shall repay to the Lenders on the Maturity Date the aggregate principal amount of Revolving Loans outstanding on such date.

         (b) Swingline Loans. The Borrowers shall repay each Swing Line Loan in full on demand and in no event later than (i) the date ten (10) Business Days after such Loan is made and (ii) the Maturity Date.

         (d) Term Loan. The Borrowers shall repay to the Lenders on the Maturity Date the aggregate outstanding principal amount of the Term Loan on such date.

         2.08     Interest.

         (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to, at the Borrowers' option, (x) the Base Rate plus the Applicable Rate or (y) such other rate mutually agreed to by the Borrowers and the Swing Line Lender at the time of the borrowing of such Swing Line Loan.

         (b) If any amount payable by the Borrowers under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Furthermore, unless otherwise agreed to by the Required Lenders while any Event of Default exists, the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

         (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

         2.09     Fees.

         In addition to certain fees described in subsections (i) and (j) of
Section 2.03:

         (a) Commitment Fee. The Borrowers shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a commitment fee equal to the Applicable Rate times the actual daily amount by which the Aggregate Revolving Commitments exceeds the Total Revolving Outstandings, exclusive of the Outstanding Amount of any Swingline Loans (the "Commitment Fee"). The Commitment Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. If there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

         (b) Ticking Fee. The Borrowers shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a ticking fee equal to the Applicable Rate times the undrawn amount of the Aggregate Term Loan Commitments as such amount may be reduced from time to time in accordance with Section 2.06(b) (the "Term Loan Ticking Fee"). The Term Loan Ticking Fee shall be payable quarterly in arrears for the period commencing upon the Closing Date and ending on the Term Loan Funding Date.

         (c) Other Fees. The Borrowers shall pay to the Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letters. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

         2.10     Computation of Interest and Fees.

         All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day.

         2.11     Evidence of Debt.

         (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a promissory note, which shall evidence such Lender's Loans in addition to such accounts or records. Each such promissory note shall (i) in the case of Revolving Loans, be in the form of Exhibit C-1 (a "Revolving Note") and (ii) in the case of the Term Loan, be in the form of Exhibit C-2 (a "Term Note"). Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

         (b) In addition to the accounts and records referred to in subsection
(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

         2.12     Payments Generally.

         (a) All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 12:00 noon on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 12:00 noon shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

         (b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender not less than one (1) Business Day prior to the proposed date of any Committed Borrowing of Eurodollar Rate Loans (or, in the case of any Committed Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Committed Borrowing) that such Lender will not make available to the Administrative Agent such Lender's share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Committed Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Borrowers, the interest rate applicable to Base Rate Loans. If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period. If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender's Revolving Loan included in such Committed Borrowing. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.

                  (ii) Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

         A notice of the Administrative Agent to any Lender or the Borrowers with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

         (c) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

         (d) The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.05(c) are several and not joint. The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 10.05(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 10.05(c).

         (e) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

         2.13     Sharing of Payments.

         If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Committed Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Committed Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Committed Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrowers agree that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

         2.14     Joint and Several Liability of Borrowers.

                  (a) Each of the Borrowers is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each of the Borrowers to accept joint and several liability for the obligations of each of them.

                  (b) Each of the Borrowers jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers with respect to the payment and performance of all of the Obligations arising under this Agreement and the other Loan Documents, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them.

                  (c) If and to the extent that either of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such Obligation.

                  (d) The obligations of each Borrower under the provisions of this Section 2.14 constitute full recourse obligations of such Borrower, enforceable against it to the full extent of its properties and assets.

                  (e) Except as otherwise expressly provided herein, to the extent permitted by law, each Borrower (in its capacity as a joint and several obligor in respect of the obligations of the other Borrower) hereby waives notice of acceptance of its joint and several liability, notice of occurrence of any Default or Event of Default (except to the extent notice is expressly required to be given pursuant to the terms of this Agreement), or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by the Administrative Agent or the Lenders under or in respect of any of the obligations hereunder, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Agreement. Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Administrative Agent or the Lenders at any time or times in respect of any default by the other Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Administrative Agent or the Lenders in respect of any of the obligations hereunder, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such obligations or the addition, substitution or release, in whole or in part, of the other Borrower. Without limiting the generality of the foregoing, each Borrower (in its capacity as a joint and several obligor in respect of the obligations of the other Borrower) assents to any other action or delay in acting or any failure to act on the part of the Administrative Agent or the Lenders, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder which might, but for the provisions of this Section 2.14, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its obligations under this Section

         2.14, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the obligations of such Borrower under this Section 2.14 shall not be discharged except by performance and then only to the extent of such performance. The obligations of each Borrower under this Section 2.14 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to either Borrower or a Lender. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of either Borrower or any of the Lenders.

                  (f) The provisions of this Section 2.14 are made for the benefit of the Lenders and their successors and assigns, and may be enforced by them from time to time against either of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Lenders first to marshal any of its claims or to exercise any of its rights against the other Borrower or to exhaust any remedies available to it against the other Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 2.14 shall remain in effect until all the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations is rescinded or must otherwise be restored or returned by the Lenders upon the insolvency, bankruptcy or reorganization of either of the Borrowers, or otherwise, the provisions of this Section
         2.14 will forthwith be reinstated and in effect as though such payment had not been made.

                  (g) Notwithstanding any provision to the contrary contained herein or in any of the other Loan Documents, to the extent the obligations of either Borrower shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Borrower hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code of the United States).

         2.15     Appointment of the Company.

         TRS hereby appoints the Company to act as its agent for all purposes under this Agreement (including, without limitation, with respect to all matters related to the borrowing and repayment of Loans) and agrees that (a) the Company may execute such documents on behalf of TRS as the Company deems appropriate in its sole discretion and TRS shall be obligated by all of the terms of any such document executed on its behalf, (b) any notice or communication delivered by the Administrative Agent or the Lender to the Company shall be deemed delivered to TRS and (c) the Administrative Agent or the Lenders may accept, and be permitted to rely on, any document, instrument or agreement executed by the Company on behalf of TRS.

         2.16     Increase in Commitments.

         (a) Provided there exists no Default, upon notice from the Company, on behalf of the Borrowers, to the Administrative Agent (which shall promptly notify the Lenders), the Company, on behalf of the Borrowers, may from time to time, request an increase in the Aggregate Commitments by an aggregate amount (for all such requests) not exceeding $150,000,000 to be applied pro rata as an increase to the Aggregate Revolving Commitments and as an increase to the Aggregate Term Loan Commitments, based upon the relative proportions of (x) the Aggregate Revolving Commitments and (y) the sum of the unfunded portion of the Aggregate Term Loan Commitments and the outstanding Term Loan (the "Increase Option"), with the portion allocated under clause (y) to be funded in full on the Increase Effective Date; provided that (i) the maximum amount of the Aggregate Commitments after giving effect to any such increase may not exceed $550,000,000, (ii) any such request for an increase shall be in a minimum amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof,
(iii) the Borrowers may make a maximum of three (3) such requests and (iv) the Maximum Senior Credit Facilities to Collateral Value Ratio shall not be greater than 50.00% after giving effect to any such increase, as evidenced by an updated pro forma Collateral Value Report delivered by the Company to the Administrative Agent. To achieve the full amount of a requested increase, the Administrative Agent, with the consent of the Borrowers (which consent shall not be unreasonably withheld) may solicit increased commitments from existing Lenders and also invite additional Eligible Assignees to become Lenders; provided, however, that no existing Lender shall be obligated and/or required to accept an increase in its Commitment pursuant to this Section 2.16 unless it specifically consents to such increase in writing and no additional Eligible Assignee shall become a Lender unless its Commitment is at least $5,000,000. Any Lender or Eligible Assignee agreeing to increase its Commitment or provide a new Commitment pursuant to this Section 2.16 shall, in connection therewith, deliver to the Administrative Agent a new commitment agreement in form and substance satisfactory to the Administrative Agent and its counsel.

         (b) If the Aggregate Commitments are increased in accordance with this
Section 2.16, the Administrative Agent and the Company, on behalf of the Borrowers, shall determine the effective date (the "Increase Effective Date") and the final allocation of such increase. The Administrative Agent shall promptly notify the Company, on behalf of the Borrowers, and the Lenders of the final allocation of such increase and the Increase Effective Date and Schedule
2.01 hereto shall be deemed amended to reflect such increase and final allocation. As a condition precedent to such increase, in addition to any deliveries pursuant to subsection (a) above, each Borrower shall deliver to the Administrative Agent each of the following in form and substance satisfactory to the Administrative Agent: (1) a certificate dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Borrower (i) certifying and attaching the resolutions adopted by such Borrower approving or consenting to such increase, and (ii) certifying that, before and after giving effect to such increase, (A) the representations and warranties of the Borrowers and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects and if the applicable representation and warranty is already subject to a materiality standard, shall be true and correct in all respects, on and as of the date of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date and except that for purposes of this Section 2.16, the representations and warranties contained in Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and
(b), respectively, of Section 6.01, and (B) no Default exists; (2) a statement of reaffirmation from such Borrower pursuant to which each such Borrower ratifies this Agreement and the other Loan Documents and acknowledges and reaffirms that, after giving effect to such increase, it is bound by all terms of this Agreement and the other Loan Documents; (3) if the increase is being provided by a new Lender, a Note in favor of such Lender if so requested by such Lender; and (4) such additional Timberland Mortgages as may be necessary to comply with Section 6.14 hereof. The Borrowers shall prepay any Committed Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Committed Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section 2.16.

         (c) This Section shall supersede any provisions in Section 10.01 to the contrary.

                                  ARTICLE III
                     TAXES, YIELD PROTECTION AND ILLEGALITY

         3.01     Taxes.

         (a) Any and all payments by the Borrowers to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its overall net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If the Borrowers shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions, (iii) the Borrowers shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within thirty
(30) days after the date of such payment, the Borrowers shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, the Borrowers agree to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

         (c) If the Borrowers shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, the Borrowers shall also pay to the Administrative Agent or to such Lender, as the case may be, at the time interest is paid, such additional amount that the Administrative Agent or such Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) that the Administrative Agent or such Lender would have received if such Taxes or Other Taxes had not been imposed.

         (d) The Borrowers agree to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such Lender, (ii) amounts payable under Section 3.01(c) and (iii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (d) shall be made within thirty (30) days after the date the Lender or the Administrative Agent makes a demand therefor.

         3.02     Illegality.

         If any Lender reasonably determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Committed Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist, which such Lender agrees to do promptly after permitted by applicable Laws. Upon receipt of such notice, the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

         3.03     Inability to Determine Rates.

         If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrowers and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

         3.04 Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans.

         (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements contemplated by Section 3.04(c)), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrowers shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

         (b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrowers shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

         (c) The Borrowers shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrowers shall have received at least fifteen (15) days' prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest shall be due and payable fifteen (15) days from receipt of such notice.

         3.05     Funding Losses.

         Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

         (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

         (b) any failure by the Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrowers; or

         (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrowers pursuant to Section 10.16;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

         3.06     Mitigation Obligations; Replacement of Lenders.

         (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section
3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

         (b) Replacement of Lenders. If any Lender requests compensation under
Section 3.04, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrowers may replace such Lender in accordance with
Section 10.15.

         3.07     Matters Applicable to all Requests for Compensation.

         (a) A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

         (b) Upon any Lender's making a claim for compensation under Section
3.01 or 3.04, the Borrowers may replace such Lender in accordance with Section 10.15.

         3.08     Survival.

         All of the Borrowers' obligations under this Article III shall survive termination of the Commitments and repayment of all other Obligations hereunder.


                                   ARTICLE IV
                   CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

         4.01     Conditions of Initial Credit Extension.

         The occurrence of the Closing Date, the effectiveness of this Agreement and the obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

         (a) Loan Documents, Organization Documents, Etc. The Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent, its legal counsel and each of the Lenders:

                  (i) executed counterparts of this Agreement, the Collateral Documents and any other Loan Documents;

                  (ii) a Note (or Notes, as applicable) executed by the Borrowers in favor of each Lender requesting a Note;

                  (iii) copies of the Organization Documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Loan Party to be true and correct as of the Closing Date;

                  (iv) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible

         Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party; and

                  (v) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in (A) the jurisdiction of its incorporation or organization and (B) each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

         (b) Opinions of Counsel. The Administrative Agent shall have received, in each case dated as of the Closing Date and in form and substance reasonably satisfactory to the Administrative Agent (i) a legal opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special local counsel for the Loan Parties and (ii) a legal opinion of Perkins Coie LLP, special counsel for the Loan Parties.

         (c) Officer's Certificates. The Administrative Agent shall have received a certificate or certificates executed by a Responsible Officer of the Company as of the Closing Date, in form and substance satisfactory to the Administrative Agent, stating that (A) the conditions specified in Sections 4.02(a) and (b) have been satisfied as of the Closing Date, (B) the Borrowers are in compliance with all existing material financial obligations, (C) all governmental, shareholder and third party consents and approvals, if any, with respect to the Loan Documents and the transactions contemplated thereby have been obtained (and attaching copies thereof), (D) no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or governmental instrumentality that purports to affect the Borrowers or any transaction contemplated by the Loan Documents, if such action, suit, investigation or proceeding could have a Material Adverse Effect, and (E) immediately after giving effect to the initial Loans hereunder, (1) no Default or Event of Default exists and (2) all representations and warranties contained herein and in the other Loan Documents are true and correct in all material respects.

          (d) Fees. Any fees required to be paid on or before the Closing Date shall have been paid.

         (e) Attorney Costs. The Borrowers shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent).

         (f) Existing Indebtedness. The Administrative Agent shall have received evidence, in form and substance satisfactory to the Administrative Agent, that the Existing Credit Agreement has been, or concurrently with the Closing Date is being, terminated and all obligations of the Borrowers under the Existing Credit Agreement have been, or concurrently with the Closing Date are being, paid and fully satisfied.

          (g) Accuracy of Representations and Warranties. The representations and warranties of the Loan Parties contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the Closing Date.

         (h) No Default. No Default shall exist and be continuing as of the Closing Date.

         (i) Collateral. The Administrative Agent shall have received:

                  (i) any duly executed consents as are necessary, in the Administrative Agent's sole discretion, to perfect the Administrative Agent's security interest in the Collateral;

                  (ii) completed UCC financing statements for each appropriate jurisdiction deemed necessary by the Administrative Agent to perfect the Administrative Agent's security interest in the Collateral, naming the Borrowers as debtors, and the Administrative Agent as secured party;

                  (iii) to the extent completed, title searches on the Collateral, in form, substance and scope reasonably satisfactory to the Administrative Agent;

                  (iv) duly executed Timberland Mortgages on those certain Timberlands constituting Collateral and as required to comply with
         Section 6.14 hereof; and

                  (v) a Timberlands appraisal, in form and substance satisfactory to the Administrative Agent, containing such information as is necessary to determine that the Collateral has a fair market value of at least two (2) times the Maximum Senior Credit Facilities, it being understood and agreed that the certain "Complete Appraisal of 583,153 Acres of Timberland, Located in the States of Washington and Oregon" prepared by Atterbury Consultants, Inc. and dated as of September 16, 2005, satisfies such requirements.

         (j) Debt Ratings. The Borrowers shall have received minimum Debt Ratings of BB or better from S&P and B1 or better from Moody's.

         (k) Senior Subordinated Note Indenture. The Administrative Agent shall have received evidence, in form and substance satisfactory to the Administrative Agent, that the amount to be borrowed under this Agreement is permitted to be incurred under Section 4.09 of the Senior Subordinated Note Indenture.

         (l) Other. Receipt by the Lenders of such other documents, instruments, agreements or information as reasonably requested by any Lender, including, but not limited to, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership and contingent liabilities of the Consolidated Parties.

         Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this
Section 4.01, each Lender that has

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

signed this Agreement shall be deemed to have consented to, approved or accepted or is otherwise satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

         4.02     Conditions to all Credit Extensions.

         The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

         (a) The representations and warranties of the Borrowers and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects and if the applicable representation and warranty is already subject to a materiality standard, shall be true and correct in all respects, on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this
Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

         (b) No Default shall exist, or would result from, such proposed Credit Extension or from the application of proceeds thereof.

         (c) There shall not have been commenced against any Consolidated Party an involuntary case under any applicable Debtor Relief Law, now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed.

         (d) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

         Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrowers shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a), (b) and (c) have been satisfied on and as of the date of the applicable Credit Extension.


                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

         The Loan Parties, jointly and severally, represent and warrant to the Administrative Agent and the Lenders that:

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

         5.01     Existence, Qualification and Power; Compliance with Laws.

         Each Consolidated Party (a) is a duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to
(i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party,
(c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

         5.02     Authorization; No Contravention.

         The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (i) any Contractual Obligation to which such Person is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law (including without limitation Regulation U or Regulation X issued by the FRB.

         5.03     Governmental Authorization; Other Consents.

         No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document except for consents, authorizations, notices and filings described on
Schedule 5.03 and all filings and/or other actions to perfect the Liens created by the Collateral Documents as of the date hereof, all of which have been obtained or made and which are in full force and effect or are to be made by the Administrative Agent upon the occurrence of the Closing Date.

         5.04     Binding Effect.

         This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms except as enforceability may be limited by applicable Debtor Relief Laws and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

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

         5.05 Financial Statements; No Material Adverse Effect; No Internal Control Event.

         (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Consolidated Parties as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Consolidated Parties as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

         (b) The unaudited consolidated financial statements of the Consolidated Parties dated July 31, 2005, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Consolidated Parties as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

         (c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

         (d) Since the date of the Audited Financial Statements, no Internal Control Event has occurred that has not been (i) promptly disclosed to the Administrative Agent and the Lenders and (ii) remedied or otherwise diligently addressed (or is in the process of being diligently addressed) by the Borrowers and/or the applicable Loan Party.

         5.06     Litigation.

         There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Consolidated Party or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         5.07     No Default.

         No Consolidated Party is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

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

         5.08     Ownership of Property; Liens.

         Each Consolidated Party has good record and marketable title in fee simple to, or valid leasehold interests in, (a) all real property necessary or used in the ordinary conduct of its business and (b) the Collateral, in each case, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Consolidated Parties is subject to no Liens, other than Permitted Liens.

         5.09     Environmental Compliance.

         Except in each case as where the existence and/or occurrence of any of the following could not reasonably be expected to have a Material Adverse
Effect:

         (a) Each of the real Properties and all operations at the real Properties are in compliance with all applicable Environmental Laws, there is no violation of any Environmental Law with respect to the real Properties or the businesses, and there are no conditions relating to the real Properties or the businesses that could give rise to liability under any applicable Environmental Laws.

         (b) None of the real Properties contains, or has previously contained, any Hazardous Materials at, on or under the real Properties in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

         (c) No Consolidated Party has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the real Properties or the businesses, nor does any Responsible Officer of any Loan Party have knowledge or reason to believe that any such notice will be received or is being threatened.

         (d) Hazardous Materials have not been transported or disposed of from the real Properties, or generated, treated, stored or disposed of at, on or under any of the real Properties or any other location, in each case by or on behalf of any Consolidated Party in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law.

         (e) No judicial proceeding or governmental or administrative action is pending or, to the best knowledge of the Responsible Officers of the Borrowers, threatened, under any Environmental Law to which any Consolidated Party is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Consolidated Parties, the real Properties or the businesses.

         (f) There has been no release, or threat of release, of Hazardous Materials at or from the real Properties, or arising from or related to the operations (including, without limitation, disposal) of any Consolidated Party in connection with the real Properties or otherwise in connection with the businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

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

         5.10     Insurance.

         The properties of the Borrowers and their Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrowers, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks in accordance with normal industry practice, and as required by applicable Laws.

         5.11     Taxes.

         The Consolidated Parties have filed all federal and other material tax returns and reports required to be filed, and have paid all federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any Consolidated Party that would, if made, have a Material Adverse Effect.

         5.12     ERISA Compliance.

         (a) Each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state Laws, except for such noncompliance as would not result in a Material Adverse Effect. Each Plan that is intended to qualify under Section 401(a) of the Code (i) has received a favorable determination letter from the IRS, (ii) has remaining a period of time under the Code or applicable Treasury regulations or IRS pronouncements in which to request, and to make any amendments necessary to obtain, such a letter from the IRS, or (iii) if reliance is permitted under IRS Announcement 2001-77, relies on the favorable opinion letter of the master, prototype or volume submitter plan sponsor of the Plan. To the best knowledge of the Borrowers, nothing has occurred which would prevent, or cause the loss of, qualification of any such Plan. The Borrowers and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

         (b) There are no pending or, to the knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

         (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrowers nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrowers nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrowers nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA; except, in each case in clauses (i) through (v) above, to the extent such event or condition, together with all other such events or conditions, could not reasonably be expected to result in a Material Adverse Effect.

         (d) To the extent they relate to a Multiemployer Plan, the representations contained in Section 5.12(a), (b) and (c) are made only to the knowledge of the Borrowers.

         5.13     Subsidiaries.

         As of the Closing Date, the Borrowers have no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13 and have no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13.

         5.14 Margin Regulations; Investment Company Act; Public Utility Holding Company Act.

         (a) Neither Borrower is engaged nor will either Borrower engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

         (b) None of the Borrowers, any Person Controlling the Borrowers, or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

         5.15     Disclosure.

         Each Loan Party has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

         5.16     Compliance with Laws.

         Each Consolidated Party is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties,

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

except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         5.17     Intellectual Property; Licenses, Etc.

         Each Consolidated Party owns, or possesses the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, "IP Rights") that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Loan Parties, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrowers or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Loan Parties, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         5.18     Indebtedness.

         Except as otherwise permitted under Section 7.03, the Borrowers' Subsidiaries have no Indebtedness.

         5.19     Purpose of Loans.

         The proceeds of the Loans hereunder shall be used solely by the Borrowers (a) to pay the earnings and profit distribution owing by the Company in connection with the REIT Conversion, (b) to pay transaction costs and fees associated with the REIT Conversion, (c) to refinance existing Indebtedness and
(d) to provide for working capital, commercial paper back up and any other lawful corporate purposes of the Borrowers and their Subsidiaries (including, without limitation, Permitted Acquisitions).

         5.20     Solvency.

         The Loan Parties are Solvent on a Consolidated Basis.

         5.21     Investments.

         All Investments of each Consolidated Party are Permitted Investments.

         5.22     No Burdensome Restrictions.

         No Consolidated Party is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

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

         5.23     Brokers' Fees.

         No Consolidated Party has any obligation to any Person in respect of any finder's, broker's, investment banking or other similar fee in connection with any of the transactions contemplated under the Loan Documents.

         5.24     Labor Matters.

         None of the Consolidated Parties has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five (5) years which has had or could reasonably be expected to have a Material Adverse Effect.

         5.25     Collateral Documents.

         The provisions of the Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Lenders and any other secured parties identified therein, a legal, valid and enforceable first priority (subject to Permitted Liens) security interest in all right, title and interest of the Borrowers and their Subsidiaries in the Collateral described therein and all proceeds thereof. Except for filings completed on or prior to the Closing Date or as otherwise contemplated by this Agreement and the Collateral Documents, no filing or other action will be necessary to perfect or protect such security interest.

         5.26     REIT Status.

         Upon, and at all times after, consummation of the REIT Conversion, the Company shall be duly organized as a REIT.


                                   ARTICLE VI
                             AFFIRMATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, each Loan Party shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) cause each Subsidiary to:

         6.01     Financial Statements.

         Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent:

         (a) as soon as available, but in any event within the earlier of (i) the 90th day after the end of each fiscal year of the Company and (ii) the day that is five (5) Business Days after the date the Company's annual report on Form 10-K is required to be filed with the SEC (including any extensions of such date granted by the SEC or automatically effective upon the filing of a notice with the SEC), a consolidated balance sheet of the Consolidated Parties as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification, exception, assumption or explanatory language or any qualification, exception, assumption or explanatory language as to the scope of such audit; and

         (b) as soon as available, but in any event within the earlier of (i) the 45th day after the end of each of the first three fiscal quarters of each fiscal year of the Company and (ii) the day that is five (5) Business Days after the date the Company's quarterly report on Form 10-Q is required to be filed with the SEC (including any extensions of such date granted by the SEC or automatically effective upon the filing of a notice with the SEC), a consolidated balance sheet of the Consolidated Parties as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of the Company's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Company as fairly presenting the financial condition, results of operations, shareholders' equity and cash flows of the Borrowers and their Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

As to any information contained in materials furnished pursuant to Section 6.02, the Borrowers shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrowers to furnish the information and materials described in subsections (a) and (b) above at the times specified therein.

         6.02     Certificates; Other Information.

         Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent:

         (a) concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default or, if any such Default shall exist, stating the nature and status of such event;

         (b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b) (commencing with the fiscal quarter ending December 31, 2005), a duly completed Compliance Certificate signed by a Responsible Officer of the Company (A) demonstrating compliance with the financial covenants contained in Section 7.11 by calculation thereof as of the end of each such fiscal period, (B) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Borrowers propose to take with respect thereto, and (C) in the case of the certificate delivered with the financial statements provided for in Section 6.01(a) only, setting forth information regarding the amount of all Asset Dispositions, Equity Issuances and Debt Issuances that were made during the applicable fiscal year;

         (c) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrowers, and copies of all annual, regular, periodic and special reports and registration statements which the Borrowers may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

         (d) concurrently with the delivery of the financial statements referred to in Section 6.01(a) and (b) (commencing with the fiscal quarter ending December 31, 2005), a Collateral Value Report substantially in the form of Exhibit G, in form and substance satisfactory to the Administrative Agent; and

         (e) promptly, such additional information regarding the business, financial or corporate affairs of the Borrowers or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

         Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company's website on the Internet at the website address listed on Schedule 10.02; or
(ii) on which such documents are posted on the Borrowers' behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrowers shall deliver paper copies of such documents to the Administrative Agent until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrowers shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrowers shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(b) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrowers with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

         The Borrowers hereby acknowledge that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, "Borrower Materials") by posting the Borrower Materials on IntraLinks or another similar electronic system (the "Platform") and (b) certain of the Lenders may be "public-side" Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrowers or its securities) (each, a "Public Lender"). The Borrowers hereby agree that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof; (x) by marking Borrower Materials "PUBLIC," the Borrowers shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrowers or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Investor;" and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Investor."

         6.03     Notices.

         (a) Promptly notify the Administrative Agent and each Lender of the occurrence of any Default and the nature thereof;

         (b) Promptly notify the Administrative Agent and each Lender of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of a Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrowers or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrowers or any Subsidiary, including pursuant to any applicable Environmental Laws;

         (c) Promptly notify the Administrative Agent and each Lender of the occurrence of any ERISA Event;

         (d) Promptly notify the Administrative Agent and each Lender of (i) any material change in accounting policies or financial reporting practices by the Borrowers or any Subsidiary or (ii) the occurrence of any Internal Control Event;

         (e) Promptly and in any event within fifteen (15) Business Days after any Responsible Officer obtains knowledge of any change or possible change in a Debt Rating;

         (f) Upon the reasonable written request of the Administrative Agent following the occurrence of any event or the discovery of any condition which the Administrative Agent or the Required Lenders reasonably believe has caused (or could be reasonably expected to cause) the representations and warranties set forth in Section 5.09 to be untrue in any material respect, the Borrowers will furnish or cause to be furnished to the Administrative Agent, at the Borrowers' expense, a report of an environmental assessment of reasonable scope, form and depth, (including, where appropriate, invasive soil or groundwater sampling) by a consultant reasonably acceptable to the Administrative Agent as to the nature and extent of the presence of any Hazardous Materials on any Property and as to the compliance by any Consolidated Party with Environmental Laws at such Property. If the Loan Parties fail to deliver such an environmental report within seventy-five (75)

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days after receipt of such written request then the Administrative Agent may arrange for same, and the Consolidated Parties hereby grant to the Administrative Agent and its representatives access to the Property to reasonably undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable cost of any assessment arranged for by the Administrative Agent pursuant to this provision will be payable by the Borrowers on demand.

         Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Borrowers have taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

         6.04     Payment of Obligations.

         Unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrowers or such Subsidiary, unless the failure to make any such payment (i) could give rise to an immediate right for completion of a foreclosure sale on a Lien securing such amounts or (ii) could reasonably be expected to have a Material Adverse Effect, pay and discharge as the same shall become due and payable, all its obligations and liabilities, including
(a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness in excess of the Threshold Amount, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

         6.05     Preservation of Existence,  REIT Status, Etc.

         (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) in the case of the Company, upon and following consummation of the REIT Conversion, maintain its REIT status, (c) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

         6.06     Maintenance of Properties; Management of Timberlands.

         (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear and Involuntary Dispositions excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; (c) use the standard of care typical in the industry in the operation and maintenance of its facilities; and (d) manage its Timberlands in accordance with the guidelines

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established by the American Forest & Paper Association's Sustainable Forestry
Initiative effective as of the Closing Date.

         6.07     Maintenance of Insurance.

         (a) The Borrowers will, and will cause each of their respective Subsidiaries to, at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice, and as required by Applicable Law.

          (b) In the event that the Consolidated Parties receive Net Cash Proceeds in excess of $5,000,000 in aggregate amount during any fiscal year of the Consolidated Parties ("Excess Proceeds") on account of Involuntary Dispositions, the Borrowers shall, within the period of 360 days following the date of receipt of such Excess Proceeds, apply (or cause to be applied) an amount equal to such Excess Proceeds to (i) make Eligible Reinvestments (including but not limited to the repair or replacement of the related Property) or (ii) prepay the Loans (and Cash Collateralize L/C Obligations) in accordance with the terms of Section 2.05(b)(ii)(B); provided, however, that such Person shall not undertake replacement or restoration of such Property unless, after giving pro forma effect to any Funded Indebtedness to be incurred in connection with such replacement or restoration, the Borrowers would be in compliance with the financial covenants set forth in Section 7.11(a)-(d) as of the most recent fiscal quarter end preceding the date of determination with respect to which the Agent has received the Audited Financial Statements (assuming, for purposes hereof, that such Funded Indebtedness was incurred as of the first day of the four (4) fiscal-quarter period ending as of such fiscal quarter end). Pending final application of any Excess Proceeds, the Borrowers may apply such Excess Proceeds to temporarily reduce the Committed Loans or to make Permitted Investments.

         6.08     Compliance with Laws.

         Comply in all material respects with the requirements of all Laws (including applicable provisions of ERISA, Environmental Laws and Laws applicable to REITs) and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

         6.09     Books and Records.

         (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of a Borrower or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over a Borrower or such Subsidiary, as the case may be.

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         6.10     Inspection Rights.

         Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and without advance notice.

         6.11     Use of Proceeds.

         Use the proceeds of the Credit Extensions solely for the purposes set forth in Section 5.19.

         6.12     Performance of Obligations.

         The Borrowers will, and will cause each of their respective Subsidiaries to, perform in all material respects in accordance with customary trade practices all of its obligations under the terms of all material agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound; provided, however, that the Borrowers or such Subsidiary may contest any such obligation in good faith and by proper proceedings so long as adequate reserves are maintained with respect thereto to the extent required by GAAP.

         6.13     Guarantors.

         Notify the Administrative Agent at the time that any Person becomes a Material Domestic Subsidiary and promptly thereafter (and in any event within thirty (30) days), cause such Person to (a) become a Guarantor by executing and delivering to the Administrative Agent a Joinder Agreement and such other documents as the Administrative Agent shall deem appropriate for such purpose, and (b) deliver to the Administrative Agent documents of the types referred to in clauses (iii), (iv) and (v) of Section 4.01(a) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)), all in form, content and scope reasonably satisfactory to the Administrative Agent.

         6.14     Pledged Collateral.

         (a) From the Closing Date until the Maturity Date, cause Timberlands with a Collateral Value at least equal to 200% of all of the Maximum Senior Credit Facilities to be, at all times, subject to a valid, first priority perfected Lien granted by the Company and, to the extent applicable, one or more of its Subsidiaries in favor of the Administrative Agent for the benefit of the Lenders to secure the Obligations pursuant to the terms of the Collateral Documents. If at any time the Aggregate Commitments are increased pursuant to Section 2.16 or after delivery of the Collateral Value Report pursuant to Section 6.02(d) there exists a deficiency in the amount of the Collateral or the required Maximum Senior Credit Facilities to

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

Collateral Value Ratio, the Borrowers shall within fifteen (15) Business Days of the earlier of (i) a Responsible Officer of a Loan Party becoming aware thereof or (ii) notice thereof from the Administrative Agent, deliver additional Timberlands as additional Collateral to secure the Obligations in an aggregate amount sufficient to eliminate such deficiency. The Borrowers and their Subsidiaries will deliver the Collateral Documents together with certified resolutions and other organizational and authorizing documents of the Company and any applicable Subsidiaries certifying that the Borrowers are authorized to deliver the additional Timberland Mortgages and other applicable Collateral Documents, favorable opinions of counsel to the Company and such Subsidiaries (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Administrative Agent's Liens thereunder, which opinions shall be substantially in the form delivered as of the Closing Date), all in form, content and scope reasonably satisfactory to the Administrative Agent.

         (b) Notwithstanding the foregoing, so long as no Default or Event of Default exists or would otherwise result therefrom, the Company shall be permitted from time to time to (i) substitute additional Timberlands reasonably satisfactory to the Administrative Agent as Collateral for Timberlands previously pledged as Collateral and/or (ii) request that certain Collateral be released, in each case, so long as, prior to any release of Collateral, the Company shall deliver to the Administrative Agent an updated pro forma Collateral Value Report demonstrating, to the satisfaction of the Administrative Agent, that after giving effect to such release (and any new Collateral pledged in substitution therefor) the Maximum Senior Credit Facilities to Collateral Value Ratio shall not be greater than 50.00%. In connection with the delivery of additional Collateral, the Company and any applicable Subsidiaries shall comply with the requirements and make the deliveries set forth in clause (a) hereof. To the extent the Company requests the release of certain Collateral in accordance with the terms hereof, the Company shall identify to the Administrative Agent which Timberlands are to be released, and the Administrative Agent shall release such Collateral at the expense of the Company in accordance with its customary practices.

         6.15     Further Assurances.

         (a) Further Assurances Generally. Upon the reasonable request of the Administrative Agent, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents for filing under the provisions of the Uniform Commercial Code or any other Law which are necessary or advisable to maintain in favor of the Administrative Agent, for the benefit of the Lenders, Liens on the Collateral that are duly perfected in accordance with the requirements of, or the obligations of the Loan Parties under, the Loan Documents and all applicable Laws.

         (b) Title Searches. Following the Closing Date, the Company shall diligently pursue, and use commercially reasonable efforts to obtain, completed title searches on all of the Timberlands that constitute Collateral, such title searches to be in form, substance and scope reasonably satisfactory to the Administrative Agent. To the extent any material defects in title are identified (as reasonably determined by the Administrative Agent) in such title searches, the Company shall either (i) promptly cure such title defects to the reasonable satisfaction of the

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Administrative Agent or (ii) promptly substitute new Collateral reasonably satisfactory to the Administrative Agent for such affected Collateral in accordance with the terms of Section 6.14.


                                  ARTICLE VII
                               NEGATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (to the extent such Letter of Credit is not fully Cash Collateralized in accordance with Section 2.03(g)), no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly:

         7.01     Liens.
                  -----

         Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following (each a "Permitted Lien"):

         (a) Liens pursuant to any Loan Document;

         (b) Liens (other than Liens created or imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

         (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

         (d) Liens (other than Liens created or imposed under ERISA) incurred or deposits made by any Consolidated Party in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

         (e) Liens in connection with attachments or judgments (including judgment or appeal bonds) to the extent such attachments or judgments do not constitute an Event of Default under Sections 8.01(g) or (h), provided that the judgments secured shall, within thirty (30) days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within thirty (30) days after the expiration of any such stay;

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         (f) easements, rights-of-way, restrictions (including zoning restrictions), encumbrances in the nature of leases or subleases granted to others, minor defects or irregularities in title, reservations of mineral, oil and gas (including natural gas reservoirs) and water or other similar rights existing on the date of acquisitions of any property by a Borrower or any Subsidiary, encroachments or questions of locations, boundary and area which an accurate survey may disclose, exceptions and reservations in United States patents or state deeds, any prohibition or limitation on the use, occupancy or improvement of land resulting from the rights of the public or riparian owners to use any waters which may cover the land and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of a Borrower or any Subsidiary;

         (g) Liens on Property of any Person securing purchase money Indebtedness (including Capital Leases and Synthetic Leases) of such Person permitted under Section 7.03(c), provided that any such Lien attaches to such Property concurrently with or within ninety (90) days after the acquisition thereof;

         (h) leases or subleases granted to others not interfering in any material respect with the business of any Consolidated Party;

         (i) any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Agreement;

         (j) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

         (k) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 7.02;

         (l) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

         (m) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

         (n) Liens of sellers of goods to the Borrowers and any of their respective Subsidiaries arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;

         (o) any interest of title of a buyer in connection with, and Liens arising from UCC financing statements relating to, a sale of receivables permitted by this Agreement;

         (p) Liens existing as of the Closing Date and set forth on Schedule
7.01;

         (q) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with a Borrower or any Subsidiary; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any

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assets other than those of the Person merged into or consolidated with such
Borrower or the Subsidiary;

         (r) Liens on property existing at the time of acquisition of the property by a Borrower or any Subsidiary, provided that such Liens were in existence prior to the contemplation of such acquisition;

         (s) Liens created or assumed in the ordinary course of business of exploring for, developing or producing oil, gas (including natural gas reservoirs) or other minerals (including borrowings in connection therewith) on, or any interest in, or on any proceeds from the sale of, property acquired for such purposes, production therefrom (including the proceeds thereof), or material or equipment located thereon;

         (t) Liens arising from the pledge of any bonds, debentures, notes or similar instruments which are purchased and held by any remarketing agent for the account of, or as agent for, a Borrower;

         (u) any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (u); provided that any such extension, renewal or replacement shall be no more restrictive in any material respect than the Lien extended, renewed or replaced and shall not extend to any other Property of the Consolidated Parties other than such item of Property originally covered by such Lien or by improvement thereof or additions or accessions thereto;

         (v) loggers' Liens and stumpage Liens arising in the ordinary course of business of the Borrowers and their Subsidiaries;

         (w) Liens which are permitted under the Senior Unsecured Note Indenture and which secure Indebtedness incurred after the Closing Date in compliance with this Agreement, provided the aggregate principal amount outstanding of such Indebtedness does not at any time exceed five percent (5%) of the book value of the Property of the Consolidated Parties, measured as of the most recently ended fiscal quarter for which the Compliance Certificate required under Section 6.02(b) has been delivered; and

         (x) Liens on up to 90% of unencumbered Timberlands that do not constitute Collateral, so long as the Borrowers remain in compliance with
Section 7.11(d) after giving effect to any such Liens.

         7.02     Investments.

         Make any Investments, except:

         (a) Investments consisting of cash and Cash Equivalents;

         (b) Investments consisting of accounts receivable created, acquired or made by any Consolidated Party in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

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

         (c) Investments consisting of Capital Stock, obligations, securities or other property received by any Consolidated Party in settlement of accounts receivable (created in the ordinary course of business) from bankrupt obligors;

         (d) Investments existing as of the Closing Date and set forth in
Schedule 7.02;

         (e) Investments consisting of advances or loans to labor or material suppliers or customers in the ordinary course of business that do not exceed $15,000,000 in the aggregate at any one time outstanding;

         (f) Investments consisting of advances or loans to directors, officers, employees or agents in the ordinary course of business that do not exceed $3,000,000 in the aggregate at any one time outstanding; provided that all such advances must be in compliance with applicable Laws, including, but not limited to Sarbanes-Oxley;

         (g) Investments (i) in a Loan Party, (ii) by a Subsidiary of the Company that is not a Loan Party in a wholly owned Domestic Subsidiary of the Company and (iii) so long as the Borrowers are in compliance with Section 7.17, by the Loan Parties in Subsidiaries that are not Loan Parties and/or by the Borrowers or any of their Subsidiaries in any Person to the extent required for the Borrowers or any Subsidiary to conduct business with such Person, provided such Investments pursuant to this clause (iii) do not exceed $7,500,000 in the aggregate at any one time outstanding;

         (h) any Eligible Reinvestment of the proceeds of any Involuntary Disposition as contemplated by Section 6.07(b) or of any Asset Disposition as contemplated by Section 7.05(g); or

         (i) So long as the Borrowers are in compliance with Section 7.17, Investments consisting of an Acquisition by a Borrower or any Subsidiary, provided that:

                  (i) the Property acquired (or the Property of the Person acquired) in such Acquisition is used or useful in the same or a similar line of business as the Borrowers and their Subsidiaries were engaged in on the Closing Date (or any reasonable extensions or expansions thereof),

                  (ii) in the case of an Acquisition of the Capital Stock of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition,

                  (iii) the Company shall have delivered to the Administrative Agent, with respect to each such Acquisition for an Investment involving consideration (cash and non-cash) in excess of $30,000,000, a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such Acquisition on a Pro Forma Basis, the Consolidated Parties would be in compliance with the financial covenants set forth in Section 7.11(a)-(d),

                  (iv) the representations and warranties made by the Borrowers in any Loan Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (before and after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date,

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

                  (v) if such transaction involves the purchase of an interest in a partnership between the Company (or a Subsidiary) as a general partner and entities unaffiliated with the Company or such Subsidiary as the other partners, such transaction shall be effected by having such equity interest acquired by a corporate holding company directly or indirectly wholly-owned by the Borrowers newly formed for the sole purpose of effecting such transaction and

                  (vi) the aggregate consideration (including cash and non-cash consideration and any assumption of Indebtedness, but excluding consideration consisting of any Capital Stock of the Company issued to the seller of the Capital Stock or Property acquired in such Acquisition and consideration consisting of the proceeds of any Equity Issuance by the Company consummated subsequent to the Closing Date and the proceeds of any Asset Disposition, or Involuntary Disposition consummated subsequent to the Closing Date) paid by the Consolidated Parties for all such Acquisitions occurring after the Closing Date shall not exceed $250,000,000; or

         (j) Investments in Joint Ventures that do not exceed $75,000,000 in the aggregate during the term of this Agreement.

         7.03     Subsidiary Indebtedness.

         Permit any of the Borrowers' Subsidiaries to create, incur, assume or suffer to exist any Indebtedness, except:

         (a) Indebtedness arising under this Agreement and the other Loan Documents;

         (b) Indebtedness of the Subsidiaries set forth in Schedule 7.03 (and renewals, refinancings and extensions thereof on terms and conditions no less favorable to such Person than such existing Indebtedness and in amounts no greater than such existing Indebtedness at the time of such renewal, refinancing or extension);

         (c) purchase money Indebtedness (including obligations in respect of Capital Leases and Synthetic Lease Obligations) hereafter incurred by the Subsidiaries to finance fixed assets provided that (i) the total of all such Indebtedness (other than Indebtedness set forth on Schedule 7.03) for all such Persons taken together shall not exceed an aggregate principal amount of $10,000,000 at any one time outstanding; (ii) such Indebtedness when incurred shall not exceed the value of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

         (d) obligations of the Subsidiaries in respect of Swap Contracts entered into in order to manage existing or anticipated interest rate or exchange rate risks and not for speculative purposes;

         (e) intercompany Indebtedness and Guarantees permitted under Section 7.02;

         (f) in addition to the Indebtedness otherwise permitted by this
Section 7.03, other Indebtedness hereafter incurred by the Subsidiaries, provided that (i) the loan documentation with respect to such Indebtedness shall not contain covenants or default provisions relating to any Consolidated Party that are more restrictive than the covenants and default provisions contained in

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

the Loan Documents, (ii) no Default or Event of Default shall exist before or after giving effect on a Pro Forma Basis to the incurrence thereof, (iii) the aggregate principal amount of such Indebtedness shall not exceed $2,000,000 at any time and (iv) such Indebtedness is permitted under the Senior Unsecured
Note Indenture.

         7.04     Fundamental Changes.

         Except in connection with a Permitted Asset Disposition or the REIT Conversion permit any Consolidated Party to enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); provided that, notwithstanding the foregoing provisions of this Section 7.04, (a) the Borrowers may merge or consolidate with any of their respective Subsidiaries, provided that the applicable Borrower shall be the continuing or surviving corporation, (b) any Subsidiary of the Borrowers may be merged or consolidated with or into any other Subsidiary of the Borrowers, provided that if any such Subsidiary is a Guarantor, such Guarantor shall be the continuing or surviving entity, (c) any Subsidiary of the Borrowers may merge with any Person that is not a Borrower in connection with an Asset Disposition permitted under Section 7.05, (d) the Borrowers or any Subsidiary of the Borrowers may merge with any Person other than a Consolidated Party in connection with a Permitted Acquisition, provided that, if such transaction involves a Borrower or a Guarantor, such Borrower or such Guarantor shall be the continuing or surviving corporation and (e) any wholly owned Subsidiary of the Borrowers may dissolve, liquidate or wind up its affairs at any time provided that such dissolution, liquidation or winding up, as applicable, could not have a Material Adverse Effect.

         7.05     Dispositions.

         Except in connection with the REIT Conversion (including the transfer of non-timberlands and non-real estate assets by the Company to TRS on or about December 31, 2005), permit any Consolidated Party to make any Asset Disposition unless (a) such Asset Disposition constitutes an exchange of Property in the ordinary course of such Consolidated Party's business or the consideration paid in connection therewith is in cash or Cash Equivalents and in an amount not less than the fair market value of the Property disposed of, (b) if such transaction is a Sale and Leaseback Transaction, such transaction is not prohibited by the terms of Section 7.14, (c) such transaction does not involve the sale or other disposition of a minority equity interest in any Consolidated Party, (d) such transaction does not involve a sale or other disposition of receivables other than receivables owned by or attributable to other Property concurrently being disposed of in a transaction otherwise permitted under this
Section 7.05, (e) the aggregate proceeds received in cash or Cash Equivalents by the Consolidated Parties from all of the assets sold or otherwise disposed of by the Consolidated Parties in any fiscal year shall not exceed $100,000,000, (f) if such Asset Disposition is for consideration (cash and non-cash) in excess of $15,000,000, no later than five (5) Business Days prior to such Asset Disposition, the Company shall have delivered to the Administrative Agent (i) a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a Pro Forma Basis to such transaction, the Borrowers would be in compliance with the financial covenants set forth in Section 7.11(a)-(d) and (ii) notification from the Company in form and substance satisfactory to the Administrative Agent and specifying the anticipated date of such Asset Disposition, briefly describing the assets to be sold or otherwise disposed of and setting forth the net book value of such assets, the aggregate consideration and the Net Cash Proceeds to be received for such assets in connection with such

Asset Disposition, (g) the Borrowers shall, to the extent required under this Agreement, apply (or cause to be applied) an amount equal to the Net Cash Proceeds of such Asset Disposition to, as applicable, (i) prepay or retire debt in accordance with clause (c) of the definition of Net Cash Proceeds, (ii) make Eligible Reinvestments or (iii) prepay the Loans (and cash collateralize L/C Obligations) in accordance with the terms of Section 2.05(b)(ii)(A), (h) such Asset Disposition is permitted under the Senior Unsecured Note Indenture and
(i) no Default or Event of Default shall exist before or after giving effect to such Asset Disposition. Pending final application of the Net Cash Proceeds of any Asset Disposition, the Consolidated Parties may apply such Net Cash Proceeds to temporarily reduce the Committed Loans or to make Investments in Cash Equivalents.

         7.06     Restricted Payments.

         Permit any Consolidated Party to directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (a) to make dividends or other distributions payable to the Company(directly or indirectly through Subsidiaries), (b) as expressly permitted by Section 7.02 and (c) to pay dividends or capital gains distributions to the Company's shareholders and/or repurchase shares of the Company's Capital Stock, provided
(i) such payments are permitted under the Senior Unsecured Note Indenture, (ii) no Default or Event of Default shall exist on the date of, or shall result from, the making of any such payments, and (iii) upon giving effect on a Pro Forma Basis to such transaction, the Borrowers would be in compliance with the financial covenants set forth in Section 7.11(a)-(d), (d) to make distributions necessary solely for the purposes of the Company qualifying for or maintaining its REIT status, and (iii) such distributions are permitted under the Senior Unsecured Note Indenture, (e) to make purchases, repurchases or redemptions of Senior Unsecured Notes on the open market or pursuant to the Senior Unsecured
Note Indenture, provided (i) no Default or Event of Default shall exist on the date of, or shall result from, the making of any such distributions and (ii) upon giving effect on a Pro Forma Basis to such transaction, the Borrowers would be in compliance with the financial covenants set forth in Section 7.11(a)-(d) and (f) to make purchases, repurchases or redemptions of the Senior Subordinated Notes on the open market or pursuant to the Senior Subordinated Indenture, provided (i) no Default or Event of Default shall exist on the date of, or shall result from, the making of any such distributions and (ii) upon giving effect on a Pro Forma Basis to such transaction, the Borrowers would be in compliance with the financial covenants set forth in Section 7.11(a)-(d).

         7.07     Change in Nature of Business.

         Engage in any material line of business substantially different from those lines of business conducted by the Borrowers and their Subsidiaries on the date hereof or any business substantially related or incidental thereto.

         7.08     Transactions with Affiliates.

         Except for transactions between the Borrowers in connection with the REIT Conversion, permit any Consolidated Party to enter into or permit to exist any transaction or series of transactions with any officer, director, shareholder, Subsidiary or other Affiliate of such Person other than (a) advances of working capital to the Loan Parties, (b) transfers of cash and assets to the

Borrowers, (c) intercompany transactions expressly permitted by Section 7.02,
Section 7.03, Section 7.04, Section 7.05 or Section 7.06, (d) normal compensation and reimbursement of expenses of officers and directors, (e) agreements and arrangements entered into with employees of the Borrowers in connection with termination of their employment therewith (i) existing as of the Closing Date and set forth on Schedule 7.08 and (ii) from and after the Closing Date in an aggregate amount not to exceed $15,000,000 over the term of this Agreement, and (f) except as otherwise specifically limited in this Agreement, other transactions which are entered into in the ordinary course of such Person's business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate.

         7.09     Burdensome Agreements.

         Permit any Consolidated Party to directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (a) pay dividends or make any other distributions to the Company on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to a Borrower, (c) make loans or advances to a Borrower, (d) sell, lease or transfer any of its Property to a Borrower, or (e) act as a Loan Party and pledge its assets pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a)-(d) above) for such encumbrances or restrictions existing under or by reason of (i) this Agreement and the other Loan Documents, (ii) the Senior Unsecured Note Indenture and the Senior Unsecured Notes in each case as in effect as of the Closing Date, (iii) applicable Law, (iv) any document or instrument governing Indebtedness incurred pursuant to Section 7.03(c), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (v) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien or (vi) customary restrictions and conditions contained in any agreement relating to the sale of any Property permitted under Section 7.05 pending the consummation of such sale.

         7.10     Use of Proceeds.

         Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

         7.11     Financial Covenants.

                  (a) Funded Indebtedness to Capitalization Ratio. Permit the Funded Indebtedness to Capitalization Ratio, at any time, to be greater than:

         ----------------------------------------------------------------------
                            Period                                 Ratio
         ----------------------------------------------------------------------
                  Closing Date through and including
         December 30, 2006                                         65.00%
         ----------------------------------------------------------------------
                  December 31, 2006 and thereafter                 60.00%
         ----------------------------------------------------------------------


                  (b) Consolidated Net Worth. Permit the Consolidated Net Worth at any time to be less than the applicable amount set forth in the grid below, increased on a cumulative basis as of the end of each fiscal quarter of the Consolidated Parties, commencing with the fiscal quarter ending October 31, 2005, by an amount equal to 100% of the Net Cash Proceeds of any Equity Issuances consummated during such fiscal quarter.

         ---------------------------------------------------------- ----------------------------------------
                                   Period                                    Minimum Net Worth
         ---------------------------------------------------------- ----------------------------------------
                  Closing Date to but not including the E&P               $343,363,500 (which represents 75%
         Declaration Date                                             of Consolidated Net Worth as of July 31,
                                                                      2005)

         ---------------------------------------------------------- ----------------------------------------
                  E&P Declaration Date to but not including the           (i) 75% of Consolidated Net Worth
         first Business Day after the date on which the Company        as of July 31, 2005, less (ii) the
         delivers the Required Financial Information for the           amount by which Consolidated Net
         fiscal quarter during which the E&P Declaration Date          Worth is reduced as a direct result of
         occurred                                                      the E&P Declaration

         ---------------------------------------------------------- ----------------------------------------
                  The first Business Day after the date on                75% of Consolidated Net Worth
         which the Company delivers the Required Financial             as of the last day of the fiscal
         Information for the fiscal quarter during which               quarter during which the E&P
         the E&P Declaration Date occurred and thereafter              Declaration Date occurred

         ---------------------------------------------------------- ----------------------------------------


                  (c) Interest Coverage Ratio. Permit the Interest Coverage Ratio, as of the last day of each fiscal quarter of the Consolidated Parties, to be less than 2.50:1.0.

                  (d) Maximum Senior Credit Facilities to Collateral Value Ratio. Permit the Maximum Senior Credit Facilities to Collateral Value Ratio, at any time, to be greater than 50.00%.

         7.12     Fiscal Year; Organizational Documents.

         Except in connection with the REIT Conversion, permit any Consolidated Party to (a) change its fiscal year or (b) amend, modify or change its articles of incorporation (or corporate charter or other similar organizational document) or bylaws (or other similar document) to the extent such change, amendment or modification could reasonably be expected to have a Material Adverse Effect.

         7.13     Ownership of Subsidiaries.

         Notwithstanding any other provisions of this Agreement to the contrary, permit any Consolidated Party to (i) permit any Person (other than a Borrower or any wholly owned Subsidiary) to own any Capital Stock of any Subsidiary of the Company, except (A) to qualify directors where required by applicable law or to satisfy other requirements of applicable law with respect to the ownership of Capital Stock of Foreign Subsidiaries or (B) as a result of or in connection with a dissolution, merger, consolidation or disposition of a Subsidiary not prohibited by Section 7.04 or Section 7.05, (ii) permit any Subsidiary of the Company to issue or have outstanding any shares of preferred Capital Stock or (iii) permit, create, incur, assume or suffer to exist any Lien on any Capital Stock of any Subsidiary of the Company, except for Permitted Liens.

         7.14     Sale Leasebacks.

         Permit any Consolidated Party to enter into any Sale and Leaseback Transaction, except for such transactions that do not involve lease obligations which in the aggregate would exceed $15,000,000 in any fiscal year and which are otherwise permitted under this Agreement.

         7.15     No Further Negative Pledges.

         Permit any Consolidated Party to enter into, assume or become subject to any agreement prohibiting or otherwise restricting the existence of any Lien upon any of its Property in favor of the Administrative Agent (for the benefit of the Lenders) for the purpose of securing the Obligations, whether now owned or hereafter acquired, or requiring the grant of any security for any obligation if such Property is given as security for the Obligations, except
(a) in connection with any document or instrument governing Indebtedness incurred pursuant to Section 7.03(c), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired (or proceeds thereof) in connection therewith, (b) in connection with any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien (or proceeds thereof), (c) pursuant to customary restrictions and conditions contained in any agreement relating to the sale of any Property permitted under Section 7.05, pending the consummation of such sale, (d) in connection with any document or instrument governing other "Significant Indebtedness" the issuance of which would not cause a Default or Event of Default hereunder (for the purposes hereof, "Significant Indebtedness" means Indebtedness where each class of such Indebtedness having separate voting rights is in excess of $20,000,000), (e) customary non-assignment provisions in contracts and (f) pursuant to the terms and conditions contained in the Senior Unsecured Note Indenture.

         7.16     Operating Lease Obligations.

         Permit any Consolidated Party to enter into, assume or permit to exist any obligations for the payment of rental under Operating Leases which in the aggregate for all such Persons would exceed $15,000,000 in any fiscal year.

         7.17     Subsidiaries.

         Create, acquire or permit to exist any Subsidiaries other than Non-Material Subsidiaries, unless such Subsidiary shall immediately become a Guarantor hereunder pursuant to Section 6.13 hereof.

         7.18     Limitation on Actions with Respect to Other Indebtedness.

         The Borrowers will not, nor will it permit any of their respective Subsidiaries to:

         (a) (i) amend or modify any of the terms of any Indebtedness of such Person (other than Indebtedness arising under the Loan Documents) if such amendment or modification would add or change any terms in a manner materially adverse to the Lenders, or (ii) materially shorten the final maturity or average life to maturity of any such Indebtedness or require any payment thereon to be made sooner than originally scheduled or increase the interest rate or fees applicable thereto above applicable market rates, or (iii) make (or give any notice with respect thereto) any voluntary or optional payment or prepayment of any such Indebtedness that, as of the Closing Date, has a maturity date after the Maturity Date, or make (or give any notice with respect thereto) any redemption or acquisition for value or defeasance (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange with respect thereto, other than (A) prepayments made by the Borrowers in connection with any Asset Disposition permitted under Section 7.05, in the amount necessary to prepay or retire any Indebtedness either secured by a Permitted Lien (ranking senior to any Lien of the Administrative Agent) on the related Property or incurred in connection with the acquisition of any Property that is disposed of in connection with such Asset Disposition,
(B) redemptions and/or prepayments in connection with a refinancing of such Indebtedness permitted under this Agreement, (C) redemptions and/or prepayments that do not exceed $30,000,000 in the aggregate after the Closing Date and that are reasonably deemed necessary by the Borrowers to consummate amendments (which are permitted hereunder) to the Borrowers' senior note Indebtedness generally, (D) purchases, repurchases and redemptions of Senior Unsecured Notes to the extent permitted under Section 7.06 and (E) purchases, repurchases and redemptions of Senior Subordinated Notes;

         (b) after the issuance thereof, amend or modify any of the terms of any Subordinated Indebtedness of such Person if such amendment or modification would (i) add or change any terms in a manner materially adverse to such Person or to the Lenders, (ii) materially shorten the final maturity or average life to maturity thereof, (iii) require any payment thereon to be made sooner than originally scheduled, (iv) increase the interest rate or fees applicable thereto or (v) change any subordination provision thereof in a manner adverse to the Lenders; provided, however that the terms of the Senior Subordinated
Note Indenture may be amended or modified in connection with the purchase, repurchase and redemption of Senior Subordinated Notes;

         (c) make interest payments in respect of any Subordinated Indebtedness in violation of the applicable subordination provisions;

         (d) except as permitted under clause (e) below, make (or give any notice with respect thereto) any voluntary or optional payment or prepayment in respect of any Subordinated Indebtedness; or

         (e) make (or give any notice with respect thereto) any redemption, acquisition for value or defeasance (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any Subordinated Indebtedness.

         7.19     Certain Timberland Agreements.

         Permit any Consolidated Party to directly or indirectly, enter into, make or assume any agreement for the sale or harvesting of timber from Timberlands whereby, pursuant to the purchaser's upfront payment of consideration, such purchaser is granted an unlimited right to harvest such timber during a period of time in excess of 180 days.


                                  ARTICLE VIII
                         EVENTS OF DEFAULT AND REMEDIES

         8.01     Events of Default.

         Any of the following shall constitute an Event of Default:

         (a) Non-Payment. The Borrowers or any other Loan Party fails to pay
(i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any commitment or other fee due hereunder, or (iii) within five (5) Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

         (b)      Specific Covenants.  Either Borrower shall

                  (i) default in the due performance or observance of any term, covenant or agreement contained in Sections 6.05, 6.11 or Article VII;

                  (ii) default in the due performance or observance of any term, covenant or agreement contained in Sections 6.01 and 6.02(a),
         (b), (d) or (e) and such default shall continue unremedied for a period of at least five (5) Business Days after the earlier of a Responsible Officer of a Borrower becoming aware of such default or written notice thereof by the Administrative Agent or any Lender; or

         (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after the earlier of a Responsible Officer of a Borrower becoming aware of such default or written notice thereof by the Administrative Agent or any Lender or, if such failure cannot reasonably be cured within such 30-day period, 60 days (but only to the extent such failure can reasonably be cured within such 60-day period) so long as the Borrowers have diligently commenced such cure and is diligently prosecuting the completion thereof; or

         (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrowers or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall prove untrue in any material respect on the date as of which it was deemed to have been made; or

         (e) Cross-Default. (i) A Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrowers or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or

         (f) Insolvency Proceedings, Etc. Any Loan Party or any of its respective Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

         (g) Inability to Pay Debts; Attachment. (i) A Borrower or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or

         (h) Judgments. There is entered against a Borrower or any Subsidiary
(i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or
(ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of thirty
(30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

         (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of a Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) a Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

         (j) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document;

         (k) Change of Control. There occurs any Change of Control with respect to the Company;

         (l) Senior Subordinated Debt Documentation. (i) There shall occur and be continuing any "Event of Default" (or any comparable term) under, and as defined in the documents evidencing or governing any Subordinated Indebtedness,
(ii) any of the Obligations for any reason shall cease to be "Designated Senior Debt" (or any comparable term) under, and as defined in the documents evidencing or governing any Subordinated Indebtedness, (iii) any Indebtedness other than the Obligations shall constitute "Designated Senior Indebtedness" (or any comparable term) under, and as defined in any other documents evidencing or governing any Subordinated Indebtedness or (iv) the subordination provisions of the documents evidencing or governing any Subordinated Indebtedness shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Subordinated Indebtedness; or

         (m) Senior Unsecured Debt Documentation. There shall occur and be continuing any "Event of Default" (or any comparable term) under, and as defined in the Senior Unsecured Notes, or the Senior Unsecured Note Indenture.

         8.02     Remedies Upon Event of Default.
         If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

         (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

         (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

         (c) require that the Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

         (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrowers under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

         8.03     Application of Funds.

After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

         First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

         Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs and amounts payable under Article
III), ratably among them in proportion to the amounts described in this clause Second payable to them;

         Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

         Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings and Swap Contracts between any Loan Party and any Lender or Affiliate of any Lender and to Cash Collateralize the undrawn amounts of Letters of Credit, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them; and

         Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.


                                   ARTICLE IX
                              ADMINISTRATIVE AGENT

         9.01     Appointment and Authority.

         Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Borrowers nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

         9.02     Rights as a Lender.

         The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

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         9.03     Exculpatory Provisions.

         The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

                  (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

                  (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

                  (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

         The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrowers, a Lender or the L/C Issuer.



         The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

         9.04     Reliance by Administrative Agent.

         The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or

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

other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

         9.05     Delegation of Duties.

         The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

         9.06     Resignation of Administrative Agent.

         The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty
(30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrowers and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor's appointment as Administrative Agent hereunder,

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

such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

         9.07     Non-Reliance on Administrative Agent and Other Lenders.

         Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

         9.08     No Other Duties, Etc.

         Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers or listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

         9.09      Administrative Agent May File Proofs of Claim.

         In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise

                  (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 10.04) allowed in such judicial proceeding; and

                  (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

         and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

         Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

         9.10      Collateral and Guaranty Matters.

         The Lenders and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,

                  (a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is sold, exchanged or released, or to be sold, exchanged or released, as part of or in connection with any sale, exchange or release permitted hereunder or under any other Loan Document, or (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders;

                  (b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(g); and

                  (c) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

         Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10.

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

         9.11     Fiduciary Duty.


         In connection with all aspects of each transaction contemplated by this Agreement: (a) this Agreement and any related arranging or other services described in this Agreement is an arm's-length commercial transaction between the Borrowers and their Subsidiaries, on the one hand, and the Lenders and any affiliate through which any such institution may be acting, on the other hand, and the Borrowers and their Subsidiaries are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (b) in connection with the process leading to such transaction, each Lender is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for Borrowers' and their Subsidiaries', stockholders, creditors or employees or any other party; (c) no Lender has assumed or will assume an advisory, agency or fiduciary responsibility in the Borrowers or their Subsidiaries favor with respect to any of the transactions contemplated hereby (irrespective of whether any Lender has advised or is currently advising you or your affiliates on other matters) and no Lender has any obligation to the Borrowers or their Subsidiaries with respect to the transactions contemplated hereby except those obligations expressly set forth in this Agreement; (d) the Lenders and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from the Borrowers and their Subsidiaries and the Lenders have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (e) the Lenders have not provided any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby and the Borrowers and their Subsidiaries have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate. The Borrowers and their Subsidiaries hereby waive and release, to the fullest extent permitted by law, any claims that you may have against the Lenders with respect to any breach or alleged breach of agency or fiduciary duty.


                                   ARTICLE X
                                 MISCELLANEOUS

         10.01    Amendments, Etc.

         No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrowers or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrowers or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

         (a) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

         (b) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

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

         (c) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (v) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of "Default Rate" or to waive any obligation of the Borrowers to pay interest at the Default Rate or
(ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

         (d) change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

         (e) change any provision of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

         (f) release all or substantially all of (i) the value of the Collateral or (ii) the value of the Guarantees given by the Guarantors without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement;
(iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) Section 10.07(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (v) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

         10.02    Notices; Effectiveness; Electronic Communication.

         (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

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

                  (i) if to a Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

                  (ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

         Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent and receipt has been confirmed by telephone (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient) and receipt has been confirmed by telephone. Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

         (b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or either Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

         Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

         (c) The Platform. THE PLATFORM IS PROVIDED "AS IS" AND "AS AVAILABLE." THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative

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Agent or any of its Related Parties (collectively, the "Agent Parties") have any liability to the Borrowers, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrowers' or the Administrative Agent's transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrowers, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

         (d) Change of Address, Etc. Each of the Borrowers, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrowers, the Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

         (e) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrowers even if
(i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or
(ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrowers. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

         10.03    No Waiver; Cumulative Remedies.

         No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         10.04    Attorney Costs, Expenses and Taxes.

         The Borrowers agree (a) to pay or reimburse the Administrative Agent for all costs and expenses incurred in connection with the development, preparation, negotiation and execution of

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

this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all reasonable Attorney Costs, and (b) to pay or reimburse the Administrative Agent and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. All amounts due under this Section 10.04 shall be payable within ten (10) Business Days after demand therefor. The agreements in this Section shall survive the termination of the Aggregate Revolving Commitments and repayment of all other Obligations.

         10.05    Expenses; Indemnity; Damage Waiver.

         (a) Costs and Expenses. The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), and shall pay all reasonable fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or the L/C Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
         (b) Indemnification by the Borrowers. The Borrowers shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the documented fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all reasonable fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrowers or any other Loan Party arising out of, in connection with, or as a result of

                                      103
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(i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan
Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrowers or any of their Subsidiaries, or any Environmental Liability related in any way to the Borrowers or any of their Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrowers or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrowers or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if the Borrowers or such Loan Party has obtained a final judgment in its favor on such claim as determined by a court of competent jurisdiction.

         (c) Reimbursement by Lenders. To the extent that the Borrowers for any reason fails to indefeasibly pay any amount required under subsection (a) or
(b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

         (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrowers shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission

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systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent determined in a final judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's bad faith, gross negligence or willful misconduct.

         (e) Payments. All amounts due under this Section shall be payable not later than ten (10) Business Days after demand therefor.

         (f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent and the L/C Issuer, the replacement of any Lender, the termination of the Aggregate Revolving Commitments and the repayment, satisfaction or discharge of all the other Obligations.

         10.06    Payments Set Aside.

         To the extent that any payment by or on behalf of the Borrowers is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then
(a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

         10.07    Successors and Assigns.

         (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither a Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section,
(ii) by way of participation in accordance with the provisions of subsection
(d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section, or (iv) to an SPC in accordance with the provisions of subsection (h) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

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         (b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that

                  (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than () in the case of Revolving Loans, $5,000,000 and (ii) in the case of Term Loan, $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrowers otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

                  (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Swing Line Loans;

                  (iii) any assignment of a Commitment must be approved by the Administrative Agent and, in the case of a Revolving Commitment, the L/C Issuer and the Swing Line Lender unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and

                  (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount, if any, required as set forth in Schedule 10.07, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

         Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering

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all of the assigning Lender's rights and obligations under this Agreement, such
Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrowers (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

         (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of, and interest payable on, the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by each of the Borrowers and the L/C Issuer at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender may request and receive from the Administrative Agent a copy of the Register.

         (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrowers or any of the Borrowers' Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

         Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection
(e) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section
2.13 as though it were a Lender.

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         (e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers' prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 10.14 as though it were a Lender.

         (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or a bank in the farm credit banking system; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         (g) Electronic Execution of Assignments. The words "execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

         (h) Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers (an "SPC") the option to provide all or any part of any Committed Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Committed Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Committed Loan, the Granting Lender shall be obligated to make such Committed Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.12(b)(ii). Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement (including its obligations under Section 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and
(iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Committed Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Committed Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting

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against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may
(i) with notice to, but without prior consent of the Borrowers and the Administrative Agent and with the payment of a processing fee in the amount of $2,500, assign all or any portion of its right to receive payment with respect to any Committed Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Committed Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

         (i) Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon thirty (30) days' notice to the Borrowers and the Lenders, resign as L/C Issuer and/or (ii) upon thirty (30) days' notice to the Borrowers, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrowers shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrowers to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

         10.08    Confidentiality.

         Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the

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enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and its obligations, (g) with the consent of the Borrowers or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers.

         For purposes of this Section, "Information" means all information received from the Borrowers or any Subsidiary relating to the Borrowers or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Borrowers or any Subsidiary, provided that, in the case of information received from the Borrowers or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Borrowers or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

         10.09    Set-off.

         In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrowers or any other Loan Party, any such notice being waived by the Borrowers (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties, and each Loan Party hereby grants a security interest in all such deposits and indebtedness to the Administrative Agent for the benefit of the Administrative Agent and the Lenders, against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Lender agrees promptly to notify the Borrowers and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

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         10.10    Interest Rate Limitation.

         Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

         10.11    Counterparts; Integration; Effectiveness.

         This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

         10.12    Survival of Representations and Warranties.

         All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

         10.13    Severability.

         If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as

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possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.14    Tax Forms.

         (a) (i) Each Lender that is a Foreign Lender shall deliver to the Administrative Agent, prior to receipt of any payment under this Agreement (or upon accepting an assignment of an interest herein), two (2) duly signed completed copies of (A) IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Borrowers pursuant to this Agreement), (B) IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrowers pursuant to this Agreement) or (C) such other evidence satisfactory to the Borrowers and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 881(c) of the Code. Thereafter and from time to time, each such Foreign Lender shall (x) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrowers and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrowers pursuant to this Agreement, (y) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (z) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrowers make any deduction or withholding for taxes from amounts payable to such Foreign Lender.

         (ii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion), (A) two (2) duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two (2) duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

         (iii) The Borrowers shall not be required to pay any additional amount to any Foreign Lender under Section 3.01 (A) with respect to any Taxes required to be deducted or withheld on

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the basis of the information, certificates or statements of exemption such
Lender transmits with an IRS Form W-8IMY pursuant to this Section 10.15(a) or
(B) if such Lender shall have failed to satisfy the foregoing provisions of this Section 10.15(a); provided that if such Lender shall have satisfied the requirement of this Section 10.15(a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 10.15(a) shall relieve the Borrowers of its obligation to pay any amounts pursuant to Section 3.01 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

         (iv) The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Borrowers are not required to pay additional amounts under this Section 10.15(a).

         (b) Upon the request of the Administrative Agent, each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two (2) duly signed completed copies of IRS Form W-9 (or any successor thereto). If such Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

         (c) If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the Aggregate Revolving Commitments, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.

         10.15 Replacement of Lenders.If any Lender requests compensation under
Section 3.04, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender, then the Borrowers may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.07), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

                  (a) the Borrowers shall have paid to the Administrative Agent the assignment fee specified in Section 10.07;

                  (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

                  (c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

                  (d) such assignment does not conflict with applicable Laws.

         A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

         10.16    Governing Law; Jurisdiction; Etc..

         (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

         10.17    Waiver of Right to Trial by Jury.

         EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         10.18    USA Patriot Act Notice.

          Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrowers in accordance with the Act.


                                  ARTICLE XI.
                                   GUARANTY

         11.01    The Guaranty.

         Each of the Guarantors hereby jointly and severally guarantees to each Lender, each Affiliate of a Lender that enters into a Swap Contract, and the Administrative Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

         Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents or Swap Contracts, the obligations of each Guarantor under this Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state law.

         11.02    Obligations Unconditional.

         The obligations of the Guarantors under Section 11.01 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or Swap Contracts, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 11.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrowers or any other Guarantor for amounts paid under this Article XI until such time as the Obligations have been Fully Satisfied. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

         (a) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

         (b) any of the acts mentioned in any of the provisions of any of the Loan Documents, any Swap Contract between any Consolidated Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Loan Documents or such Swap Contracts shall be done or omitted;

         (c) the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents, any Swap Contract between any Consolidated Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Loan Documents or such Swap Contracts shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

         (d) any Lien granted to, or in favor of, the Agent or any Lender or Lenders as security for any of the Obligations shall fail to attach or be perfected; or

         (e) any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

         With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents, any Swap Contract between any Consolidated Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Loan Documents or such Swap Contracts, or against any other Person under any other guarantee of, or security for, any of the Obligations.

         11.03    Reinstatement.

         The obligations of the Guarantors under this Article XI shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         11.04    Certain Additional Waivers.

         Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 11.02 and through the exercise of rights of contribution pursuant to Section 11.06.

         11.05    Remedies.

         The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Agent and the Lenders, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 8.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 8.02) for purposes of
Section 11.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 11.01. The Guarantors acknowledge and agree that to the extent their obligations hereunder become secured, the Lenders may exercise their remedies thereunder in accordance with the terms of the applicable security documents.

         11.06    Rights of Contribution.

         The Guarantors hereby agree as among themselves that, in connection with payments made hereunder, each Guarantor shall have a right of contribution from each other Guarantor in accordance with applicable Law. Such contribution rights shall be subordinate and subject in right of payment to the Obligations until such time as the Obligations have been Fully Satisfied, and none of the Guarantors shall exercise any such contribution rights until the Obligations have been Fully Satisfied.

         11.07    Guarantee of Payment; Continuing Guarantee.

         The guarantee in this Article XI is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWERS:                                      LONGVIEW FIBRE COMPANY,
                                                a Washington corporation


                                                By:    /s/ Lisa J. McLaughlin
                                                       -----------------------
                                                Name:  Lisa J. McLaughlin
                                                       -----------------------
                                                Title: Sr. V.P. - Finance
                                                       -----------------------


                                                LONGVIEW FIBRE PAPER AND
                                                PACKAGING, INC.,
                                                a Washington corporation


                                                By:    /s/ Lisa J. McLaughlin
                                                       -----------------------
                                                Name:  Lisa J. McLaughlin
                                                       -----------------------
                                                Title: Sr. V.P. - Finance
                                                       -----------------------









                                             Signature Page to Credit Agreement
                                                         Longview Fibre Company
                                                                  December 2005

ADMINISTRATIVE AGENT
AND LENDERS:                                    BANK OF AMERICA, N.A.,
                                                as Administrative Agent


                                                By:    /s/ Joan Mok
                                                       -------------------------
                                                Name:  Joan Mok
                                                       -------------------------
                                                Title: Assistant Vice President
                                                       -------------------------









                                             Signature Page to Credit Agreement
                                                         Longview Fibre Company
                                                                  December 2005

                             BANK OF AMERICA, N.A.,
                             as a Lender, an L/C Issuer and Swing Line Lender


                             By:    /s/ Michael L. Letson, Jr.
                                    ------------------------------------------
                             Name:  Michael L. Letson, Jr.
                                    ------------------------------------------
                             Title: Vice President
                                    ------------------------------------------









                                             Signature Page to Credit Agreement
                                                         Longview Fibre Company
                                                                  December 2005

                                                WELLS FARGO BANK, N.A.,
                                                as a Lender


                                                By:    /s/ James R. Bednark
                                                       -------------------------
                                                Name:  James R. Bednark
                                                       -------------------------
                                                Title: SVP
                                                       -------------------------










                                             Signature Page to Credit Agreement
                                                         Longview Fibre Company
                                                                  December 2005

                                            GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                            as a Lender


                                            By:    /s/ William Archer
                                                   -----------------------------
                                            Name:  William Archer
                                                   -----------------------------
                                            Title: Managing Director
                                                   -----------------------------








                                             Signature Page to Credit Agreement
                                                         Longview Fibre Company
                                                                  December 2005

                                                U.S. BANK NATIONAL ASSOCIATION,
                                                as a Lender


                                                By:    /s/ Janice T. Thede
                                                       -------------------------
                                                Name:  Janice T. Thede
                                                Title: Vice President









                                             Signature Page to Credit Agreement
                                                         Longview Fibre Company
                                                                  December 2005

                                                THE BANK OF NOVA SCOTIA,
                                                as a Lender


                                                By:    /s/ Mark Sparrow
                                                       -------------------------
                                                Name:  Mark Sparrow
                                                Title: Director









                                             Signature Page to Credit Agreement
                                                         Longview Fibre Company
                                                                  December 2005

                                                SCOTIABANC INC.,
                                                as a Lender


                                                By:   /s/ William E. Zarrett
                                                      -------------------------
                                                Name: William E. Zarrett
                                                      ------------------
                                                Title: Managing Director
                                                       -----------------






                                             Signature Page to Credit Agreement
                                                         Longview Fibre Company
                                                                  December 2005

                                                AMERICAN AGCREDIT, PCA,
                                                as a Lender


                                                By:    /s/ Vern Zander
                                                       -------------------------
                                                Name:  Vern Zander
                                                       -------------------------
                                                Title: Vice President
                                                       -------------------------









                                             Signature Page to Credit Agreement
                                                         Longview Fibre Company
                                                                  December 2005

                                             THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                             SEATTLE BRANCH, as a Lender


                                             By:    /s/ Tsuneto Kodama
                                                    ----------------------------
                                             Name:  Tsuneto Kodama
                                             Title: General Manager









                                             Signature Page to Credit Agreement
                                                         Longview Fibre Company
                                                                  December 2005

                                                UNION BANK OF CALIFORNIA, N.A.,
                                                as a Lender


                                                By:    /s/ Kevin Sullivan
                                                       -------------------------
                                                Name:  Kevin Sullivan
                                                       -------------------------
                                                Title: Senior Vice President
                                                       -------------------------









                                             Signature Page to Credit Agreement
                                                         Longview Fibre Company
                                                                  December 2005

                                           NORTHWEST FARM CREDIT SERVICES, PCA,
                                           as a Lender


                                           By:    /s/ Jim D. Allen
                                                  -----------------------------
                                           Name:  Jim D. Allen
                                                  ------------
                                           Title: Senior Vice President
                                                  ---------------------









                                             Signature Page to Credit Agreement
                                                         Longview Fibre Company
                                                                  December 2005

                                       COOPERATIEVE CENTRALE RAIFFEISEN-
                                       BOERENLEENBANK B.A. "RABOBANK
                                       INTERNATIONAL" NEW YORK BRANCH, as Lender


                                       By:    /s/ Clay Jackson
                                              ---------------------------------
                                       Name:  Clay Jackson
                                              ---------------------------------
                                       Title: Executive Director
                                              ---------------------------------


                                       By:    /s/ Rebecca O. Morrow
                                              ----------------------------------
                                       Name:  Rebecca O. Morrow
                                              ----------------------------------
                                       Title: Executive Director
                                              ----------------------------------









Longview Fibre

                                               GREENSTONE FARM CREDIT SERVICES,
                                               ACA/FLCA, as a Lender


                                               By:    /s/ Alfred S. Compton, Jr.
                                                      --------------------------
                                               Name:  Alfred S. Compton, Jr.
                                                      --------------------------
                                               Title: VP/Sr. Lending Officer
                                                      --------------------------









                                             Signature Page to Credit Agreement
                                                         Longview Fibre Company
                                                                  December 2005

                                                STERLING SAVINGS BANK,
                                                as a Lender


                                                By:  /s/ Colin Duffy
                                                     --------------------------
                                                Name:  Colin Duffy
                                                Title: Vice President









                                             Signature Page to Credit Agreement
                                                         Longview Fibre Company
                                                                  December 2005

                                                M&I MARSHALL & ILSLEY BANK,
                                                as a Lender


                                                By:    /s/ Ronald J. Carey
                                                       -------------------------
                                                Name:  Ronald J. Carey
                                                       -------------------------
                                                Title: Vice President
                                                      --------------------------

                                                By:    /s/ James R. Miller
                                                       -------------------------
                                                Name:  James R. Miller
                                                       -------------------------
                                                Title: Vice President
                                                       -------------------------









                                             Signature Page to Credit Agreement
                                                         Longview Fibre Company
                                                                  December 2005

                                                CAPITAL FARM CREDIT BANK,
                                                as a Lender


                                                By:    /s/ Robert P. Abbott
                                                       -------------------------
                                                Name:  Robert P. Abbott
                                                       -------------------------
                                                Title: VP Commercial Credit
                                                       -------------------------









                                             Signature Page to Credit Agreement
                                                         Longview Fibre Company
                                                                  December 2005

                                                     AGFIRST FARM CREDIT BANK,
                                                     as a Lender


                                                     By:   /s/ Felicia D. Morant
                                                           ---------------------
                                                     Name: Felicia D. Morant
                                                     Title: Vice President









                                             Signature Page to Credit Agreement
                                                         Longview Fibre Company
                                                                  December 2005

                                                FARM CREDIT SERVICES OF
                                                MINNESOTAVALLEY, FLCA D/B/A FCS
                                                COMMERCIAL FINANCE, as a Lender


                                                By:    /s/ Lisa Caswell
                                                       ------------------------
                                                Name:  Lisa Caswell
                                                Title: Commercial Loan Officer









                                             Signature Page to Credit Agreement
                                                         Longview Fibre Company
                                                                  December 2005

                                          FARM CREDIT SERVICES OF AMERICA, PCA
                                          as a Lender


                                          By:    /s/ Steve L. Moore
                                                 ------------------------------
                                          Name:  Steve L. Moore
                                                 ------------------------------
                                          Title: Vice President
                                                 ------------------------------





                                             Signature Page to Credit Agreement
                                                         Longview Fibre Company
                                                                  December 2005

                                 SCHEDULE 1.01
                                 -------------

                           Existing Letters of Credit


Issued Under
Credit Agreement
Dated             Beneficiary                                 Date        Expiry Date       Amount
------            ----------------------------------------    ------      --------------    ----------

12/15/05          Yakima IRB                                  6/24/05     6/24/06           $5,200,000
                  L/C number 3046054, Bank of America
12/15/05          Twin Falls IRB                              6/24/05     6/24/06           $4,500,000
                  L/C number 3049293, Bank of America


                                 SCHEDULE 2.01
                                 -------------


                     COMMITMENTS AND APPLICABLE PERCENTAGES


                                                             Revolving       Applicable         Term            Applicable
         Lender                                             Commitment       Percentage       Commitment        Percentage
------------------------------------------------------------------------------------------------------------------------------

Bank of America, N.A.                                       $20,000,000      10.000000000%    $20,000,000       10.000000000%
Wells Fargo Bank, N.A.                                      $20,000,000      10.000000000%    $20,000,000       10.000000000%
Goldman Sachs Credit Partners L.P.                          $10,000,000       5.000000000%    $10,000,000        5.000000000%
U.S. Bank National Association                              $15,000,000       7.500000000%    $15,000,000        7.500000000%
The Bank of Nova Scotia                                     $15,000,000       7.500000000%             $0        0.000000000%
Scotiabanc Inc.                                                      $0       0.000000000%    $15,000,000        7.500000000%
American AgCredit, PCA(1)                                   $20,000,000      10.000000000%    $20,000,000       10.000000000%
The Bank of Tokyo Mitsubishi, Ltd., Seattle Branch           $9,000,000       4.500000000%     $9,000,000        4.500000000%
Union Bank of California, N.A.                               $6,000,000       3.000000000%     $6,000,000        3.000000000%
Northwest Farm Credit Services, PCA(2)                      $20,000,000      10.000000000%    $20,000,000       10.000000000%
Cooperatieve Centrale Raiffeisin - Boerenleenbank B.A.,     $15,000,000       7.500000000%    $15,000,000        7.500000000%
"Rabobank International" New York Branch
Greenstone Farm Credit Services, ACA/FLCA                   $10,000,000       5.000000000%    $10,000,000        5.000000000%
Sterling Savings Bank                                        $5,000,000       2.500000000%     $5,000,000        2.500000000%
M&I Marshall & Ilsley Bank                                   $7,500,000       3.750000000%     $7,500,000        3.750000000%
Capital Farm Credit Bank(3)                                 $10,000,000       5.000000000%    $10,000,000        5.000000000%
AgFirst Farm Credit Bank(4)                                  $7,500,000       3.750000000%     $7,500,000        3.750000000%
Farm Credit Services of Minnesota Valley,
  FLCA d/b/a FCS                                             $5,000,000       2.500000000%     $5,000,000        2.500000000%
Commercial Finance Group
Farm Credit Services of America, PCA                         $5,000,000       2.500000000%     $5,000,000        2.500000000%
Total                                                      $200,000,000     100.000000000%   $200,000,000      100.000000000%





(1) Pursuant to a participation agreement, a participation of $10MM has been sold by American AgCredit, PCA to U.S. AgBank, FCB as of the Closing Date.
(2) Pursuant to a participation agreement, a participation of $10MM has been sold by Northwest Farm Credit Services, PCA to CoBank ACB as of the Closing Date.
(3) Pursuant to a participation agreement, a participation of $$10MM has been sold by Capital Farm Credit Bank to Farm Credit Bank of Texas as of the Closing Date.
(4) Pursuant to a participation agreement, a participation of $4MM has been sold by AgFirst Farm Credit Bank to Pee Dee Farm Credit as of the Closing Date.

                                 SCHEDULE 5.03
                                 -------------

             Required Consents, Authorizations, Notices and Filings

None

                                 SCHEDULE 5.13
                                 -------------

                       SUBSIDIARIES & EQUITY INVESTMENTS


Part (a)
--------

                                                         Percentage of
                                                          Voting Stock
                                 Jurisdiction             Owned by the
                                      Of                Company or Other
         Name                    Incorporation            Subsidiary
         ----                    -------------            ----------

Longtimber of Oregon                Oregon                   100%
Longview Fibre Paper and
      Packaging, Inc.               Washington               100%


Part (b)
--------

      Name                         Description            Value at 10/31/05
      ----                         -----------            -----------------

American AgCredit                  C Stock                 $  1,000.00
IFA Nurseries, Inc.                Stock                   $283,299.00
AG Supply Company                  Stock (issued for
                                   Patronage)              $ 56,635.04

                                 SCHEDULE 7.01
                                 -------------

                                     Liens


Industrial Revenue Bond Financing Agreements:

1. Port of Longview Industrial Development Corporation Bond Financing Agreements, including Loan Agreement, Security Agreement, Reimbursement Agreement, Remarketing Agreement and Tender Agent Agreement dated December 1, 1984.

     Secured by one (1) barge unloading crane, conveyors, stackers and related equipment in Longview, Washington.

     Principal Amount Outstanding:
     -----------------------------

     $5,000,000

2. City of Twin Falls Industrial Development Bond Financing Agreements, including Loan Agreement, Security Agreement, Letter of Credit Agreement, Remarketing Agreement and Tender Agent Agreement dated December 1, 1985.

     Secured by one (1) 98" width BHS Heavy Duty Corrugator and associated equipment in Twin Falls, Idaho.

     Principal Amount Outstanding:
     -----------------------------

     $4,500,000

3. Yakima County Industrial Development Revenue Bond Financing Agreements, including Bond Purchase Agreement, Security Agreement, Reimbursement Agreement, Remarketing Agreement and Trust Agreement dated May 1, 1988.

     Secured by equipment to update the wet end and dry end of a corrugator and includes acquisition and installation of a Paser 60G B flute, double glue machine, auto slitter scorer, double downstacker and allied equipment, one
     (1) S.A. Martin FFG Supermini 718 with four (4) colors and die cut unit, and one (1) S.A. Martin FFG Supermini 718 with two (2) colors and die cut unit, together with related equipment.

     Principal amount outstanding:
     -----------------------------

     $5,000,000

                                 SCHEDULE 7.02
                                 -------------

                                  INVESTMENTS

                                 As of 10/31/05

Investments in Country Clubs                          $ 76,560.00

Stock - AG supply Company                               56,635.04

Stock - American AgCredit                                1,000.00

Stock - I F Nursery                                    283,299.00
                                                      ------------

   Total                                              $417,494.04

                                 SCHEDULE 7.03

Indebtedness as of December 15, 2003

A.   Short-Term Borrowing

     1. Line of credit between Longview Fibre Company and Marshall and Ilsley Bank which cannot exceed $15,000,000.

          Principal Amount Outstanding:
          -----------------------------

          Balance as of December 15, 2005    $0.00

B.   Long-Term Borrowing

     Industrial Revenue Bond Financing Agreements:

     1. Port of Longview Industrial Development Corporation Bond Financing Agreements, including Loan Agreement, Security Agreement, Reimbursement Agreement, Remarketing Agreement and Tender Agent Agreement dated December 1, 1984.

          Secured by one (1) barge unloading crane, conveyors, stackers and related equipment in Longview, Washington.

          Principal Amount Outstanding:
          -----------------------------

          $5,000,000

     2. City of Twin Falls Industrial Development Bond Financing Agreements, including Loan Agreement, Security Agreement, Letter of Credit Agreement, Remarketing Agreement and Tender Agent Agreement dated December 1, 1985.

          Secured by one (1) 98" width BHS Heavy Duty Corrugator and associated equipment in Twin Falls, Idaho.

          Principal Amount Outstanding:
          -----------------------------

          $4,500,000

     3. Yakima County Industrial Development Revenue Bond Financing Agreements, including Bond Purchase Agreement, Security Agreement, Reimbursement Agreement, Remarketing Agreement and Trust Agreement dated May 1, 1988.

          Secured by equipment to update the wet end and dry end of a corrugator and includes acquisition and installation of a Paser 60G B flute, double glue machine, auto slitter scorer, double downstackers and allied equipment, one (1) S. A. Martin FFG Supermini 718 with four (4) colors and die cut unit, and one (1) S. A. Martin FFG Supermini 718 with two (2) colors and die cut unit, together with related equipment.

          Principal Amount Outstanding:
          -----------------------------

          $5,000,000

Senior Notes:

     4. Note Purchase Agreement dated March 31, 1998 between Longview Fibre Company and the purchasers of the Company's 6.77% Senior Notes due March 31, 2006.

          Principal Amount Outstanding:
          -----------------------------

          $13,000,000

     5. Note Purchase Agreement dated March 31, 1998 between Longview Fibre Company and the purchasers of the Company's 6.92% Senior Notes due March 31, 2008.

          Principal Amount Outstanding:
          -----------------------------

          $24,000,000

     6. Note Purchase Agreement dated March 31, 1998 between Longview Fibre Company and the purchasers of the Company's 7.00% Senior Notes due March 31, 2010.

          Principal Amount Outstanding:
          -----------------------------

          $15,000,000

     7. Note Purchase Agreement dated June 28, 2001 between Longview Fibre Company and the purchasers of the Company's 8.83% Senior Notes due June 28, 2006.

          Principal Amount Outstanding:
          -----------------------------

          $67,500,000

     8. Note Purchase Agreement dated June 28, 2001 between Longview Fibre Company and the purchasers of the Company's Floating Rate Senior Notes due June 28, 2006.

          Principal Amount Outstanding:
          -----------------------------

          $5,000,000

     9. $215 million aggregate principal amount of 10% Senior Subordinated Notes due 2009 issued pursuant to an Indenture, dated as of January 25, 2002, between Longview Fibre Company and U.S. Bank National Association, as Trustee.

          Principal Amount Outstanding:
          -----------------------------

          $215,000,000


TOTAL:    $354,000,000


                            Subsidiary Indebtedness
                            -----------------------

None

                                 SCHEDULE 7.08
                                 -------------

                        Employee Termination Agreements

Since January 1, 1989, the Company has entered into termination protection agreements with certain executive officers and other employees. Those officers with such agreements, as of December 15, 2005 are:

Name                                        Date Signed
----                                        -----------

1.       Arkell, Robert B.                  April 9, 1990
2.       Holbrook, L. J.                    February 5, 1992 (now McLaughlin)
3.       Martinsen, R. P.                   April 9, 1990
4.       Olson, I. A.                       April 9, 1990
5.       Parker, R. J.                      February 2, 1994
6.       Wollenberg, R. H.                  February 1, 1995

                                 SCHEDULE 10.02
                                 --------------


                         ADMINISTRATIVE AGENTS OFFICE,
                         CERTAIN ADDRESSES FOR NOTICES


BORROWERS:

Longview Fibre Company
Address for Courier:
300 Fibre Way
Longview, Washington 98632
Address for Mail:
P.O. Box 639
Longview, Washington 98632
Attention: Senior Vice President Finance
Telephone: (360) 425 1550
Facsimile: (360) 575 5928
Website Address: www.longviewfibre.com

ADMINISTRATIVE AGENT:

Administrative Agent's Office
(for Payments and Requests for Credit Extensions):
Bank of America, N.A.
1850 Gateway Blvd.
CA4-706-05-09
Concord, California 94520
Attention: Mark Garcia
Telephone: (925)675 8416
Facsimile: (888) 969 2297
Electronic Mail: mark.a.garcia@bankofamerica.com
ABA#: 111000012
Account #: 3750836479
Reference: Longview Fibre

Other Notices to Administrative Agent:
Bank of America, N.A.
Agency Management
1455 Market St, 5th Floor
CA5-701-05-19
San Francisco, California 94113
Attention: Anthea Del Bianco
Telephone: (415) 436 2776
Facsimile: (415) 503 5101
Electronic Mail: anthea.del_bianco@bankofamerica.com

L/C ISSUER:

Bank of America, N.A.
Trade Operations - Los Angeles #22621
Mail Code: CA9-703-19-23
333 South Beaudry Street, 19th Floor
Los Angeles, CA 90071 1466
Attention: Sandra Leon
Telephone: (213) 345 5231
Facsimile: (213) 345 6694
Electronic Mail: sandra.leonna,bankofamerica.com

SWING LINE LENDER

Bank of America, N.A.
1850 Gateway Blvd.
CA4-706-05-09
Concord, California 94520
Attention: Mark Garcia
Telephone: (925) 675 8416
Facsimile: (888) 969 2297
Electronic Mail: mark.a.garcia@bankofamerica.com
ABA#: 111000012
Account #: 3750836479
Reference: Longview Fibre

                                 SCHEDULE 10.07
                                 --------------


                        PROCESSING AND RECORDATION FEES


The Administrative Agent will charge a processing and recordation fee (an "Assignment Fee") in the amount of $2,500 for each assignment; provided, however, that in the event of two or more concurrent assignments to members of the same Assignee Group (which may be effected by a suballocation of an assigned amount among members of such Assignee Group) or two or more concurrent assignments by members of the same Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group), the Assignment Fee will be $2,500 plus the amount set forth below:

         Transaction:                                      Assignment Fee:

         First four concurrent assignments                      -0-
         or suballocations to members of an
         Assignee Group (or from members
         of an Assignee Group, as applicable)

         Each additional concurrent                            $500
         assignment or suballocation to a
         member of such Assignee Group (or
         from a member of such Assignee
         Group, as applicable)

For purposes hereof, "Assignee Group" means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor. The terms "Affiliate," "Approved Fund" and "Eligible Assignee" shall be defined in the definitive loan documentation.

                                                                      EXHIBIT A

                         FORM OF COMMITTED LOAN NOTICE

                                                       Date: ___________, _____

To:      Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement, dated as of December 23, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Longview Fibre Company, a Washington corporation (the "Company"), Longview Fibre Paper and Packaging, Inc., a Washington corporation ("TRS" and together with the Company, the "Borrowers"), the Lenders from time to time party thereto, the Guarantors from time to time party thereto and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

         The undersigned hereby requests (select one):

         |_|  A Borrowing of Revolving Loans   |_|  A Borrowing of the Term Loan

         |_|  A conversion or continuation of Loans

         1. On _______________________ (a Business Day).

         2. In the amount of $______________________.

         3. Comprised of ____________________.
            [Type of Committed Loan requested]

         4. For Eurodollar Rate Loans: with an Interest Period of _____ months. [only Interest Periods of one month shall be available during the ninety (90) day period following the Closing Date]

         The Committed Borrowing, if any, requested herein complies with the proviso to the first sentence of Section 2.01(a) or Section 2.01(b), as applicable, of the Agreement.





                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                     LONGVIEW FIBRE COMPANY

                                     By:
                                          -------------------------------------

                                     Name:
                                            -----------------------------------

                                     Title:
                                             ----------------------------------


                                     LONGVIEW FIBRE PAPER AND PACKAGING, INC.

                                     By:
                                          -------------------------------------

                                     Name:
                                            -----------------------------------

                                     Title:
                                             ----------------------------------

                                                                      EXHIBIT B

                         FORM OF SWING LINE LOAN NOTICE

                                                       Date: ___________, _____

To:      Bank of America, N.A., as Swing Line Lender
         Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement, dated as of December 23, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Longview Fibre Company, a Washington corporation (the "Company"), Longview Fibre Paper and Packaging, Inc., a Washington corporation ("TRS" and together with the Company, the "Borrowers"), the Lenders from time to time party thereto, the Guarantors from time to time party thereto and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

         The undersigned hereby requests a Swing Line Loan:

         1. On ________________________ (a Business Day).

         2. In the amount of $_____________________.

         The Swing Line Borrowing requested herein complies with the requirements of the proviso to the first sentence of Section 2.04(a) of the Agreement.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                     LONGVIEW FIBRE COMPANY

                                     By:
                                          ------------------------------------

                                     Name:
                                            ----------------------------------

                                     Title:
                                             ---------------------------------


                                     LONGVIEW FIBRE PAPER AND PACKAGING, INC.

                                     By:
                                          ------------------------------------

                                     Name:
                                            ----------------------------------

                                     Title:
                                             ---------------------------------

                                                                    EXHIBIT C-1

                             FORM OF REVOLVING NOTE

                                                       Date: ___________, _____

         FOR VALUE RECEIVED, the undersigned (the "Borrowers"), hereby promise to pay to _____________________ or registered assigns (the "Lender"), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Revolving Loan from time to time made by the Lender to the Borrowers under that certain Credit Agreement, dated as of December 23, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among the Borrowers, the Lenders from time to time party thereto, the Guarantors from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

         The Borrowers promise to pay interest on the unpaid principal amount of each Revolving Loan from the date of such Revolving Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. Except as otherwise provided in Section 2.04(f) of the Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

         This Revolving Note is one of the Revolving Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Revolving
Note is also entitled to the benefits of the Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Revolving Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Revolving Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Revolving Note and endorse thereon the date, amount and maturity of its Revolving Loans and payments with respect thereto.

         The Borrowers, for themselves, their successors and assigns, hereby waive diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Revolving Note.

         THIS REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.


                                    LONGVIEW FIBRE COMPANY

                                    By:
                                         ------------------------------------

                                    Name:
                                           ----------------------------------

                                    Title:
                                            ---------------------------------


                                    LONGVIEW FIBRE PAPER AND PACKAGING, INC.

                                    By:
                                         ------------------------------------

                                    Name:
                                           ----------------------------------

                                    Title:
                                            ---------------------------------


                                    LOANS AND PAYMENTS WITH RESPECT THERETO

                                                                        Amount of        Outstanding
                                                         End of        Principal or       Principal
                        Type of         Amount of       Interest      Interest Paid      Balance This      Notation
       Date            Loan Made        Loan Made        Period         This Date            Date           Made By
-----------------------------------------------------------------------------------------------------------------------


-----------------   ---------------   --------------   -------------  ---------------   ---------------   -------------

-----------------   ---------------   --------------   -------------  ---------------   ---------------   -------------

-----------------   ---------------   --------------   -------------  ---------------   ---------------   -------------

-----------------   ---------------   --------------   -------------  ---------------   ---------------   -------------

-----------------   ---------------   --------------   -------------  ---------------   ---------------   -------------

-----------------   ---------------   --------------   -------------  ---------------   ---------------   -------------

-----------------   ---------------   --------------   -------------  ---------------   ---------------   -------------

-----------------   ---------------   --------------   -------------  ---------------   ---------------   -------------

-----------------   ---------------   --------------   -------------  ---------------   ---------------   -------------

-----------------   ---------------   --------------   -------------  ---------------   ---------------   -------------

-----------------   ---------------   --------------   -------------  ---------------   ---------------   -------------

-----------------   ---------------   --------------   -------------  ---------------   ---------------   -------------

-----------------   ---------------   --------------   -------------  ---------------   ---------------   -------------

-----------------   ---------------   --------------   -------------  ---------------   ---------------   -------------

-----------------   ---------------   --------------   -------------  ---------------   ---------------   -------------

-----------------   ---------------   --------------   -------------  ---------------   ---------------   -------------

-----------------   ---------------   --------------   -------------  ---------------   ---------------   -------------

-----------------   ---------------   --------------   -------------  ---------------   ---------------   -------------

                                                                    EXHIBIT C-2

                               FORM OF TERM NOTE

                                                       Date: ___________, _____


         FOR VALUE RECEIVED, the undersigned (the "Borrowers"), hereby promise to pay to _____________________ or registered assigns (the "Lender"), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of the Term Loan from time to time made by the Lender to the Borrowers under that certain Credit Agreement, dated as of December 23, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among the Borrowers, the Lenders from time to time party thereto, the Guarantors from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

         The Borrowers promise to pay interest on the unpaid principal amount of the Term Loan from the date the Term Loan is made until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

         This Term Note is one of the Term Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Term Note is also entitled to the benefits of the Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Term Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. The Term Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Term Note and endorse thereon the date, amount and maturity of its Term Loan and payments with respect thereto.

         The Borrowers, for themselves, their successors and assigns, hereby waive diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Term Note.

         THIS TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.


                                    LONGVIEW FIBRE COMPANY

                                    By:
                                         -------------------------------------

                                    Name:
                                           -----------------------------------

                                    Title:
                                            ----------------------------------


                                    LONGVIEW FIBRE PAPER AND PACKAGING, INC.

                                    By:
                                         -------------------------------------

                                    Name:
                                           -----------------------------------

                                    Title:
                                            ----------------------------------


                                                                        Amount of        Outstanding
                                                         End of        Principal or       Principal
                        Type of         Amount of       Interest      Interest Paid      Balance This      Notation
       Date            Loan Made        Loan Made        Period         This Date            Date           Made By
-----------------------------------------------------------------------------------------------------------------------


-----------------   ---------------   --------------   -------------  ---------------   ---------------   -------------

-----------------   ---------------   --------------   -------------  ---------------   ---------------   -------------

-----------------   ---------------   --------------   -------------  ---------------   ---------------   -------------

-----------------   ---------------   --------------   -------------  ---------------   ---------------   -------------

-----------------   ---------------   --------------   -------------  ---------------   ---------------   -------------

-----------------   ---------------   --------------   -------------  ---------------   ---------------   -------------

-----------------   ---------------   --------------   -------------  ---------------   ---------------   -------------

-----------------   ---------------   --------------   -------------  ---------------   ---------------   -------------

-----------------   ---------------   --------------   -------------  ---------------   ---------------   -------------

-----------------   ---------------   --------------   -------------  ---------------   ---------------   -------------

-----------------   ---------------   --------------   -------------  ---------------   ---------------   -------------

-----------------   ---------------   --------------   -------------  ---------------   ---------------   -------------

-----------------   ---------------   --------------   -------------  ---------------   ---------------   -------------

-----------------   ---------------   --------------   -------------  ---------------   ---------------   -------------

-----------------   ---------------   --------------   -------------  ---------------   ---------------   -------------

-----------------   ---------------   --------------   -------------  ---------------   ---------------   -------------

-----------------   ---------------   --------------   -------------  ---------------   ---------------   -------------

-----------------   ---------------   --------------   -------------  ---------------   ---------------   -------------

                                                                      EXHIBIT D

                         FORM OF COMPLIANCE CERTIFICATE

                            Financial Statement Date: __________, _____________


To:      Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement, dated as of December 23, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Longview Fibre Company, a Washington corporation (the "Company"), Longview Fibre Paper and Packaging, Inc., a Washington corporation ("TRS" and together with the Company, the "Borrowers"), the Lenders from time to time party thereto, the Guarantors from time to time party thereto and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

         The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the ________________________ of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrowers, and that:

    [Use the following paragraph 1 for fiscal year-end financial statements]

         1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Company ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

  [Use the following paragraph 1 for fiscal quarter-end financial statements]

         1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Company ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrowers and their Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

         2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrowers during the accounting period covered by the attached financial statements.

         3. A review of the activities of the Borrowers during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrowers performed and observed all their Obligations under the Loan Documents, and

[select one:]
         [to the best knowledge of the undersigned during such fiscal period, the Borrowers performed and observed each covenant and condition of the Loan Documents applicable to them, and no Default or Event of Default exists.]

--or--
         [the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

         4. The representations and warranties of the Borrowers contained in
Article V of the Agreement, and any representations of any Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section
5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

         5. The financial covenant analyses and information set forth on
Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

[Use the following paragraph 6 in the case of a certificate delivered with the fiscal year-end financial statements]

         6. Schedule 3 attached hereto sets forth the amount of each Asset Disposition, Equity Issuance and Debt Issuance made during the fiscal year of the Company ended as of the above date.




         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _______________, ___________.


                                           LONGVIEW FIBRE COMPANY

                                           By:
                                                -------------------------------

                                           Name:
                                                  -----------------------------

                                           Title:
                                                   ----------------------------

        For the Quarter/Year ended ___________________("Statement Date")



                                   SCHEDULE 1
                         to the Compliance Certificate


See Attached.

         For the Quarter/Year ended ___________________("Statement Date")



                                   SCHEDULE 2
                         to the Compliance Certificate
                                  ($ in 000's)



I.       Section 7.11(a) - Funded Indebtedness to Capitalization Ratio.

II.      Section 7.11 (b) - Consolidated Net Worth.

III.     Section 7.11 (c) - Interest Coverage Ratio.

IV.      Section 7.11 (d) - Maximum Senior Credit Facilities to Collateral
         Value Ratio.

        For the Quarter/Year ended ___________________("Statement Date")



                                   SCHEDULE 3
                         to the Compliance Certificate


See Attached.

                                                                      EXHIBIT E

                       FORM OF ASSIGNMENT AND ASSUMPTION

         This Assignment and Assumption (this "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

         For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, Letters of Credit, Guarantees and the Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.       Assignor:  ______________________________

2.       Assignee:  ______________________________
                    [and is an Affiliate/Approved Fund of [identify Lender]]

3.       Borrowers: Longview Fibre Company and Longview Fibre Paper and
         Packaging, Inc.

4. Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5. Credit Agreement: The Credit Agreement, dated as of December 23, 2005, among Longview Fibre Company, Longview Fibre Paper and Packaging, Inc., the Lenders from time to time parties thereto, the Guarantors from time to time parties thereto and Bank of America, N.A., as Administrative Agent

6.       Assigned Interest:


------------------------------ ------------------------------- ----------------------------- ------------------
                               Aggregate
                               Amount of                       Amount of                     Percentage
                               Commitment/Loans                Commitment/Loans              Assigned of
Facility Assigned              for all Lenders*                Assigned*                     Commitment/Loans
-----------------              ---------------                 --------                      -----------------
------------------------------ ------------------------------- ----------------------------- -----------------
-------------                  $----------------               $----------------             --------------%
------------------------------ ------------------------------- ----------------------------- -----------------
-------------                  $----------------               $----------------             --------------%
------------------------------ ------------------------------- ----------------------------- -----------------
-------------                  $----------------               $----------------             --------------%
------------------------------ ------------------------------- ----------------------------- -----------------


[7.      Trade Date: __________________](1)


Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

         The terms set forth in this Assignment and Assumption are hereby agreed to:

                                                  ASSIGNOR
                                                  --------
                                                 [NAME OF ASSIGNOR]

                                                 By: _________________________
                                                     Title:


                                                 ASSIGNEE
                                                 --------
                                                 [NAME OF ASSIGNEE]

                                                 By: _________________________
                                                     Title:





---------------------

(1) To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

[Consented to and] Accepted:

BANK OF AMERICA, N.A., as
  Administrative Agent

By: _________________________________
   Title:


[Consented to and] Accepted:

LONGVIEW FIBRE COMPANY., as
  Borrower

By: _________________________________
    Title:


[Consented to and] Accepted:

LONGVIEW FIBRE PAPER AND PACKAGING, INC., as
  Borrower

By: _________________________________
    Title:

                      ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

                       STANDARD TERMS AND CONDITIONS FOR

                           ASSIGNMENT AND ASSUMPTION

         1. Representations and Warranties.

         1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrowers, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

         1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

         2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

         3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

                                                                      EXHIBIT F

                           FORM OF JOINDER AGREEMENT

         THIS JOINDER AGREEMENT (the "Agreement"), dated as of _____________, 20__, is by and between _____________________, a ___________________ (the
"Subsidiary"), and BANK OF AMERICA, N.A., in its capacity as Administrative Agent under that certain Credit Agreement (as it may be amended, modified, restated or supplemented from time to time, the "Credit Agreement"), dated as of December 23, 2005, by and among LONGVIEW FIBRE COMPANY, a Washington corporation (the "Company"), LONGVIEW FIBRE PAPER AND PACKAGING, INC., a Washington corporation ("TRS" and together with the Company, the "Borrowers"), the Guarantors from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent. All of the defined terms in the Credit Agreement are incorporated herein by reference.

         The Loan Parties are required by Section 6.13 of the Credit Agreement to cause the Subsidiary to become a "Guarantor".

         Accordingly, the Subsidiary hereby agrees as follows with the Administrative Agent, for the benefit of the Lenders, that the Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Credit Agreement and a "Guarantor" for all purposes of the Credit Agreement, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantors contained in the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the Subsidiary hereby jointly and severally together with the other Guarantors, guarantees to each Lender and the Administrative Agent, as provided in Article XI of the Credit Agreement, the prompt payment and performance of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.

         2. The address of the Subsidiary for purposes of all notices and other communications is ____________________, ____________________________, Attention
of ______________ (Facsimile No. ____________).

         [3. The Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the Subsidiary under Section 4 of the Credit Agreement upon the execution of this Agreement by the Subsidiary.]

         4. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

         5. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the Subsidiary has caused this Joinder Agreement to be duly executed by its authorized officers, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.


                                                [SUBSIDIARY]

                                                By:

                                                Name:

                                                Title:


                                                Acknowledged and accepted:


                                                BANK OF AMERICA, N.A.,

                                                as Administrative Agent

                                                By:

                                                Name:

                                                Title:

                                                                      EXHIBIT G

                        FORM OF COLLATERAL VALUE REPORT



                                                       Date: ___________, _____

To:      Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement, dated as of December 23, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined, unless specific definitions are given herein or on a schedule hereto), among Longview Fibre Company, a Washington corporation (the "Company"), Longview Fibre Paper and Packaging, Inc., a Washington corporation ("TRS" and together with the Company, the "Borrowers"), the Lenders from time to time party thereto, the Guarantors from time to time party thereto and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

         The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the _________________ of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrowers, and that:

         1. The Collateral Value, as demonstrated by the calculations attached hereto as Schedule 1, is true and accurate on and as of the date of this Certificate.

[Use the following paragraphs 2 and 3 for (a) substituting additional Timberlands as Collateral for Timberlands previously pledged as Collateral or
(b) releasing certain Collateral, in each case pursuant to Section 6.14(b)]

         2. No Default or Event of Default exists and is continuing on the date of this Certificate, or after giving effect to the [substitution of Collateral][release of Collateral] described on Schedule 2.

         3. After giving effect to the [replaced][released] Collateral [(and any new Collateral pledged in substitution therefor)] the Collateral Value will be equal to at least 200% of the Maximum Senior Credit Facilities, as demonstrated by the calculations attached hereto as Schedule 3.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the day and year first above written.


                                             LONGVIEW FIBRE COMPANY

                                             By:
                                                  ----------------------------

                                             Name:
                                                    --------------------------

                                             Title:
                                                     -------------------------

                                   Schedule 1

         See attached sample calculation sheet.

         For purposes of completing the calculation sheet at the end of each quarterly period, the following guidelines and definitions of capitalized terms shall apply. Capitalized terms used but not defined in this Schedule 1 shall have the meanings provided in the Credit Agreement.

         A. General Definitions

         * "Appraisal" means that certain "Complete Appraisal of 583,153 Acres of Timberland, Located in the States of Washington and Oregon" prepared by Atterbury Consultants, Inc. and dated as of September 16, 2005.

         * "MBF" means thousands of board feet.

         * "Merchantable Timber" means timber stands that are 25 or more years old.

         * "Oregon Tree Farms" means the approximately 332,254 acres of Timberlands located in northwest Oregon and identified as the Clackamas, Coast, Deer Island, Mid-Columbia, Nehalem and Silver Falls properties, which are owned by the Company, pledged as Collateral as of the Closing Date and referred to in the Appraisal as the "Oregon tree farms".

         B. Guidelines and Other Definitions

         Timber Inventory Summary (MBF)

         * Will summarize changes in the total Merchantable Timber (expressed in MBF) on Timberlands pledged as Collateral during the relevant quarterly period (or, in the case of the initial Collateral Value Report for the quarter ending December 31, 2005, the period from the date of the Appraisal to such quarter end date).

         * "Beginning Inventory" means, for a given period, the total Merchantable Timber (expressed in MBF) on Timberlands pledged as Collateral as of the beginning of the relevant period, which value shall equal the Ending Inventory shown on the Collateral Value Report for the immediately preceding fiscal quarter (or, in the case of the initial Collateral Value Report for the quarter ending December 31, 2005, the Merchantable Timber inventory for the Oregon Tree Farms reflected in the Appraisal, as adjusted for the portion of the Oregon Trees Farms that were excluded from the Collateral pledged on the Closing Date).

         * "Ending Inventory" means, for a given period, the Beginning Inventory, as adjusted for the following during such period: (i) a growth factor of 1.25% per quarter, (ii) Merchantable Timber on Timberlands pledged as Collateral harvested during such period, (iii) Merchantable Timber on Timberlands pledged as Collateral acquired during such period, (iv) Merchantable Timber on Timberlands pledged as Collateral sold, exchanged or otherwise disposed of during such period and (v) any true-ups resulting from adjustments to Merchantable Timber inventory on Timberlands pledged as Collateral based on re-cruises and refinements to GIS data that are performed by the Company on an annual basis in the ordinary course of business.

         Retail Market Value of Stumpage ($/MBF)

         * Will reflect the average net log value of the Borrowers' Merchantable Timber. Log prices and log and haul costs are updated quarterly as per the Company. Specie mix is, initially, per the Appraisal and, thereafter, per the Borrowers' inventory as updated on an ongoing basis.

         * "Retail Market Value of Stumpage" means, as of the last day of any period and with respect to the Borrowers' Timberlands taken as a whole, the remainder of (i) the average value of log prices based on the actual realized prices for logs received by the Borrowers in the preceding twelve (12) calendar months, weighted per species, and (ii) the average actual cash cost incurred to prepare logs for sale, in each case measured in dollars per MBF.

         Bare Land Value ($)

         * Will reflect the approximate value of the total acres of Timberlands, pledged as collateral, without Merchantable Timber.

         * The value per acre for "Bare Land" is per the Appraisal and is fixed at $200/acre for the life of the facility.

         * "Beginning Acres" means, for a given period, the total acres of Timberlands pledged as Collateral as of the beginning of the relevant period, which value shall equal the Beginning Acres shown on the Collateral Value Report for the immediately preceding fiscal quarter (or, in the case of the initial Collateral Value Report for the quarter ending December 31, 2005, the acreage for the Oregon Tree Farms reflected in the Appraisal, as adjusted for the portion of the Oregon Trees Farms that were excluded from the Collateral pledged on the Closing Date).

         * "Ending Inventory" means, for a given period, the Beginning Acres, as adjusted for the following during such period: (i) Timberlands pledged as Collateral acquired during such period and (ii) Timberlands pledged as Collateral sold, exchanged or otherwise disposed of during such period.

         Collateral Valuation

         * "Retail Value of Inventory" means, as of the last day of any period, the product of (i) the Ending Inventory as of such date and (ii) the Retail Market Value of Stumpage as of such date.

         * The "Discount Factor" is per the Appraisal and is fixed at 87.19% for the life of the facility. It represents the percentage that, if applied to the Retail Market Value of Stumpage for the Oregon Tree Farms as of the date of the Appraisal, would yield an amount that, when added to "Bare Land Value" of the Oregon Tree Farms as of the date of the Appraisal, is equal to the total value of the Oregon Tree Farms as listed in the Appraisal.

         * The Wholesale Valuation of Inventory is obtained by multiplying the Retail Value of Inventory by the Discount Factor.

                                     SAMPLE
                                     ------

                           Collateral Valuation Form

            Valuation Formula Based on 2005 Summary Timber Appraisal

 Timber Inventory Summary (MBF)
 ------------------------------

 Beginning Inventory                                           2,504,943
   less harvest                                                        0
   plus growth                                                         0
   less dispositions                                                   0
   plus additions                                                      0
   annual adjustments                                                  0
 Ending Inventory                                              2,504,943

 Retail Market Value of Stumpage ($/MBF)
 ---------------------------------------
 Average "retail market" log prices ($/MBF)
          Doug Fir         67%       663.00
          Hemlock          17%       468.00
          Other Conifer     5%       486.00
          Red Cedar         2%       741.00
          Hardwoods         9%       495.00
                                     ------
               weighted average                                  607.44
 less avg cash cost of timber harvested ($/MBF)                 (242.15)
                                                                --------

 Retail Market Value of Stumpage ($/MBF)                         365.29

 Bare Land Value ($)
 -------------------
 Beginning Acres                    329,298
   less dispositions                      0
   plus additions                         0
                                          -
 Ending Acres                       329,298

 Fixed bare value per acre ($)       200.00

 Total Bare Land Value                                       65,859,600

 Collateral Valuation
 --------------------
 "Retail" Value of Inventory                                915,030,628
 (Ending inventory x Retail market value of stumpage)

 times "discount" factor (fixed at closing)                       87.19%

 Wholesale Valuation of Inventory ($)                       797,816,124

 plus Bare Land Value                                       65,859,600

 TOTAL COLLATERAL VALUE ($)                                863,675,724

 TOTAL COMMITMENTS ($)                                     400,000,000

 COLLATERAL VALUE TO MAXIMUM SENIOR CREDIT FACILITIES RATIC      215.9%

                                   Schedule 2
                                   ----------

       Description of Replaced/Released Collateral and any New Collateral

                                   Schedule 3
                                   ----------

                      Updated Collateral Value Calculation

     (to be at least equal to 200% of the Maximum Senior Credit Facilities)



I.   Updated Collateral Value (See Schedule 1 calculations)(2)  _____

II.  Maximum Senior Credit Facilities                           _____

III. I. equals at least 200% of II.                             yes/no








------------------

(2) Updated Collateral Value should take into account any [replaced][released] Collateral and any Collateral pledged in substitution therefore.

                                                                      EXHIBIT H


                          FORM OF TIMBERLAND MORTGAGE

                                 [See Attached]

PREPARED BY,
RECORDING REQUESTED BY,
AND WHEN RECORDED MAIL TO:

         Moore & Van Allen PLLC
         Suite 4700
         Charlotte, North Carolina 28203-4003
         Attention:  Sandra M. Lazorcheck, Esq.
         CM#:  017625.003141




------------------------------------------------------------------------------
               SPACE ABOVE THIS LINE RESERVED FOR RECORDER'S USE

                           LINE OF CREDIT INSTRUMENT
                       DEED OF TRUST, SECURITY AGREEMENT,
                 ASSIGNMENT OF RENTS AND LEASES, FIXTURE FILING
                            AND FINANCING STATEMENT
                       (_________________ COUNTY, OREGON)

                                  by and from

          LONGVIEW FIBRE COMPANY, a Washington corporation, "Grantor"

                                       to

       TICOR TITLE INSURANCE COMPANY, a California corporation "Trustee"

                               for the benefit of

                             BANK OF AMERICA, N.A.,
                    in its capacity as Administrative Agent,
                                 "Beneficiary"

                         Dated as of December 23, 2005

                         County:               _____________________
                         State:                Oregon


The maximum principal amount to be advanced pursuant to the Credit Agreement and promissory note(s) secured by this Deed of Trust is $550,000,000, which amount may be exceeded by advances to complete construction pursuant to ORS 86.155(2)(c). The maturity date of the Secured Obligations (as defined herein) is December 23, 2010.

THIS DOCUMENT CONSTITUTES A FIXTURE FILING IN ACCORDANCE WITH ORS 79.0502(3).

ATTENTION: COUNTY RECORDER -- This instrument covers goods that are or are to become fixtures on the real property described herein and is to be filed for record in the records where deeds of trust on real estate are recorded. Additionally, this instrument should be appropriately indexed, not only as a deed of trust, but also as a financing statement covering goods that are or are to become fixtures on the real property described herein. The mailing addresses of Grantor (Debtor) and Beneficiary (Secured Party) are set forth in the first paragraph of this Trust Deed.

         THIS DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES, FIXTURE FILING AND FINANCING STATEMENT (__________________ COUNTY, OREGON) (this "Trust Deed") is dated as of December 23, 2005 by and from LONGVIEW FIBRE COMPANY, a Washington corporation ("Grantor"), whose address is 300 Fibre Way, Longview, Washington 98632, to TICOR TITLE INSURANCE COMPANY, a California corporation ("Trustee"), whose address is 1000 SW Broadway, Suite 1555, Portland, Oregon 97205, for the benefit of BANK OF AMERICA, N.A., in its capacity as administrative agent ("Administrative Agent") for and representative of the Secured Creditors (as hereinafter defined) (Administrative Agent, together with its successors and assigns, "Beneficiary"), having an address at Agency Management - Mail CA5-701-05-19, 1455 Market Street, 5th Floor, San Francisco, California 94103-1399. All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement (as hereinafter defined).

                                R E C I T A L S

         WHEREAS, the Lenders party to the Credit Agreement referred to below have made and have agreed to make loans and make certain other credit facilities available to, or for the benefit of, Grantor pursuant to that certain Credit Agreement, of even date herewith (as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Grantor, Longview Fibre Paper and Packaging, Inc., a Washington corporation, certain subsidiaries of the Grantor from time to time party thereto, the Lenders and the Administrative Agent.

         WHEREAS, pursuant to the Credit Agreement, the Lenders have appointed, and Beneficiary has agreed to act, as administrative agent for the Lenders (collectively, together with any Affiliate of a Lender holding Obligations relating to Swap Contracts, the "Secured Creditors") with respect to the Obligations.

         FOR THE PURPOSE OF SECURING payment and performance of the Secured Obligations (as such term is hereinafter defined), Grantor GRANTS, BARGAINS, ASSIGNS, SELLS and CONVEYS, to Trustee the Mortgaged Property, IN TRUST, WITH POWER OF SALE, for the benefit of Beneficiary and grants to Beneficiary a security interest in all of Grantor's right, title and interest in and to the following (the "Mortgaged Property") and Grantor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Beneficiary:

                  A. All the tracts or parcels of land particularly described in Exhibit A attached hereto and made a part hereof (the "Land");

                  B. All Improvements (as hereinafter defined) and all appurtenances, easements, rights and privileges thereof, including all thermal energy and other geothermal resources, all of Grantor's right, title and interest in Minerals (as such term is hereinafter defined), located in, on, under or pertaining to the Land, and any and all surface access and mining or drilling rights and any and all royalty, leasehold and other contractual rights of Grantor pertaining to any of the foregoing, and all air rights, water rights and development rights;

                  C. All crops and all trees, of any size, any age and any species, whether now located in or on or hereafter planted or growing in or on the Land, and all timber of any size, any age and any species (whether or not merchantable), whether severed or unsevered, including standing and downed timber, and stumps and cut timber remaining on the Land and all Forest Products (as such term is hereinafter defined) arising out of, generated by or from the Land, and any and all products or proceeds of any of the foregoing and wherever located (collectively the "Timber"), subject to rights of Persons other than Grantor pursuant to any Cutting Rights Agreement or Timber Sales Agreement;

                  D. All of Grantor's right, title and interest under all Cutting Rights Agreements (as such term is hereinafter defined), whether now existing or hereinafter entered into by Grantor or any predecessor or successor in interest;

                  E. All Fixtures (as hereinafter defined), whether now or hereafter installed, being hereby declared to be for all purposes of this Trust Deed a part of the Land;

                  F. The rents, issues and profits (including royalties, revenues and other income and including all accounts (as that term is defined in the UCC referred to in Section 1.01 below)) of, from and arising out of the sale or lease of the Land, the Timber, the Minerals, the Improvements, the Forest Products and the Fixtures (the "Rents");

                  G. All accounts (as defined in the UCC) arising from the sale of any of the Mortgaged Property (the "Accounts");

                  H. All easements, permits, licenses, rights of way, road use agreements, Permits (as hereinafter defined), gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, mineral and mining rights above and below the surface, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments, and appurtenances whatsoever, in any way belonging, relating or appertaining to any of the property hereinabove described, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Grantor, and the reversion and reversions, remainder and remainders, rents, issues, and profits thereof, and all the estate, right, title, interest, property, possession, claim, and demand whatsoever at law, as well as in equity, of Grantor of, in and to the same; and

                  I. All proceeds of the foregoing, including all judgments, awards of damages and settlements hereafter made resulting from condemnation or the taking of the Mortgaged Property or any portion thereof under the power of eminent domain, any proceeds of any policies of insurance maintained with respect to the Mortgaged Property, or the proceeds of any sale, option or contract to sell the Mortgaged Property or any portion thereof.

                  All of the foregoing shall be conveyed by this Trust Deed.

         TO HAVE AND TO HOLD the Mortgaged Property and all parts thereof unto Trustee, its successors and assigns forever subject, however, to the terms and conditions herein:

         Grantor covenants and agrees with Beneficiary as follows:

                                   ARTICLE I

         1.01 Certain Defined Terms. As used in this Trust Deed the following terms shall have the following meanings:

         Accounts: As defined in Granting Paragraph G. of this Trust Deed.

         Administrative Agent: As defined in the introductory paragraph of this Trust Deed.

         Appurtenant Easement: Such agreements, licenses, permits, easements, rights of way and other arrangements whereby Grantor, its successors, assigns, subsidiaries and affiliates, was granted access to portions of the Land over the land of other entities and/or persons.

         Authorizations: Any and all permits, entitlements, licenses, orders, approvals, exemptions, authorizations, certifications, franchises, environmental approvals (including any environmental impact statement or report required under applicable law for Grantor's acquisition or disposition of the Land or harvesting of the Timber or for any other operations of Grantor) on the Land, water appropriative rights and permits, zoning and land use entitlements and other authorizations, whether now existing or hereafter issued to or obtained by or on behalf of Grantor relating to the development, occupancy, ownership, management and use of, and/or the Timber harvesting, cutting and sales operations conducted on or from, the Mortgaged Property.

         Credit Agreement: As defined in the Recitals of this Trust Deed.

         Cutting Rights Agreements: Any and all agreements, contracts, arrangements or other contractual obligations, whereby Grantor or its predecessors in interest have granted, grant or will grant to another Person the right to cut, harvest or otherwise remove Timber from any of the Land for the use and benefit of Persons other than Grantor, including but not limited to stumpage agreements and severance agreements.

         Event of Default: As defined in Section 3.01 hereof.

         Fixtures: All fixtures located upon or within the Improvements or now or hereafter installed in, or used in connection with any of the Improvements, whether or not permanently affixed to the Land or the Improvements, and all additions, substitutions and replacements thereof.

         Forest Products: Any and all logs, timber, lumber, finished or milled lumber, bark, sawdust, logging and milling waste, hog fuel, wood chips, all timber and lumber subject to any manufacturing process, all raw material and work in progress, and all goods, inventory and other timber products, now or hereafter owned or acquired by Grantor or in which Grantor has an interest, in each case as derived from the Land.

         Impositions: All real estate and personal property and other taxes and assessments, water and sewer rates and charges levied or assessed upon or with respect to the Mortgaged Property, all severance, Forest Products, harvesting, ad-valorem and any other additional or special taxes and assessments imposed or levied upon the Timber and/or Grantor's timber sales, severance and harvesting operations, and all other governmental charges and any interest or costs or penalties with respect thereto, ground rent and charges for any easement or agreement maintained for the benefit of the Mortgaged Property, general and special, ordinary and extraordinary, foreseen or unforeseen, of any kind and nature whatsoever that at any time prior to or after the execution of the Loan Documents may be assessed, levied, imposed, or become a lien upon the Mortgaged Property or the rent or income received therefrom, or any use or occupancy thereof; and any and all other charges, expenses, payments, claims, mechanics', material suppliers', loggers, lumberman's, woodworkers' or timberland owners' liens or assessments of any nature, if any, which are or may become a lien upon the Mortgaged Property or the rent or income received therefrom.

         Improvements: All buildings, structures and other improvements and appurtenances, located on the Land, and all improvements, additions, substitutions and replacements thereof, and other buildings and improvements, at any time hereafter constructed or placed upon the Land.

         Land: As defined in Granting Paragraph A. of this Trust Deed.

         Laws and Restrictions: All federal, state, regional, county, local and other laws, regulations, orders, codes, ordinances, rules, statutes and policies, restrictive covenants and other title encumbrances, and Authorizations.

         Leases: Any and all present or future leasehold interests of Grantor, as lessor, including subleases and tenancies following attornment, and other agreements providing for the use or occupancy of any portion of the Land (other than Cutting Rights Agreements and for access to, through or across the Land) and/or the Improvements, together with any amendments, modifications, renewals and extensions thereof, and all guaranties of the obligations of the party or parties thereof (other than Grantor).

         Minerals: All oil, gas, hydrocarbons, gravel, sand, dirt, rock, phosphate, limerock, coal and other mineral resources and subterranean substances.

         Permits: All permits, licenses, rights of way or easements and road use agreements, whereby Grantor, its successors, assigns, subsidiaries, or affiliates was (or were) granted access to certain portions of the Land by the United States and its various agencies and departments, the State of Oregon and its various agencies and departments (including its counties and municipalities, incorporated or unincorporated) or any third party.

         Receiver: Any Beneficiary, receiver, custodian, fiscal agent, liquidator or similar officer.

         Rents: As defined in Granting Paragraph F. of this Trust Deed.

         Secured Creditors: As defined in the Recitals of this Trust Deed.

         Secured Obligations: All Obligations (as defined in the Credit Agreement) of any Credit Party (as defined in the Credit Agreement).

         Timber: As defined in Granting Paragraph C. of this Trust Deed.

         Timber Sales Agreements: All agreements and contracted obligations whereby a landowner, as seller, may become obligated to cut, harvest or otherwise remove Timber harvested from the Land of such landowner and to sell, exchange or deliver such Timber to Persons other than such landowner.

         UCC: The Uniform Commercial Code of Oregon or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than Oregon, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

         1.01 Terms Defined in the Credit Agreement. As set forth in the introductory paragraph of this Trust Deed, all capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

                                   ARTICLE II

         2.01 Performance of Loan Documents and Trust Deed. Grantor will perform, observe and comply or will cause the performance, observation, or compliance with all provisions of this Trust Deed and of the Loan Documents and duly and punctually will pay, or will cause payment to be made to Beneficiary of the sum of money expressed in the Loan Documents, with interest thereon and all other sums required to be paid by Grantor pursuant to the provisions of this Trust Deed or the Loan Documents, all without any deductions or credit for taxes or other similar charges paid by Grantor.

         2.02 Other Taxes and Utilities.

         (a) Grantor will pay when before delinquent all taxes, assessments, water rates, dues, charges, fines and Impositions of every nature whatsoever imposed, levied or assessed or to be imposed, levied or assessed upon or against the Mortgaged Property or any part thereof, or upon the interest of Beneficiary in the Mortgaged Property, this Trust Deed, or the Loan Documents, as well as all income taxes, assessments and other governmental charges lawfully levied and imposed by the United States of America or any state, county, municipality, borough or other taxing authority upon Grantor or in respect of the Mortgaged Property or any part thereof, or any other charge which, if unpaid, would become a lien or charge upon the Mortgaged Property, in each case, except for those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. Upon reasonable request by Beneficiary and upon sufficient notice, Grantor shall promptly provide proof of payment of such Impositions.

         (b) Grantor will pay promptly all charges by utility companies, whether public or private, for electricity, gas, water, sewer, or other utilities furnished to the Land.

         2.03 Insurance.

         (a) Grantor shall, at its sole cost and expense, maintain for the benefit of Beneficiary, Comprehensive General Liability in amounts and covering such risks and liabilities and with such deductibles as approved by Beneficiary as of the date hereof.

         (b) All policies of insurance required by this Trust Deed (i) shall be in form reasonably satisfactory to Beneficiary and written with insurance companies reasonably satisfactory to Beneficiary, (ii) with respect to general liability insurance, shall name Beneficiary as an additional insured, (iii) with respect to property insurance, if any, maintained pursuant to this Trust Deed, shall name Beneficiary as a "Lender Loss Payee" and shall contain a Standard Beneficiary's Loss Payable endorsement and other non-contributory standard beneficiary protection clauses reasonably acceptable to Beneficiary, and, at Beneficiary's option, a waiver of subrogation rights by the insurer,
(iv) shall contain an agreement by the insurer that such policy shall not be cancelled without at least thirty (30) days' prior written notice to Beneficiary, and (v) shall contain such other provisions as Beneficiary reasonably deems necessary to protect its interests. Grantor shall obtain such endorsements and increases in coverages, as requested by Beneficiary (provided the same are available at commercially reasonable rates) to prevent the application of any coinsurance contributions on a loss.

         (c) In the event a blanket policy is used to satisfy Grantor's responsibilities under this Section 2.03, in addition to such other requirements set forth herein, Grantor shall deliver to Beneficiary a certificate of insurance from an authorized representative of such insurer indicating that Beneficiary is Additional Insured and/or Lender Loss Payee under such policies and designating the amount of such insurance applicable to the Mortgaged Property.

         (d) Self-insurance (other than the applicable deductibles and/or self-insurance retentions, to the extent applicable, approved by Beneficiary) shall not be employed to satisfy the requirements of this Section 2.03.

         2.04 Condemnation; Immaterial Transfers and Partial Releases.

         (a) If all or any part of the Mortgaged Property shall be damaged or taken through condemnation (which term when used in this Trust Deed shall include any damage or taking by any Governmental Authority, and any transfer by private sale in lieu thereof), either temporarily or permanently, such action shall be treated as a sale of such Mortgaged Property for purposes of the Loan Documents. All compensation, awards, and other payments or relief therefor shall be applied in accordance with the applicable provisions of the Credit Agreement. If an Event of Default shall have occurred, Beneficiary shall be authorized, at its option, to commence, appear in and prosecute, in its own or Grantor's name, any action or proceedings relating to any condemnation, and to settle or compromise any claim in connection therewith.

         (b) In addition to the foregoing, Grantor may, without the consent of Beneficiary, (i) make immaterial Transfers of portions of the Mortgaged Property to Governmental Authorities for dedication or public use or portions of the Mortgaged Property to third parties for private use of the Mortgaged Property for roadways and other easements, and (ii) grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for access, water and sewer lines, telephone and telegraph lines, electric lines, telecommunications leases and other utilities or for other similar purposes, provided that no such transfer, conveyance or encumbrance set forth in the foregoing clauses (i) and (ii) shall materially impair the utility and operation of the Mortgaged Property or have a Material Adverse Effect on the value of the Mortgaged Property taken as a whole. In connection with any Transfer permitted pursuant to this Section 2.04 and subject to Grantor's compliance with Section 6.14 of the Credit Agreement, Beneficiary shall execute and deliver any instrument necessary or reasonably appropriate and in the form reasonably acceptable to the Beneficiary, in the case of the Transfers referred to in clause (i) above, to release the portion of the Mortgaged Property affected by such taking or such Transfer from the Lien of this Trust Deed or, in the case of clause (ii) above, to subordinate the Lien of the Trust Deed to such easements, restrictions, covenants, reservations and rights of way or other similar grants upon receipt by Beneficiary of: (a)ten (10) days prior written notice thereof; (b)a copy of the instrument or instruments of Transfer; and (c) a certificate of a Responsible Officer stating (x) with respect to any Transfer, the consideration, if any, being paid for the Transfer and (y) that such Transfer does not materially impair the utility and operation of the Property, materially reduce the value of the Mortgaged Property or have a Material Adverse Effect.

         As used herein, Transfer shall mean directly or indirectly sell, assign, convey, transfer, pledge, hypothecate, encumber, grant a security interest in, exchange or otherwise dispose of any beneficial interest or grant any option or warrant with respect to, or where used as a noun, a direct or indirect sale, assignment, conveyance, transfer, pledge or other disposition of any beneficial interest by any means whatsoever whether voluntary, involuntary, by operation of law or otherwise.

         (c) The Grantor may, at any time and from time to time, without liability therefore and without prior notice to or consent of the Beneficiary, in the ordinary course of its business, subordinate this Trust Deed, or release the lien of this Trust Deed, or make a Transfer free from this Trust Deed of that portion of the Mortgaged Property relating to mineral, rock, gravel, coal, gas or gas storage rights as may be necessary solely for the express purpose of granting, amending, supplementing or releasing such mineral, rock, gravel, coal, gas or gas storage rights, in each case so long as such actions do not result in a material impairment of the value or marketability of the Mortgaged Property. In all cases the Trustee shall confirm to third parties the right and power of the Grantor to do the foregoing.

         2.05 Care of the Mortgaged Property.

         (a) Except for the harvesting of timber and the building of road and Improvements consistent with such harvesting activity in the ordinary course of the Grantor's business, Grantor will preserve and maintain the Mortgaged Property in a manner consistent with its current condition, normal wear and tear excepted, and will not commit or suffer any waste (which term does not include timber harvest or other timber operations in the ordinary course of business or forest fires, landslides, floods, or any other casualty losses or acts of God). Grantor will manage, and will cause Persons other than Grantor with rights in the Timber to manage, all Timber on the Land in a manner consistent with sound forestry practices. Grantor will conduct, and will cause Persons other than Grantor with rights in the Timber to conduct, all harvesting operations on the Land in accordance with generally accepted sound forestry practices and procedures and shall use reasonable care to avoid unnecessary damage to remaining Timber on the Land. Grantor shall not conduct any harvesting operations on the Land except as may be permissible under its status as a REIT.

         (b) If the Mortgaged Property or any part thereof is damaged by fire or any other cause which is apparent after its occurrence and quantifiable which results in a loss in excess of $250,000 per occurrence (or which results in aggregate losses in excess of $5,000,000 over the term of the Secured Obligations), Grantor will give prompt written notice of the same to Beneficiary.

         (c) Grantor will comply promptly in all material respects with all present and future laws, ordinances, rules and regulations of any Governmental Authority affecting the Mortgaged Property or any part thereof, including, without limitation, all laws, ordinances, rules (other than safe harbor guidelines under the Endangered Species Act or similar rules pertaining to natural resources, so long as such failure to comply with such rules could not reasonably be expected to have a material adverse effect on the value or marketability of the Mortgaged Property or otherwise cause a Material Adverse Effect) and regulations relating to timber harvesting, zoning, building codes, set back requirements and environmental matters, and with all present and future restrictive covenants affecting the Mortgaged Property.

         (d) If a part of the Mortgaged Property shall be physically damaged through condemnation, Grantor will restore promptly, repair or alter the remaining property in a manner reasonably satisfactory to continue Grantor's operations on the Mortgaged Property or to protect the value of the Mortgaged Property in accordance with prudent business practices in the timber industry.

         (e) Grantor covenants that it will not commit any acts, and will take no action, that would release or materially impair either the Permits or Appurtenant Easements and will take all actions reasonably necessary to keep the Permits and Appurtenant Easements in full force and effect, except to the extent such Permit or Appurtenant Easement serves Land that is disposed of in a transaction permitted by the Credit Agreement or as otherwise necessary or desirable in the ordinary course of the Grantor's business.

         2.06 Further Assurances; After Acquired Property. At any time, and from time to time, upon request by Beneficiary, Grantor will make, execute and deliver or cause to be made, executed and delivered, to Beneficiary and, where appropriate, to cause to be recorded and/or filed and from time to time thereafter to be rerecorded and/or refiled at such time and in such offices and places as shall reasonably be deemed desirable by Beneficiary any and all such other and further Mortgages, instruments of further assurance, certificates and other documents as may, in the reasonable opinion of Beneficiary, be necessary or desirable in order to effectuate, complete, enlarge, or perfect, or to continue and preserve the obligation of Grantor under the Loan Documents and this Trust Deed, and the lien of this Trust Deed as a first and prior lien upon all of the Mortgaged Property, whether now owned or hereafter acquired by Grantor. Upon any failure by Grantor so to do within a reasonable time after Beneficiary's request, Beneficiary may make, execute, and record any and all such mortgages, instruments, certificates, and documents for and in the name of Grantor and Grantor hereby irrevocably appoints Beneficiary the agent and attorney-in-fact of Grantor so to do. The lien hereof will automatically attach, without further act, to all after acquired property attached to and/or used in the operation of the Mortgaged Property or any part thereof.

         2.07 Timber Contracts Affecting Mortgaged Property. Grantor will comply with and observe its obligations as landlord under all Leases and its obligations, if any, under all contracts for sale and harvesting of timber affecting the Mortgaged Property or any part thereof. If requested by Beneficiary, Grantor will furnish Beneficiary with executed copies of all Cutting Rights Agreements and other timber contracts entered into by Grantor and its Affiliates now or hereafter created with respect to all or any part of the Mortgaged Property. If requested by Beneficiary, Grantor will separately assign to Beneficiary as additional security any and all such Cutting Rights Agreements and other timber contracts whether now existing or hereafter created, including, without limitation, all Rents, royalties, issues, and profits of the Mortgaged Property from time to time accruing. The Grantor shall not enter into or otherwise become a party to any Timber Sales Agreement.

         2.08 Performance by Beneficiary of Defaults by Grantor. If Grantor shall default in the payment of any tax, lien, assessment, charge or other Imposition levied or assessed against the Mortgaged Property; in the payment of any utility charge, whether public or private; in the payment of insurance premium; in the procurement of insurance coverage and the delivery of evidence of the insurance policies required hereunder; or in the performance or observance of any covenant, condition, or term of this Trust Deed, then subject to Grantor's right to contest and cure set forth in the applicable Loan Documents, Beneficiary, at its option, may perform or observe the same, and all payments made for costs or reasonably incurred by Beneficiary in connection therewith, shall be secured hereby and shall be immediately repaid, upon demand, by Grantor to Beneficiary with interest thereon at a rate equal to the Default Rate. Beneficiary, acting in a commercially reasonable manner, shall determine the legality, validity and priority of any such tax, lien, assessment, charge, claim and premium; of the necessity for any such actions; and of the amount necessary to be paid in satisfaction thereof. Beneficiary is hereby empowered to enter and to authorize others, on its behalf, to enter upon the Mortgaged Property or any part thereof for the purpose of performing or observing any such defaulted covenant, condition or term, without thereby becoming liable to Grantor or any person in possession holding under Grantor except to the extent of the gross negligence or willful misconduct of Beneficiary or any person claiming through Beneficiary.

         2.09 Indemnity and Attorneys' Fees. Grantor will indemnify, defend, protect and hold Beneficiary harmless from any and all liability, loss, claims, damage, cost or expense

(including reasonable attorneys' fees whether incurred at the trial or appellate level, in an arbitration proceeding, in bankruptcy (including, without limitation, any adversary proceeding, contested matter or motion) or otherwise) that Beneficiary may or might incur hereunder, or in connection with the making or administering of the Secured Obligations, the enforcement of any of Beneficiary's rights or remedies hereunder or the other Loan Documents, any action taken by Beneficiary hereunder or thereunder, whether or not suit is filed, or by reason or in defense of any and all claims and demands whatsoever that may be asserted against Beneficiary arising out of the Mortgaged Property, or any part thereof or interest therein, or as to which it becomes necessary to defend or uphold the lien of this Trust Deed or other Loan Documents, except to the extent that such claim is the result of the bad faith, gross negligence or willful misconduct of Beneficiary or any person claiming through Beneficiary. Should Beneficiary incur any such liability, loss, claim, damage, cost or expense, Beneficiary shall give Grantor notice thereof and the amount thereof with interest thereon at the Default Rate shall be payable by Grantor immediately without demand, shall be secured by this Trust Deed, and shall be part of the obligations secured hereby.

         In the event suit or action is instituted to enforce any of the terms of this Deed of Trust, the prevailing party shall be entitled to recover its reasonable attorneys' fees at trial, on any appeal, on any petition for review, in an arbitration proceeding, and in any bankruptcy proceeding in addition to all other sums provided by law. Whether or not any court action is involved, all reasonable expenses incurred by Beneficiary that are necessary at any time in Beneficiary's reasonable opinion for the protection of its interest or the enforcement of its rights shall become a part of the obligations payable on demand and shall bear interest from the date of expenditure until repaid at the applicable rate of interest provided in the Credit Agreement. Expenses covered by this section include (without limitation) the cost of searching records, obtaining title reports, surveyors' reports, attorneys' opinions, title insurance, and fees for the Trustee.

         2.10 Inspection of Mortgaged Property. Grantor hereby grants to Beneficiary, its agents, employees, consultants and contractors, the right to inspect Grantor's books, accounts, records and reports upon reasonable prior notice during regular business hours, and the right to enter upon the Mortgaged Property for the purpose of making any and all inspections, reports, tests, inquiries and reviews as Beneficiary may deem necessary to assess the then-current condition of the Mortgaged Property and Beneficiary agrees that the Mortgaged Property will not be disturbed as a result of such tests. Beneficiary shall exercise commercially reasonable business practices in coordinating inspections with Grantor's corporate office in a manner that does not unduly interfere with the conduct of Grantor's ordinary business operations.

         2.11 Tax Receipts. Grantor will deliver to Beneficiary, upon sufficient notice after reasonable demand made therefor, bills showing the payment to the extent then due of all taxes, assessments (including those payable in periodic installments), or any Imposition that may have become a lien upon the Mortgaged Property or any part thereof.

         2.12 Reimbursement. Any amount paid by Beneficiary for any tax, stamp tax, assessment, water rate, sewer rate, insurance premium, repair, rent charge, debt, claim, inspection or lien having priority over this Trust Deed, shall (a) bear interest at the Default Rate from the date of payment by Beneficiary, (b) constitute additional indebtedness secured by this Trust Deed, prior to any right, title or interest in or claim upon the Mortgaged Property attaching or accruing subsequent to the lien of this Trust Deed, (c) be secured by this Trust Deed, and (d) be payable by Grantor to Beneficiary upon demand.

         2.13 Authorizations. Grantor hereby agrees not to amend, supplement, cancel, surrender, allow to expire (other than expiration of the term thereof), terminate, release or waive any material Authorization or any material provision thereof, issued to it and required for the use, occupancy, operation, management, repair or maintenance of the Mortgaged Property or for the management, cutting, harvesting, or other disposition of the Timber, or permit any of the foregoing without the prior written consent of Beneficiary if such action is reasonably likely to have a Material Adverse Effect. Consent to one amendment, supplement, cancellation, surrender, expiration, termination, release or waiver shall not be deemed to be a waiver of the right to require consent to other, further or successive amendments, supplements, cancellations, surrenders, expirations, terminations, releases or waivers. Any such amendment, supplement, cancellation, surrender, expiration, termination, release or waiver, whether oral or in writing, made without the prior written consent of Beneficiary shall, to the extent permitted by law, not be valid or effective against Beneficiary. Grantor shall not take any action or omit to take any action which would adversely affect, or permit the suspension, expiration, termination, non-renewal or revocation, of any Authorizations which would reasonably be expected to have a Material Adverse Effect. Grantor agrees promptly to notify Beneficiary in writing with respect to any default or alleged default by Grantor under any such Authorization or the commencement of any investigations, hearings or proceedings that specifically involve any such Authorization and could reasonably be likely to lead to modification, suspension, termination, nonrenewal or revocation of any such Authorization if such action would reasonably be expected to have a Material Adverse Effect. Grantor shall also promptly deliver to Beneficiary copies of all notices, demands, complaints or other communications received or given by it with respect to any such default or alleged default or such investigation, hearing or proceeding.

         2.14 Leasing. Grantor will not further assign the Leases or pledge, transfer, mortgage or otherwise encumber or assign future payments of Rents except in connection with a disposition of the Mortgaged Property encumbered by such Lease which is permitted under the Loan Documents. Except for Leases for communications equipment and facilities, mineral leases, gas reservoir leases, energy transmission agreements and access agreements (public and private) and agreement with municipalities for water lines, recreational leases, hunting leases and such other leases made in the ordinary course of business by Grantor consistent with prior practice which do not have a Material Adverse Effect or other material adverse effect on the use of the Mortgaged Property for commercial timber management, a material adverse effect upon the value or marketability of the Mortgaged Property or a material adverse effect on legal or physical access to the Mortgaged Property, or as otherwise permitted under the Loan Documents, Grantor shall not, without the prior written consent of Beneficiary, which will not be unreasonably withheld, (a) enter into any Leases of or relating to all or any part of the Mortgaged Property or renew or extend any such agreements or (b) amend, modify or alter in any material manner any Leases.

                                  ARTICLE III

         3.01 Event of Default. The term "Event of Default", wherever used in this Trust Deed, shall mean (a) an Event of Default as defined in the Credit Agreement, or (b) Grantor defaults in the performance of or compliance with any term contained herein and such default is not remedied within thirty (30) days after the earlier of (i) a Responsible Officer (as defined in the Credit Agreement) of Grantor becoming aware of the existence of a default; and (ii) Grantor having received written notice of the same from Beneficiary; provided, however, with respect to defaults of Sections 2.05(a), 2.05(c), 2.05(d) or 2.06 of this Trust Deed, if such default is of such a nature that it cannot with reasonable effort be completely cured within such 30-day period, then such 30-day cure period may be extended for such additional period of time as may be reasonably necessary to cure such default, so long as Grantor commences such cure within such 30-day period and diligently prosecutes same until a complete cure, but in no event shall such cure period exceed a total of ninety (90) days (including the initial 30-day period).

         3.02 Acceleration of Maturity. If an Event of Default shall have occurred, then the entire principal amount of the Secured Obligations secured hereby with interest accrued thereon shall, at the option of Beneficiary and subject to the provisions of the applicable Loan Documents, become due and payable without notice or demand, time being of the essence; and any omission on the part of Beneficiary to exercise such option when entitled to do so shall not be considered as a waiver of such right.

         3.03 Right of Beneficiary to Enter and Take Possession.

         (a) If an Event of Default shall have occurred and be continuing, Grantor, upon demand of Beneficiary, shall forthwith surrender to Beneficiary the actual possession, and if and to the extent permitted by law, Beneficiary may enter and take possession, of all the Mortgaged Property, and may exclude Grantor and its agents and employees wholly therefrom.

         (b) Upon every such entering upon or taking of possession, Beneficiary may hold, store, use, operate, manage, and control the Mortgaged Property and conduct the business thereof, and, from time to time (i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments, and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty, and other property to the extent any of the aforementioned are applicable to Timber properties; (ii) insure or keep the Mortgaged Property insured; (iii) manage and operate the Mortgaged Property and exercise all the rights and powers of Grantor in Grantor's name (in the event a receiver is appointed) or otherwise (including, without limitation, selling and harvesting timber), with respect to the same; (iv) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted Beneficiary, all as Beneficiary from time to time may determine to be to its best advantage; and Beneficiary may collect and receive all the income, revenues, rents, issues and profits of the same including those past due as well as those accruing thereafter, and, after deducting (A) all reasonable expenses of taking, holding, managing, and operating the Mortgaged Property (including compensation for the services of all persons employed for such purposes); (B) the reasonable cost of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases, and acquisitions; (C) the cost of such insurance; (D) such taxes, assessments, and other charges prior to the lien of this Trust Deed as Beneficiary may determine to pay; (E) other proper charges upon the Mortgaged Property or any part thereof; and (F) the reasonable compensation, expenses, and disbursements of the attorneys and agents of Beneficiary; shall apply the remainder of the moneys so received by Beneficiary to the payment of accrued interest, and to the payment of overdue installments of principal, all in such order and priority as Beneficiary may determine in accordance with the terms of the Loan Documents.

         (c) Whenever all such Events of Default have been cured and satisfied, Beneficiary may, at its option, surrender possession of the Mortgaged Property to Grantor, its successors or assigns. The same right of taking possession, however, shall exist if any subsequent Event of Default shall occur and be continuing.

         3.04 Receiver.

         (a) If an Event of Default shall have occurred and be continuing, Beneficiary, upon application to a court of competent jurisdiction, shall be entitled, without notice and without regard to the adequacy of any security for the indebtedness hereby secured or the solvency of any party bound for its payment, to appoint a receiver to take possession of and to operate the Mortgaged Property and to collect the rents, profits, issues, and revenues thereof.

         (b) Grantor will pay to Beneficiary upon demand all reasonable expenses, including receiver's fees, attorney's fees and costs, and agent's compensation, incurred pursuant to the provisions contained in this Section 3.04; and all such expenses shall be secured by this Trust Deed.

         3.05 Beneficiary's Power of Enforcement. If an Event of Default shall have occurred and be continuing, Beneficiary may, either with or without entry or taking possession as hereinabove provided or otherwise, proceed by suit or suits at law or in equity or any other appropriate proceeding or remedy (a) to enforce payment of the Loan Documents or the performance of any term thereof or any other right, (b) to foreclose this Trust Deed and to sell the Mortgaged Property, in accordance with applicable law, and (c) to pursue any other remedy available to it, all as Beneficiary shall deem most effectual for such purposes. Beneficiary shall take action either by such proceedings or by the exercise of its powers with respect to entry or taking possession, as Beneficiary may determine.

         3.06 Power of Sale.

         (a) If an Event of Default shall have occurred and be continuing, Beneficiary may institute proceedings for the foreclosure of this Trust Deed, either by judicial action or by power of sale, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels as Beneficiary may determine. With respect to any notices required or permitted under the UCC, Grantor agrees that ten (10) days' prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings, power of sale, or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Grantor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Grantor, and against all other Persons claiming or to claim the property sold or any part thereof, by, through or under Grantor. Beneficiary or any holder of the Secured Obligations may be a purchaser at such sale and if Beneficiary is the highest bidder, Beneficiary may credit the portion of the purchase price that would be distributed to Beneficiary against the Secured Obligations in lieu of paying cash. Following the completion of a judicial foreclosure or a trustee's sale of all or a portion of the security for the obligations secured hereby, to the fullest extent permitted by law, Beneficiary may seek and obtain a deficiency judgment.

         (b) If any Event of Default shall have occurred and be continuing, Beneficiary may exercise in respect of the Mortgaged Property, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC, and also may (i) enter onto the property where any Mortgaged Property is located and take possession thereof with or without judicial process, (ii) prior to the disposition of the Mortgaged Property, store, process, repair or recondition the Mortgaged Property or otherwise prepare the Mortgaged Property for disposition in any manner to the extent Beneficiary reasonably deems appropriate to the extent any of the aforementioned are applicable to Timber properties, (iii) take possession of any Beneficiary's premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of Grantor's equipment for the purpose of completing any work in process, taking any actions described in the preceding clause (iv) and collecting any Secured Obligation, (v) without notice except as specified below, sell the Mortgaged Property or any part thereof in one or more parcels at public or private sale, at any of Beneficiary's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Beneficiary may deem commercially reasonable. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Grantor, and Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Beneficiary shall not be obligated to make any sale of Mortgaged Property regardless of notice of sale having been given. Beneficiary may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Grantor hereby waives any claims against Beneficiary arising by reason of the fact that the price at which any Mortgaged Property may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Beneficiary accepts the first offer received and does not offer such Mortgaged Property to more than one offeree. If the proceeds of any sale or other disposition of the Mortgaged Property, together with all other Collateral (as defined in the Credit Agreement) are insufficient to pay all the Secured Obligations, Grantor shall be liable for the deficiency and the reasonable fees of any attorneys employed by Beneficiary to collect such deficiency. Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to Beneficiary, that Beneficiary has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against Grantor, and Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities.

         3.07 Postponement of Sale. Trustee or the attorney for Trustee, or any agent designated by Trustee or the attorney conducting the sale, may postpone sale of all or any portion of the Mortgaged Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement at such subsequently noticed sale, and without further notice make such sale at the time fixed by the last postponement, or may, in its discretion, give a new notice of sale; provided, however, that such postponement shall not exceed the time periods set forth in ORS 86.755(2).

         3.08 Application of Foreclosure Proceeds. The proceeds of any foreclosure sale pursuant to Section 3.06 shall be applied as follows:

         (a) First, to the expenses of making the sale, including a reasonable attorneys' fee for such services as may be necessary in the collection of said indebtedness or the foreclosure of this Trust Deed;

         (b) Second, to the repayment of any money, with interest thereon at a rate equal to the Default Rate which Beneficiary may have paid, or become liable to pay, or which it may then be necessary to pay for taxes, insurance, assessments or other charges, liens, or debts as hereinabove provided;

         (c) Third, to the payment and satisfaction of the Secured Obligations in the manner set forth in the Credit Agreement; and

         (d) Fourth, the balance, if any, shall be paid to the party or parties appearing of record to be the owner of the Mortgaged Property at the time of the sale entitled to such surplus after deducting any reasonable expense of ascertaining who is such owner.

         3.09 Beneficiary's Option on Foreclosure. At the option of Beneficiary, this Trust Deed may be foreclosed as provided by law or in equity, in which event a reasonable attorney's fee shall, among other costs and expense, be allowed and paid out of the proceeds of the sale. In the event Beneficiary exercises its option to foreclose the Trust Deed in equity, Beneficiary may, at its option, foreclose this Trust Deed subject to the rights of any tenants of the Mortgaged Property, and the failure to make any such tenants party defendants to any such foreclosure proceeding and to foreclose its rights will not be, nor be asserted to be by Grantor, a defense to any proceedings instituted by Beneficiary to collect the sum secured hereby, or any deficiency remaining unpaid after the foreclosure sale of the Mortgaged Property.

         3.10 Waiver of Exemption. Grantor waives, to the extent permitted by law, all rights of exemption pertaining to real or personal property as to any indebtedness secured by or that may be secured by this Trust Deed, and Grantor waives the benefit of any statute regulating the obtaining of a deficiency judgment.

         3.11 Suits to Protect the Mortgaged Property. Beneficiary shall have power (a) to institute and maintain such suits and proceedings as it may deem expedient to prevent any material impairment of the Mortgaged Property by any acts which may be unlawful or any violation of this Trust Deed, (b) to preserve or protect its interest in the Mortgaged Property and in the income, revenues, rents, and profits arising therefrom, and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule, or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order would materially impair the security hereunder or be materially prejudicial to the interest of Beneficiary.

         3.12 Delay or Omission No Waiver. No delay or omission of Beneficiary to exercise any right, power, or remedy accruing upon any default shall exhaust or impair any such right, power, or remedy or shall be construed to be a waiver of any such default, or acquiescence therein; and every right, power, and remedy given by this Trust Deed to Beneficiary may be exercised from time to time and as often as may be deemed expedient by Beneficiary.

         3.13 No Waiver of One Default to Affect Another, etc. No waiver of any default hereunder shall extend to or shall affect any subsequent or any other then existing default or shall impair any rights, powers, or remedies consequent thereon. If Beneficiary (a) grants forbearance on or an extension of time for the payment of any sums secured hereby; (b) takes other or additional security for the payment thereof; (c) waives or does not exercise any right granted herein or in the Loan Documents; (d) releases any part of the Mortgaged Property from the lien of this Trust Deed or otherwise changes any of the terms of the Loan Documents or this Trust Deed; (e) consents to the filing of any map, plat, or replat thereof; (f) consents to the granting of any easement thereon; or (g) makes or consents to any agreement subordinating the lien or charge hereof, any such act or omission shall not release, discharge, modify, change, or affect the original liability under the Loan Documents, this Trust Deed or otherwise of Grantor or any subsequent purchaser of the Mortgaged Property or any part thereof, or any maker, co-signer, endorser, surety, or guarantor; nor shall any such act or omission preclude Beneficiary from exercising any right, power, or privilege herein granted or intended to be granted in the event of any other default then made or of any subsequent default, nor, except as otherwise expressly provided in an instrument or instruments executed by Beneficiary, shall the lien of this Trust Deed, be altered thereby. In the event of the sale or transfer by operation of law or otherwise of all or any part of the Mortgaged Property without the release thereof from this Trust Deed, Beneficiary, at its option, without notice to any person or corporation hereby is authorized and empowered to deal with any such vendee or transferee with reference to the Mortgaged Property or the indebtedness secured hereby, or with reference to any of the terms or conditions hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any of the liabilities or undertakings hereunder.

         3.14 Discontinuance of Proceedings - Position of Parties, Restored. In case Beneficiary shall have proceeded to enforce any right or remedy under this Trust Deed by foreclosure, entry, or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to Beneficiary, then and in every such case Grantor and Beneficiary shall be restored to their former positions and rights hereunder, and all rights, powers, and remedies of Beneficiary shall continue as if no such proceeding has been taken. Beneficiary shall have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including the UCC), which rights (a) shall be cumulated and concurrent, (b) may be pursued separately, successively or concurrently against Grantor or others obligated under the Loan Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Beneficiary, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Beneficiary in the enforcement of any rights, remedies or recourses under the Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

         3.15 Remedies Cumulative. No right, power, or remedy conferred upon or reserved to Beneficiary by this Trust Deed is intended to be exclusive of any right, power, or remedy, but each and every such right, power, and remedy shall be cumulative and concurrent and shall be in addition to any other right, power, and remedy given hereunder or now or hereafter existing at law or in equity or by statute.

         3.16 Waivers. Grantor waives (a) any right to require Beneficiary to
(i) proceed against any Person, (ii) proceed against or exhaust the Mortgaged Property or (iii) pursue any other remedy in its power; and (b) any defense arising by reason of any disability or other defense of Grantor or any other Person, or by reason of the cessation from any cause whatsoever (other than payment in full of the Secured Obligations secured hereby) of the liability of Grantor or any other Person. Until the Secured Obligations shall have been paid in full, Grantor shall not have any right to subrogation, and Grantor waives any right to enforce any remedy which Beneficiary now has or may hereafter have against Grantor or against any other Person and waives any benefit of and any right to participate in the Mortgaged Property or security whatsoever now or hereafter held by Beneficiary.

         3.17 General Powers and Duties of Trustee. At any time or from time to time, without liability therefor and without notice and without affecting the liability of any person for the payment of the Secured Obligations secured hereby, upon written request of Beneficiary, payment of its own fees and presentation of this Trust Deed for endorsement (in case of full reconveyance, for cancellation or retention), Trustee shall:

         (a) Consent to the making of any map or plat of the Land;

         (b) Join in granting any easement or creating any restriction thereon;

         (c) Join in any subordination or other agreement affecting this Trust Deed or the lien or charge thereof;

         (d) Reconvey, without warranty, all or any part of the Mortgaged Property; or

         (e) Confirm Grantor's rights under Section 2.04.

         3.18 Acceptance of Trust. Trustee accepts this trust when this Trust Deed, duly executed and acknowledged, is made a public record as provided by law. Trustee is not obligated to notify any party hereto except Beneficiary of pending sale under any other deed of trust or of any action or proceeding in which Grantor, Beneficiary, or Trustee shall be a party unless brought by Trustee.

         3.19 Reliance. Trustee, upon presentation to it of an affidavit signed by Beneficiary setting forth facts showing a default by Grantor under this Trust Deed, is authorized to accept as true and conclusive all facts and statements therein, and to act thereon hereunder.

         3.20 Replacement of Trustee. Beneficiary may, from time to time, as provided by statute, appoint another trustee in place and stead of trustee herein named, and thereupon Trustee herein named shall be discharged and the trustee so appointed shall be substituted as trustee hereunder, with the same effect as if originally named trustee herein.

         3.21 Choice of Law. Grantor agrees that (a) whether or not deficiency judgments are available under the laws of the State of Oregon after a foreclosure (judicial or nonjudicial) of the Mortgaged Property, or any portion thereof, or any other realization thereon by Beneficiary or Trustee, Beneficiary and Trustee shall have the right to seek such a deficiency judgment against Grantor in other states or foreign jurisdictions; (b) to the extent Beneficiary or Trustee obtain a deficiency judgment in any other state or foreign jurisdiction then such party shall have the right to enforce such judgment in the State of Oregon, as well as in other states or foreign jurisdictions; (c) Grantor and Beneficiary will submit to non-exclusive jurisdiction and the laying of venue for any suit on this Trust Deed in such state; (d) without limiting the generality of the foregoing, Grantor hereby waives, to the maximum extent permitted by law, any rights it may have under Oregon law with respect to the Mortgaged Property and the enforcement or realization by Beneficiary or Trustee of their respective rights and remedies under this Trust Deed or with respect to the Mortgaged Property, without limitation, including, any laws limiting the availability of deficiency judgments, limiting remedies or the order of exercising remedies or requiring that Beneficiary or Trustee foreclose prior to bringing suit on the Indebtedness; and (e) no action, proceeding or judgment initiated, pursued or obtained by Beneficiary or Trustee in the State of Oregon with respect to the Mortgaged Property or this Trust Deed shall be considered a "judgment" or an "action" for the purposes of any "one-action rule."

         3.22 Waiver of Rights. Grantor waives, to the full extent permitted by law, (a) all rights of redemption, stay of execution, notice of election to mature or declare due the Indebtedness and the right to require marshaling in the event of foreclosure of the liens hereby created; and (b) all rights and remedies that Grantor may have or be able to assert by reason of the laws of the State of Oregon pertaining to the rights and remedies of sureties.

                                   ARTICLE IV

         4.01 Warranty of Title. Grantor is lawfully seized of an indefeasible estate in fee simple in the land and real property hereby mortgaged and has good and absolute title to (a) the Timber, subject to the rights of Persons other than Grantor under Cutting Rights Agreements and (b) to all existing personal property hereby mortgaged, in each case subject to the Mineral rights reserved by the Unites States government to the extent specified in the original land patent for such Mortgaged Property and has good right, full power and lawful authority to sell, convey and mortgage the same in the manner and form aforesaid; that, except for Permitted Liens, the same is free and clear of all liens, charges, and encumbrances relating to or affecting the Timber whatsoever, including, as to the personal property and fixtures, conditional sales contracts, chattel mortgages, security agreements, financing statements, and anything of a similar nature, and that Grantor shall and will warrant and forever defend such title thereto unto Beneficiary, its successors and assigns, against the lawful claims of all persons whomsoever, other than holders of the Permitted Liens. This Trust Deed creates a valid, enforceable first priority lien and security interest against the Mortgaged Property, subject to the lien of taxes not yet due and payable and other Permitted Liens. Grantor has and will continue to have full power and lawful authority to grant, release, convey, assign, transfer, mortgage, pledge, hypothecate and otherwise create the liens on the Mortgaged Property as provided herein.

         4.02 Other Property Rights. All easements (including without limitation, the Appurtenant Easements), leasehold, and other property interests, all utility and other services, means of transportation, facilities, other materials and other rights that are reasonably necessary for the operation of the Mortgaged Property in accordance with applicable requirements of law have been procured or are commercially available to the Mortgaged Property at commercially reasonable rates and, to the extent appropriate, arrangements have been made on commercially reasonable terms for such easements, interests, services, means of transportation, facilities, materials, and rights. The Land is taxed separately without regard to any other property and has been subdivided from all other property in compliance with applicable laws. No subdivision or other approval is necessary with respect to the Land in order for Grantor to mortgage, convey, or otherwise deal with the Land as a separate lot or parcel.

         4.03 First Lien Status. Grantor shall preserve and protect the first lien and security interest status of this Trust Deed. If any lien or security interest other than the Permitted Liens is asserted against the Mortgaged Property, Grantor shall promptly, and at its expense, (a) give Beneficiary a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released or contest the same in compliance with the requirements of the Loan Documents (including the requirement of providing a bond or other security satisfactory to Beneficiary).

         4.04 Peaceable Possession. Grantor's possession of the Mortgaged Property has been peaceable and undisturbed and, to Grantor's actual knowledge, the title thereto is not disputed or questioned (except for disputes or questions related to a de minimus portion of the Mortgaged Property that could not reasonably be expected to result in an impairment of the value or marketability of the Mortgaged Property), and Grantor does not know of any facts by reason of which any material adverse claim to any part of the Mortgaged Property or to any undivided interest therein might be set up or made.

                                   ARTICLE V

         5.01 Successors and Assigns Included in Parties. Whenever in this Trust Deed one of the parties hereto is named or referred to, the successors and assigns of such party shall be included, and all covenants and agreements contained in this Trust Deed by or on behalf of Grantor or by or on behalf of Beneficiary shall bind and inure to the benefit of its respective successors and assigns, whether so expressed or not.

         5.02 Headings, etc. The headings of the articles, sections, paragraphs, and subdivisions of this Trust Deed are for convenience of reference only, are not to be considered a part hereof, and shall not limit or otherwise affect any of the terms hereof.

         5.03 Invalid Provisions to Affect No Others. In case any one or more of the covenants, agreements, terms, or provisions contained in this Trust Deed or in the Loan Documents shall be invalid, illegal, or unenforceable in any respect, the validity of the remaining covenants, agreements, terms, and provisions contained herein and in the Loan Documents shall in no way be affected, prejudiced, or disturbed thereby.

         5.04 Notices. All notices, demands, requests, consents, statements, satisfactions, waivers, designations, refusals, confirmation or denials that may be required or otherwise provided for or contemplated under the terms of this Trust Deed shall be in writing, and shall be deemed to have been properly given (a) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged, or (b) one (1) business day after having been deposited for overnight delivery with Federal Express or another comparable overnight courier service, addressed as follows:

         If to Grantor:

                     Longview Fibre Company
                     300 Fibre Way,
                     Longview, Washington 98632
                     Attention:  Senior Vice President - Finance
                     Facsimile:  (360) 575-5928

         with a copy to:

                     Longview Fibre Company
                     300 Fibre Way,
                     Longview, Washington 98632
                     Attention:  Senior Vice President - Industrial Relations
                                 and General Counsel
                     Facsimile:  (360) 575-5928
         with a copy to:

                     Skadden, Arps, Slate, Meagher & Flom LLP
                     Four Times Square
                     New York, New York 10036
                     Attention:  Martha Feltenstein, Esq.
                     Facsimile:  (917) 777-2272

         If to Beneficiary:

                     Bank of America, N.A.
                     Agency Management - Mail CA5-701-05-19
                     1455 Market Street, 5th Floor
                     San Francisco, California 94103-1399
                     Attention: Anthea Del Bianco
                     Facsimile:  (415) 503-5101

         with a copy to:

                     Moore & Van Allen PLLC
                     Suite 4700
                     100 North Tryon Street
                     Charlotte, North Carolina 28202-4003
                     Attention:  Sandra M. Lazorcheck, Esq.
                     Facsimile:  (704) 331-1159

or addressed to each respective party at such other address as such party may from time to time designate by written notice to the other parties.

         5.05 Interpretation. Terms defined in the Credit Agreement shall have the same meanings when used in this Trust Deed, unless the context otherwise requires or unless otherwise defined in this Trust Deed.

         5.06 Subordination. At the option of Beneficiary, this Trust Deed shall become subject and subordinate in whole or in part (but not with respect to priority of entitlement to any insurance proceeds, damages, awards, or compensation resulting from damage to the Mortgaged Property or condemnation or exercise of power of eminent domain), to any and all contracts of sale and/or any and all Leases upon the execution by Beneficiary and recording thereof in the records of mortgages of the county where the Land is situated of a unilateral declaration to that effect.

         5.07 WAIVER OF RIGHTS TO TRIAL BY JURY. THE RIGHT TO A JURY TRIAL IN ANY ACTION UNDER OR RELATING TO THE LOAN DOCUMENTS IS HEREBY WAIVED, TO THE FULLEST EXTENT ALLOWED BY LAW.

         5.08 CHOICE OF LAW. WITH RESPECT TO MATTERS RELATING TO THE CREATION, PERFECTION AND PROCEDURES RELATING TO THE ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT TO THIS TRUST DEED, THIS TRUST DEED SHALL BE GOVERNED BY, AND BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OREGON.

         5.09 Partial Release. Beneficiary shall, upon any transfer or disposition of portions of the Land or Timber as permitted herein or in the Credit Agreement and upon Grantor's request and at Grantor's expense, promptly execute and deliver, and cause the Trustee to execute and deliver, such deeds of reconveyance, UCC partial releases and other documents necessary to fully release such Land and Timber and the Mortgaged Property relating thereto, from the liens and security interests created hereby.

         5.10 Full Reconveyance. Upon the payment or satisfaction of all obligations secured hereby and upon Grantor's request and at Grantor's expense, or upon substitution of a Mortgaged Property for the collateral set forth herein as permitted and subject to compliance by the Loan Parties with Section 6.14(b) of the Credit Agreement, Beneficiary shall request Trustee to reconvey the Mortgaged Property and shall surrender this Deed of Trust and other evidences of Secured Obligations to the Trustee, and shall promptly execute and deliver, or cause Trustee to execute and deliver, such deeds of reconveyance, UCC releases, and other documents necessary to fully release the Mortgaged Property from the liens and security interests created hereby.

                                   ARTICLE VI

         6.01 Security Interest. This Trust Deed constitutes a "security agreement" with respect to personal property within the meaning of the UCC and other applicable law and with respect to the Mortgaged Property. To this end, Grantor grants to Beneficiary a first and prior security interest in the Mortgaged Property which is personal property or fixtures to secure the payment of the Secured Obligations and performance of the Secured Obligations, and agrees that Beneficiary shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Beneficiary with respect to the Mortgaged Property which is personal property or fixtures sent to Grantor at least ten (10) days prior to any action under the UCC shall constitute reasonable notice to Grantor.

         6.02 Financing Statements. Grantor shall deliver to Beneficiary, in form and substance satisfactory to Beneficiary, such financing statements and such further assurances as Beneficiary may, from time to time, reasonably consider necessary to create, perfect and preserve Beneficiary's security interest hereunder and Beneficiary may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest. Grantor's exact name and its state of organization set forth in the first paragraph of this Trust Deed.

         6.03 Fixture Filing. This Trust Deed shall also constitute a "fixture filing" for the purposes of the UCC against all of the Mortgaged Property which is or is to become fixtures. Information concerning the security interest herein granted may be obtained at the addresses of Debtor (Grantor) and Secured Party (Beneficiary) as set forth in the first paragraph of this Trust Deed.

         6.04 Perfection. Grantor represents and warrants that (a) upon the filing of a UCC financing statement (i) with respect to all personal property (other than timber to be cut and goods that are or are to become fixtures), in the office of the Secretary of State of the State of Washington and (ii) with respect to timber to be cut and goods that are or are to become fixtures, in the office designated for the filing or recording of a record of a mortgage on the related real property, in each case naming Grantor as "debtor," naming Beneficiary as "secured party" and describing the Mortgaged Property, the security interests in the Mortgaged Property constituting personal property granted to Beneficiary will constitute perfected security interests therein prior to all other liens (except for liens expressly permitted under the Loan Documents), and (b) all filings and other actions necessary or desirable to perfect and protect such security interest have been or substantially contemporaneously herewith will be duly made or taken. Grantor will notify Beneficiary of any change in Grantor's name or jurisdiction of organization within fifteen (15) days of such change.

         6.05 Further Assurances. Grantor agrees that from time to time, at the expense of Grantor, Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Beneficiary may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Beneficiary to exercise and enforce its rights and remedies hereunder with respect to any Mortgaged Property. Without limiting the generality of the foregoing, Grantor will: (a) if an Event of Default shall have occurred, furnish to Beneficiary from time to time statements and schedules further identifying and describing the Mortgaged Property and such other reports in connection with the Mortgaged Property as Beneficiary may reasonably request, all in reasonable detail, (b) at any reasonable time, upon request by Beneficiary, exhibit the Mortgaged Property to and allow inspection of the Mortgaged Property by Beneficiary, or persons designated by Beneficiary, (c) at Beneficiary's request, appear in and defend any action or proceeding that may affect Grantor's title to or Beneficiary's security interest in all or any part of the Mortgaged Property, and (d) use commercially reasonable efforts to obtain any necessary consents of third parties to the assignment and perfection of a security interest to Beneficiary with respect to any Mortgaged Property. Grantor hereby authorizes Beneficiary to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Mortgaged Property without the signature of Grantor. Grantor agrees that a carbon, photographic or other reproduction of this Trust Deed shall be sufficient as a financing statement and may be filed as a financing statement in any and all applicable jurisdictions accepting same.

         6.06 Accounts. Except as otherwise provided in this Section 6.06, Grantor shall continue to collect, at its own expense, all amounts due or to become due to Grantor as Accounts. In connection with such collections, Grantor may take (and, at Beneficiary's direction, shall take) such action as Grantor or Beneficiary may deem necessary or advisable to enforce collection of amounts due or to become due under the Accounts; provided, however, that Beneficiary shall have the right at any time, upon the occurrence and during the continuation of an Event of Default and upon written notice to Grantor of its intention to do so, to notify the parties owing funds to Grantor of the assignment of such claims to Beneficiary and to direct such account debtors or obligors to make payment of all amounts due or to become due to Grantor thereunder directly to Beneficiary, and, upon such notification and at the expense of Grantor, to enforce collection of any amounts due and owing under such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Grantor might have done. After receipt by Grantor of the notice from Beneficiary referred to in the proviso to the preceding sentence, (a) all amounts and proceeds received by Grantor in respect of the Accounts shall be received in trust for the benefit of Beneficiary hereunder, shall be segregated from other funds of Grantor and shall be forthwith paid over or delivered to Beneficiary in the same form as so received (with any necessary endorsement) to be held as cash collateral, and
(b) Grantor shall not adjust, settle or compromise the amount or payment of any Accounts, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

         6.07 Standard of Care. The powers conferred on Beneficiary hereunder are solely to protect its interest in the Mortgaged Property and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Mortgaged Property in its possession and the accounting for moneys actually received by it hereunder, Beneficiary shall have no duty as to any Mortgaged Property or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Mortgaged Property. Beneficiary shall be deemed to have exercised reasonable care in the custody and preservation of Mortgaged Property in its possession if such Mortgaged Property is accorded treatment substantially equal to that which Beneficiary accords its own property.

                                  ARTICLE VII

         7.01 Assignment of Rents. Grantor absolutely and unconditionally assigns and transfers the Rents to Beneficiary, whether now due, past due or to become due, and gives to and confers upon Beneficiary the right, power and authority to collect, after the occurrence and during the continuance of an Event of Default, such Rents, and apply the same in accordance with the Credit Agreement. Grantor irrevocably appoints Beneficiary its agent to, at any time, demand, receive and enforce payment, to give receipts, releases and satisfactions, and to sue, either in the name of Grantor or in the name of Beneficiary, for all such Rents. Neither the foregoing Assignment of Rents to Beneficiary or the exercise by Beneficiary of any of its rights or remedies under this Trust Deed shall be deemed to make Beneficiary a "Mortgagee-in-possession" or otherwise responsible or liable in any manner with respect to the Mortgaged Property or the use, occupancy, enjoyment or operation of all or any part thereof, unless and until Beneficiary, in person or by its own agent, assumes actual possession thereof, nor shall appointment of a Receiver for the Mortgaged Property by any court at the request of Beneficiary or by agreement with Grantor or the entering into possession of the Mortgaged Property or any part thereof by such Receiver be deemed to make Beneficiary a "Mortgagee-in-possession" or otherwise responsible or liable in any manner with respect to the Mortgaged Property or the use, occupancy, enjoyment or operation of all or any part thereof.

         7.02 Collection of Rents. Notwithstanding anything to the contrary contained herein or in any of the Loan Documents, so long as no Event of Default shall have occurred and be continuing, Grantor shall have a license, revocable upon the occurrence and during the continuance of an Event of Default to collect all Rents, and to first apply the same to the Secured Obligations as and when due and thereafter to retain, use and enjoy the same and to otherwise exercise all rights with respect thereto, subject to the terms hereof. Upon the occurrence of an Event of Default, Beneficiary shall have the right, on written notice to Grantor, to terminate and revoke the license hereinafter granted to Grantor and shall have the complete right and authority then or thereafter to exercise and enforce any and all of its rights and remedies provided herein.

                                  ARTICLE VIII

         8.01 Statutory Warning.

                                    WARNING

         (a) Unless Grantor provides Beneficiary with evidence of insurance coverage as required by this Trust Deed, Beneficiary may purchase insurance at Grantor's expense to protect Beneficiary's interest. This insurance may, but need not, also protect Grantor's interest. If the Mortgaged Property becomes damaged, the coverage Beneficiary purchases may not pay any claim Grantor makes or any claim made against Grantor. Grantor may later cancel this coverage by providing evidence that Grantor has obtained coverage elsewhere.

         (b) Grantor is responsible for the cost of any insurance purchased by Beneficiary. The cost of this insurance may be added to the Secured Obligations. If the cost is added to the Secured Obligations, the interest rate on the Secured Obligations will apply to this added amount. The effective date of coverage may be the date Grantor's prior coverage lapsed or the date Grantor failed to provide proof of coverage. The coverage Beneficiary purchases may be considerably more expensive than insurance Grantor can obtain on its own and may not satisfy any need for property damage coverage or any mandatory liability insurance requirements imposed by applicable law.

         8.02 Warranty of Business Purpose. Grantor warrants that this Deed of Trust is not and will at all times continue not to be a residential trust deed (as that term is defined in ORS 86.705(3))

         8.03 Notice Pursuant to ORS 41.580.


         UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY THE LENDER CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY

         OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY THE LENDER TO BE ENFORCEABLE.


   [Remainder of this Page Intentionally Left Blank; Signatures on Next Page]

         IN WITNESS WHEREOF, Grantor has caused this Trust Deed to be executed under seal, on the day and year first above written.

                                    GRANTOR:

                                    LONGVIEW FIBRE COMPANY,
                                    a Washington corporation


                                    By:
                                       ---------------------------------------
                                    Name:
                                    Title:

STATE OF _________________ )
                           )
COUNTY OF _______________  )



         I, the undersigned Notary Public in and for said County, in said State, hereby certify that ______________, whose name as _________________ of Longview Fibre Company, a Washington corporation, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day, that being informed of the contents of the instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

         Given under my hand and official seal, this ___ day of December, 2005.



                                        -------------------------------------
                                                  NOTARY PUBLIC


My Commission Expires:


___________________________


[SEAL]

                                   EXHIBIT A
                                   ---------


                         Legal Description of Property
                         -----------------------------
                                    ("Land")


                      (__________________ County, Oregon)




                                      B-1